                                  SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [_]

Check the appropriate box:


                                       [_]Confidential, for Use of the
[_] Preliminary Proxy Statement              Commission Only (as permitted by

                                             Rule 14a-6(e)(2))

[X] Definitive Proxy Statement


[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S) 240.14a-12

                                  AVERT, INC.
                (Name of Registrant as Specified in Its Charter)

                                 NOT APPLICABLE
      (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[_] No fee required.


[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies: Common
      Stock

  (2) Aggregate number of securities to which transaction applies: 3,311,705

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: $22.00

  (4) Proposed maximum aggregate value of transaction: $72,857,510


  (5) Total fee paid: $14,571.50


  Fee paid previously by written preliminary materials


[X]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


  (1) Amount previously paid: 14,373.50 Applicable


  (2) Form, schedule or registration statement no.: Schedule 14A


  (3) Filing party: Registrant


  (4) Date filed: July 5, 2001

                               [AVERT, INC. LOGO]

                                  AVERT, INC.
                                 301 REMINGTON
                          FORT COLLINS, COLORADO 80524

                                                              July 23, 2001


Dear Shareholder:

   You are cordially invited to attend a Special Meeting of Shareholders of Avert, Inc. ("Avert") to be held at the offices of Baker & Hostetler LLP, 303 East 17th Avenue, Suite 1100, Denver, Colorado on August 17, 2001 at 9:00 a.m. local time.


   At the Special Meeting you will be asked to consider and vote upon a proposal to approve a merger agreement whereby Avert will become a wholly owned subsidiary of Automatic Data Processing, Inc. ("ADP"). In the merger, you will be entitled to receive $22.00 in cash for each share of Avert's common stock you own immediately prior to the merger.

   The board of directors has unanimously approved and adopted the merger agreement. The board of directors believes that the terms and provisions of the merger agreement and the proposed merger are fair to and in the best interests of Avert's shareholders. Therefore, the board of directors recommends that you vote in favor of the approval of the merger agreement and the transactions contemplated thereby. In reaching its decision, the board of directors considered, among other things, the written opinion of Lehman Brothers Inc., the board of directors' financial advisor, that, as of June 15, 2001, the $22.00 per share cash consideration to be offered to Avert's shareholders was fair to Avert's shareholders from a financial point of view.

   The attached notice of special meeting and proxy statement explain the proposed merger and provide specific information concerning the special meeting. Please read these materials carefully. Do not send any certificates representing Avert common stock at this time. If the merger is consummated, instructions will be mailed to you.

   The proposed merger is an important decision for Avert and its shareholders. It cannot occur unless, among other things, the merger agreement is approved by the affirmative vote of the holders of a majority of all outstanding shares of Avert common stock. Whether or not you plan to attend the special meeting, I urge you to sign, date and promptly return the enclosed proxy card to ensure that your shares will be voted at the special meeting. Failure to return an executed proxy card will constitute, in effect, a vote against approval of the merger agreement and the transactions contemplated thereby.

                                          Sincerely,

                                          /s/ Dean A. Suposs

                                          Chairman and President

   This proxy statement and proxy are being mailed to Avert's shareholders beginning on or about July 23, 2001.

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                               [AVERT, INC. LOGO]

                                  AVERT, INC.
                                 301 REMINGTON
                          FORT COLLINS, COLORADO 80524

                                                              July 23, 2001


To Our Shareholders:

   Notice is hereby given that a Special Meeting of the Shareholders of Avert, Inc. ("Avert") will be held at the offices of Baker & Hostetler LLP, 303 East 17th Avenue, Suite 1100, Denver, Colorado on August 17, 2001, at 9:00 a.m. local time, for the following purposes:


     1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger dated as of June 15, 2001, among Avert, Automatic Data Processing, Inc. ("ADP") and ADP Colorado, Inc. ("ADP Colorado"), and the related Plan of Merger, pursuant to which (a) ADP Colorado will be merged with and into Avert, with Avert as the surviving corporation, and (b) shareholders of Avert (other than ADP or any of its subsidiaries and shareholders of Avert who dissent and seek payment of the fair value of their shares) will be entitled to receive $22.00 in cash, without interest, for each share of common stock of Avert.

     2. To consider and vote upon such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

   Only shareholders of record on July 17, 2001 are entitled to notice of, and to vote at, the special meeting. Any shareholder may examine a list of Avert's shareholders of record, for any purpose related to the special meeting, during ordinary business hours at the offices of Avert, 301 Remington, Fort Collins, Colorado 80524.

   Shareholders of Avert who have given notice of their intent to assert their dissenters' rights prior to the Special Meeting and who do not vote in favor of the agreement and plan of merger will have the right to dissent and to obtain payment of the fair value of their shares if the merger is completed and they comply with the procedures set forth in Colorado law explained in the accompanying proxy statement and attached as Annex C to the accompanying proxy statement.

   The merger is described in the accompanying proxy statement, which you are urged to read carefully. Copies of the Agreement and Plan of Merger and the Plan of Merger are attached as Annex A and Annex B, respectively, to the accompanying proxy statement.

                                          By Order of the Board of Directors

                                          /s/ Dean A. Suposs

                                          Dean A. Suposs
                                          Chairman and President

                     YOU SHOULD NOT SEND STOCK CERTIFICATES
                              WITH YOUR PROXY CARD

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----
QUESTIONS AND ANSWERS ABOUT THE MERGER.....................................   1
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS..................   4
SUMMARY....................................................................   5
  Parties to the Merger....................................................   5
  Recommendation of Avert's Board Of Directors.............................   6
  Factors Considered by the Board of Directors.............................   6
  Fairness Opinion of the Financial Advisor to the Board of Directors......   6
  Effects of the Merger; Merger Consideration..............................   6
  The Special Meeting......................................................   7
  Record Date, Voting at the Special Meeting...............................   7
  Dissenters' Rights.......................................................   7
  Share Ownership of Management and Directors..............................   7
  Executives' Agreements with ADP..........................................   7
  Interests of the Executives in the Merger................................   8
  Conditions to the Merger.................................................   8
  Termination of the Merger Agreement......................................   8
  Payment of Fees and Expenses.............................................   9
  Material Federal Income Tax Consequences.................................   9
  Accounting Treatment.....................................................   9
  Financing of the Merger..................................................  10
INFORMATION CONCERNING THE SPECIAL MEETING.................................  11
  Time, Place and Date.....................................................  11
  Purpose of the Special Meeting...........................................  11
  Record Date; Voting at the Special Meeting; Quorum.......................  11
  Required Vote............................................................  12
  Action to be Taken at the Special Meeting................................  12
  Proxy Solicitation.......................................................  12
THE MERGER.................................................................  14
  Background of the Merger.................................................  14
  Reasons for the Merger...................................................  16
  Fairness Opinion of Financial Advisor to the Board.......................  17
  Interests of the Executives and Certain Other Persons in the Merger......  21
  Certain Effects of the Merger............................................  22
  Stock Exchange Listing; Federal Securities Law Consequences..............  22
  Conduct of the Business of Avert if the Merger is not Consummated........  22
  Accounting Treatment.....................................................  22
  Financing for the Merger.................................................  22
  Regulatory Matters.......................................................  23
  Certain Federal Income Tax Consequences..................................  23
  Dissenters' Rights.......................................................  24
CERTAIN PROVISIONS OF THE MERGER AGREEMENT.................................  26
  Effective Time...........................................................  26
  The Merger; Merger Consideration.........................................  26
  Payment of Merger Consideration..........................................  27
  Treatment of Stock Plans.................................................  27
  Representations and Warranties...........................................  27
  Agreements and Obligations of the Parties Pending the Effective Time.....  29
  Acquisition Proposals....................................................  29
  Directors' and Officers' Indemnification.................................  30

                                                                            Page
                                                                            ----
  Conditions to the Merger.................................................  30
  Termination..............................................................  31
  Fees and Expenses........................................................  32
EXECUTIVES' AGREEMENTS WITH ADP............................................  32
  Termination and Release Agreement........................................  32
  Employment Letters.......................................................  33
  Voting Agreement.........................................................  33
PARTIES TO THE MERGER......................................................  34
  Avert....................................................................  34
  ADP......................................................................  34
  ADP Colorado.............................................................  35
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............  36
SHAREHOLDER PROPOSALS......................................................  37
OTHER BUSINESS.............................................................  37
AVAILABLE INFORMATION......................................................  37
INDEX OF DEFINED TERMS.....................................................  38


ANNEXES

 Annex A Amended Agreement and Plan of Merger

 Annex B Plan of Merger
 Annex C Dissenters' Rights Statute
 Annex D Fairness Opinion of Financial Advisor

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHAT IS THE PROPOSED TRANSACTION?

A: ADP will acquire Avert by causing the merger of ADP Colorado into Avert, with Avert as the surviving corporation. After the merger, Avert's shares will not be publicly traded.

Q:  WHO ARE ADP AND ADP COLORADO?

A: ADP is a Delaware corporation that is one of the largest providers of computerized transaction processing, data communication, and information services in the world. ADP Colorado is owned by ADP. It was recently formed by ADP for the purpose of acquiring Avert pursuant to the proposed merger.

Q:  WHAT WILL I RECEIVE IN THE MERGER?

A: Shareholders of Avert, other than ADP and its subsidiaries and shareholders of Avert who dissent and seek payment of the fair value of their shares, will be entitled to receive $22.00 in cash, without interest, for each share of Avert common stock owned by them. The $22.00 per share merger price represents a 25.7% premium over the closing price of Avert's shares on June 15, 2001, the trading day prior to the announcement of the merger, and a 34.6% premium over the average closing price of the shares for the 60 trading days prior to the announcement.

Q: WHY IS THE BOARD OF DIRECTORS RECOMMENDING THAT I VOTE FOR THE MERGER AGREEMENT?

A: In the opinion of the board of directors, the terms and provisions of the merger agreement and the proposed merger are fair to and in the best interests of Avert's shareholders. The board of directors has accordingly unanimously approved and adopted the merger agreement and declared it advisable. To review the background and reasons for the merger in greater detail, see pages 14 through 17.


Q: HOW DID THE BOARD OF DIRECTORS MAKE SURE THE PRICE PER SHARE I WILL RECEIVE IN THE PROPOSED MERGER IS FAIR TO ME?

A: The board of directors retained legal and financial advisors to assist it in the negotiations, and received an opinion from its financial advisor that as of June 15, 2001, the date of the opinion, the $22.00 per share you are offered in the proposed merger is fair to you from a financial point of view.

Q:  WHAT ARE THE DISADVANTAGES TO ME OF MERGING AVERT WITH ADP COLORADO?

A: Following the proposed merger, the current holders of Avert's common stock, other than ADP and its subsidiaries and certain employees of Avert with stock options that will become exercisable for common stock of ADP, will no longer have the opportunity to benefit from any earnings or growth of Avert.

Q:  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A:  On or about August 17, 2001.


Q:  WHAT ARE THE ADVANTAGES TO ME OF MERGING AVERT WITH ADP COLORADO?

A: Shareholders will receive a premium over the market price of Avert, and will not face the risks associated with the implementation of Avert's post-year 2001 strategy.

Q: WHAT POTENTIAL CONFLICTS OF INTEREST DOES THE BOARD HAVE IN RECOMMENDING APPROVAL OF THE MERGER AGREEMENT?

A: Dean A. Suposs, one of the three members of the Avert board of directors, has a potential conflict of interest in recommending approval of the merger agreement because his options, currently exercisable for Avert's common stock, will convert into options that are exercisable for ADP's common stock and he will be employed by Avert following the merger. To review the factors considered by the board of directors in approving the merger agreement, see pages 16 to 17.


Q:  WHAT VOTE IS REQUIRED TO APPROVE THE PLAN OF MERGER?

A: The holders of a majority of all outstanding shares of Avert's common stock must vote to approve the merger agreement. Mr. Suposs has agreed to vote in favor of the merger and the Agreement and Plan of Merger, pursuant to an agreement with ADP. As of July 17, 2001, the record date for shareholders entitled to vote at the special meeting of shareholders, Mr. Suposs owned approximately 3.23% of Avert's outstanding common stock.


Q:  WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering the information contained in this document, please complete, sign and mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting.

Q:  WHAT DO I DO IF I WANT TO CHANGE MY VOTE?

A: Send in a later-dated, signed proxy card to Avert's Secretary before the special meeting or attend the special meeting in person and vote.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote. Your broker will contact you regarding the procedures necessary for him or her to vote your shares. Please tell your broker how you would like him or her to vote your shares. If you do not tell your broker how to vote, your shares will not be voted by your broker, which will have the effect of a vote against the proposed merger.

Q:  WHEN AND WHERE IS THE SPECIAL MEETING?

A: The special meeting will be held on August 17, 2001 at 9:00 a.m. local time, at the offices of Baker & Hostetler LLP, 303 East 17th Avenue, Suite 1100, Denver, Colorado.


Q:  WHAT IS THE EFFECT IF I DO NOT VOTE?

A: If you do not submit a proxy card or vote in person at the special meeting or if you abstain from voting, it will have the effect of a vote against the merger and the merger agreement.

Q:  WHO CAN VOTE AT THE SPECIAL MEETING?

A: Holders of Avert common stock at the close of business on July 17, 2001 may vote at the special meeting.

Q:  DO I HAVE DISSENTERS' RIGHTS?

A: Under Colorado law, you are entitled to dissenters' rights. If you do not vote in favor of the merger and you properly elect to exercise your dissenters' rights, as described under "The Merger --Dissenters' Rights" and in Annex C, you may receive payment of the "fair value" of your Avert common stock. The fair value could be equal to, less than or more than $22.00 per share.

Q:  HOW DO I GET PAID FOR MY AVERT COMMON STOCK?

A: If the merger is approved and consummated, you will be mailed instructions, which will explain how to exchange your share certificates for the merger consideration. Do not send in your stock certificates now.

Q:  WHAT ARE THE TAX CONSEQUENCES TO SHAREHOLDERS OF THE MERGER?

A: Your receipt of cash in the merger will be taxable to you and you will recognize a gain or loss in an amount equal to the difference between the adjusted tax basis of your shares and the amount of cash you receive in the merger as you would for any open market or other sale of your shares for cash.

                               ----------------

                       WHO CAN HELP ANSWER MY QUESTIONS?

        If you have more questions about the merger, you should contact:

                                 Dean A. Suposs
                                 301 Remington
                          Fort Collins, Colorado 80524
                                 (800) 367-5933

                                       or

                                Robert M. Fraina
                             D. F. King & Co., Inc.
                                77 Water Street
                            New York, New York 10005
                                 (212) 493-6941

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

   This proxy statement contains certain forward-looking statements and information relating to Avert that are based on the beliefs of management as well as assumptions made by and information currently available to Avert. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts, including statements regarding the completion of the proposed merger. When used in this document, the words "anticipate," "believe," "estimate," "expect," "plan," "intend," "project," "predict," "may," and "should" and similar expressions, are intended to identify forward-looking statements. Such statements reflect the current view of Avert with respect to future events, including the completion of the proposed merger, and are subject to numerous risks, uncertainties and assumptions. Many factors could cause the actual results, performance or achievements of Avert to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others:


  .  the failure of Avert shareholders to approve the merger agreement;

  . a material adverse change in the business operations, financial condition or prospects of Avert or its subsidiaries or in ADP's ability to close the merger;

  .  failure of Avert or ADP to satisfy other conditions to the merger; and

  . Avert's ability to continue to attract and retain highly-skilled technical and management personnel in an intensely competitive market.

   Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, planned or intended. Avert does not intend, or assume any obligation, to update these forward-looking statements to reflect actual results, changes in assumptions or changes in the factors affecting such forward-looking statements.

                                    SUMMARY

   This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the proposal fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document, including the Annexes, and the other documents to which this document refers. We have included page references parenthetically to direct you to a more complete description of each topic presented in this summary. The Agreement and Plan of Merger, as amended, and the Plan of Merger are attached as Annex A and Annex B, respectively, to this proxy statement. We encourage you to read these documents as they are the legal documents that govern the merger.


Parties to the Merger (Page 34)


Avert
Avert, Inc.
301 Remington, Fort Collins, Colorado 80524
(970) 484-7722

   Avert provides Internet-based customizable, employment screening solutions to help companies match the right person with the right role. Avert does this by verification of job applicant background information and ongoing criminal and drug screening as well as assessment testing. The employee background reports are obtained through source document retrieval, public record database searches, Avert databases, and a national network of couriers (engaged on an independent contractor basis) developed and managed by Avert since its incorporation. Partners and their network of clinics deliver the drug screening services. Assessment testing is provided online or in person via an assessment test from AdvantageIS. Background checking services currently consist of criminal records, workers' compensation histories, driving records, employment and personal reference checks, credit histories, social security number validations, name and address verification, education and credential verifications and employment application forms.

ADP
Automatic Data Processing, Inc.
One ADP Boulevard
Roseland, New Jersey, 07068
(973) 974-5000

   ADP is one of the largest providers of computerized transaction processing, data communication and information services in the world. ADP's employer services offer a comprehensive range of payroll, human resources, benefits administration, time and attendance, tax filing and reporting, professional employer organization, compliance management and retirement plan services to employers in the United States, Canada, Europe and Latin America. ADP's brokerage services provide securities transaction processing, broker productivity applications and investor communication services to the financial services industry. ADP's dealer services provide e-business and integrated computing solutions for motor vehicle retailers and their manufacturers worldwide. ADP's claims services offer a broad line of claims information products to property and casualty insurance companies, claim adjusters, repair shops and auto parts recycling facilities.


ADP Colorado
ADP Colorado, Inc.
One ADP Boulevard
Roseland, New Jersey, 07068
(973) 974-5000

   ADP Colorado, Inc. is a Colorado corporation that is wholly owned by ADP. ADP formed ADP Colorado in May, 2001 to be merged with and into Avert.

Recommendation of Avert's Board of Directors

   The board of directors is comprised of Dean A. Suposs, who will continue to be employed by Avert after the date of the merger, and two independent directors. The board of directors unanimously approved and adopted the merger agreement. The board of directors recommends that you vote to approve the merger agreement and the transactions contemplated thereby. The board of directors believes that the merger and the terms and provisions of the merger agreement, including the $22.00 per share cash purchase price, are fair to and in the best interests of Avert's shareholders.

Factors Considered by the Board of Directors (see Page 16)


   In reaching its decision to approve and recommend approval of the merger agreement, the board of directors considered a number of factors, including the following:

  . the fact that implementation of Avert's business plan may be subject to declining usage by large and small technology companies because of the impact of the economic downturn, both nationally and internationally, on the human resources industry;

  . the $22.00 per share in cash would represent an 18% premium over the closing price of Avert's common stock on the trading day prior to the Board's approval of the merger and a 34.7% premium over the average closing price of the shares for the 60 trading days prior to such approval;


  . the volatility of and other factors affecting the stock market in general and the market for Avert's stock in particular (including the information technology services sector) make it impossible to predict with any certainty the future market price for Avert stock;

  . the written opinion of Avert's financial advisor, Lehman Brothers, delivered to the board of directors to the effect that as of the date of the opinion (June 15, 2001) the $22.00 per share to be offered to Avert shareholders in the merger was fair to such shareholders from a financial point of view; and

  . the likelihood that the conditions to the Merger will be satisfied, including compliance with regulatory requirements and the fact that the obligations of ADP are not conditioned upon obtaining any financing.

   Additional factors considered by the board of directors are set forth on Page 16.


Fairness Opinion of the Financial Advisor to the Board of Directors (see Page 17 and Annex D)


   Lehman Brothers delivered to the board of directors a written opinion dated June 15, 2001 that, as of such date and based upon and subject to the various considerations, assumptions and limitations stated therein, the $22.00 per share cash consideration to be offered to the holders of Avert's common stock in connection with the merger was fair to such shareholders.

Effects of the Merger; Merger Consideration (see Page 22)


   Upon consummation of the merger:

  . ADP Colorado will be merged with and into Avert, with Avert continuing as the surviving corporation and becoming a subsidiary of ADP;

  . Each share of Avert common stock outstanding at the date and time the merger becomes effective, other than shares held by ADP and its subsidiaries, and shares held by Avert shareholders, if any, who properly exercise their dissenters' rights under Colorado law, will be converted into the right to receive $22.00 in cash, without interest;

  .  Holders of Avert common stock will no longer have any interest in Avert;

  . Options held by employees of Avert will fully vest on the effective date of the Merger and become exercisable for common stock of ADP based on the closing price of ADP shares on the closing date of the merger; and

  . Avert shares will be delisted from the Nasdaq National Market, and there will be no public market for the shares.

The Special Meeting (see Page 11)


   The special meeting will be held at 9:00 a.m. local time on August 17, 2001, at the offices of Baker & Hostetler LLP, 303 East 17th Avenue, Suite 1100, Denver, Colorado. At the special meeting shareholders will be asked to consider and vote upon the approval of the merger of ADP Colorado into Avert, after which Avert would become a subsidiary of ADP, and the merger agreement relating thereto.


Record Date, Voting at the Special Meeting (Page 11)


   You are entitled to vote at the special meeting if you owned Avert shares as of the close of business on the record date of July 17, 2001. On the record date, there were 3,311,705 shares of common stock entitled to vote at the special meeting. Shareholders will have one vote at the special meeting for each share of common stock they owned on the record date.


   The affirmative vote of at least a majority of the outstanding shares of Avert common stock is required to approve the merger agreement.

Dissenters' Rights (Page 24)


   Avert is incorporated under Colorado law. Under Colorado law, any Avert shareholder who does not vote in favor of the adoption of the merger agreement and who properly exercises his or her dissenters' rights will be entitled to receive fair value of his or her Avert shares. In order to receive the fair value for their shares, dissenting Avert shareholders must:

  .  not vote in favor of the merger;

  . deliver to Avert prior to a vote on the merger a written notice of their intent to demand fair value for their shares; and

  . strictly follow the other requirements of Article 113 of the Colorado Business Corporation Act, a copy of which is attached hereto as Annex C.

   Any Avert shareholder who wishes to submit a notice of intent to demand payment of the fair value of his or her Avert shares must deliver, prior to a vote on the merger at the special meeting, the written notice to Avert, Inc., 301 Remington, Fort Collins, Colorado 80524, Attention: Secretary.

Share Ownership of Management and Directors (Pages 12 and 36)


   On the record date, directors and executive officers owned and are entitled to vote 397,241 (approximately 12%) of the outstanding shares of Avert common stock. Of these shares, 106,889 (approximately 3.23%) were owned by Dean A. Suposs and his spouse. Mr. Suposs is contractually required by ADP to vote his shares in favor of the merger agreement and the merger. Each director and executive officer has expressed an intent to vote his or her shares in favor of the merger and the merger agreement. As a result of the voting agreement and those present intentions, the affirmative vote of an additional 1,258,612 shares will be required to satisfy the voting requirement.


Executives' Agreements with ADP (Page 32)


   A condition imposed by ADP to the merger, which has been satisfied, is that Dean A. Suposs and Jerry Thurber enter into termination and release agreements with Avert. In addition, Mr. Suposs and Mr. Thurber must accept employment with the surviving corporation on the terms set forth in an employment letter provided by ADP. Jamie M. Burgat, Avert's Vice President of Operations, entered into similar agreements.

Interests of the Executives in the Merger (Page 21)


   The executives have interests in the merger that are different from, or in addition to, your interests as shareholders. These include:

  . options held by the executives that currently are exercisable for Avert common stock will be exercisable for ADP common stock post merger;

  .  employment post merger for Mr. Suposs, Mr. Thurber and Ms. Burgat; and

  . continued indemnification and liability insurance for Avert directors and officers.

Conditions to the Merger (Page 30)


   The merger will be completed if a number of conditions are met (or, where permitted, waived), including the following:

  .  The shareholders of Avert adopt the merger agreement;

  .  The relevant waiting period imposed under the antitrust laws expires;

  . The representations and warranties of each party are true and correct in all material respects as of the date of the merger agreement and as of the closing date, including the representation that there has not been a material adverse change in Avert's business since December 31, 2000; and

  . Each party performs in all material respects all obligations required to be performed by it under the merger agreement at or prior to the effective time of the merger.

   In addition, ADP has the right to not consummate the merger if:

  . All material contractual consents required in connection with the merger are not obtained;

  .  A law, injunction or order prohibits the transaction;

  . The holders of 10% or more of Avert's common stock have exercised their dissenters' rights under Colorado law;

  . Litigation is pending against Avert that could reasonably be expected to have a material adverse effect on Avert or ADP; and

  . The termination and release agreements and the employment letters executed by each of Dean A. Suposs and Jerry Thurber are no longer in effect or either Mr. Suposs or Mr. Thurber has died, become disabled or incapacitated or otherwise is unable to perform his duties as an officer of the surviving corporation.

   In some instances, a condition to completion of the merger can be waived, but only if the party entitled to assert that condition agrees to waive it.

Termination of the Merger Agreement (Page 31)


   ADP and Avert may mutually agree to terminate the merger agreement at any time. In addition, either party may terminate the merger agreement if:

  .  The parties do not complete the merger by November 30, 2001;

  .  Avert's shareholders do not adopt the merger agreement;

  . A law or regulation makes the transaction illegal or any order or injunction permanently prohibits the transaction; or

  . The other party breaches its representations, warranties, agreements or obligations under the merger agreement in any material respect and does not or cannot cure the breach.

   In addition, Avert may terminate the merger agreement if:

  . prior to the shareholders' approval of the merger, Avert's board of directors approves and Avert enters into an agreement providing for the implementation of a proposal that is more favorable to Avert's shareholders from a financial point of view than the merger, as determined by Avert's board of directors in the manner set forth in the merger agreement.

Payment of Fees and Expenses (Page 32)


   Whether or not the merger is consummated, and except as provided below, all fees and expenses incurred in connection with the merger will be paid by the party incurring the expenses.

   Avert must pay ADP a termination or "break-up" fee of $3.25 million, plus up to $1 million to reimburse ADP for its out-of-pocket expenses, if the merger agreement is terminated by Avert because, before approval by Avert's shareholders of the merger, Avert's board of directors approves and Avert enters into an agreement providing for the implementation of a proposal that is more favorable to Avert's shareholders from a financial point of view than the merger, as determined by Avert's board of directors in the manner set forth in the merger agreement.

   In addition, Avert must pay the foregoing break-up fee and expenses if Avert's shareholders fail to approve the merger agreement and the merger or Avert breaches its covenants or agreements under the merger agreement in any material respect and does not or cannot cure the breach; provided, that Avert shall not be obligated to pay such fee or expenses unless (i) at the time of the shareholder meeting or on the date that ADP terminates the merger agreement because of breaches by Avert of its covenants or obligations, Avert has received a bona fide alternative acquisition proposal or a third party has made or publicly announced its intention to make a bona fide acquisition proposal, and (ii) within 18 months after the termination of the merger agreement, Avert enters into a definitive agreement providing for an alternative acquisition proposal with any third party or an alternative acquisition proposal is consummated with any third party.

   Expenses incurred in connection with the filing fee for this proxy statement, printing and mailing the proxy materials and the filing fee under the antitrust laws shall be shared equally by ADP and Avert.

Material Federal Income Tax Consequences (Page 23)


   The receipt of cash by an Avert shareholder pursuant to the merger will be a taxable transaction for federal income tax purposes and may also be taxable under applicable state, local and foreign income and other tax laws. As with any other sale of shares for cash, a shareholder will recognize a gain or loss in an amount equal to the difference between the adjusted tax basis of his or her Avert common stock and the amount of cash received in exchange therefor in the merger. Such gain or loss will be a capital gain or loss if the Avert common stock is a capital asset in the hands of the shareholder and will be a long-term capital gain or loss if the holding period exceeds one year.

Accounting Treatment (Page 22)


   The merger will be treated by ADP as a "purchase" for accounting purposes.

Financing of the Merger (Page 22)


   ADP intends to fund the aggregate merger consideration to Avert's shareholders, including amounts payable with respect to non-employee directors' outstanding stock options, and to pay related fees, expenses and other transaction costs of ADP, through cash on hand. The merger is not conditioned on obtaining financing.

                   INFORMATION CONCERNING THE SPECIAL MEETING

Time, Place and Date

   This proxy statement is furnished in connection with the solicitation by the board of directors (the "Board") of Avert from the holders of shares of common stock, without par value, of Avert of proxies for use at a Special Meeting of Shareholders (the "Special Meeting") to be held at 9:00 a.m. local time, on August 17, 2001, at the offices of Baker & Hostetler LLP, 303 East 17th Avenue, Suite 1100, Denver, Colorado, or at any adjournments or postponements thereof, pursuant to the enclosed Notice of Special Meeting of Shareholders.


Purpose of the Special Meeting

   At the Special Meeting, the Avert shareholders will be asked to consider and vote upon the proposal to approve the Agreement and Plan of Merger dated June 15, 2001, among ADP Colorado, Inc. ("ADP Colorado"), Avert and Automatic Data Processing, Inc. ("ADP"), as amended, and the merger contemplated thereby. Copies of the Agreement and Plan of Merger, as amended, and the Plan of Merger are attached hereto as Annex A and Annex B, respectively and are referred to herein as the "Merger Agreement." The Merger Agreement provides for the merger of ADP Colorado with and into Avert (the "Merger"), with Avert as the surviving corporation (the "Surviving Corporation"). Pursuant to the Merger Agreement, each outstanding share of common stock (other than any shares held by ADP or any of its subsidiaries and any shares held by shareholders of Avert who perfect their rights under Colorado law to dissent from the Merger and seek payment of the fair value of their shares (the "Dissenting Shareholders")) will be converted into the right to receive $22.00 per share in cash, without interest (the "Merger Consideration").


   The Board is comprised of Stephen C. Fienhold, Stephen D. Joyce (the "Independent Directors") and Dean A. Suposs. Mr. Suposs will continue to be employed by Avert after the Merger and his options that are exercisable for common shares of Avert will convert into options that are exercisable for common shares of ADP. Neither of the Independent Directors is an employee of Avert, and neither of the Independent Directors will have any continuing equity interest in the Surviving Corporation. Each of the Independent Directors holds options that are exercisable for common shares of Avert. Upon the Merger, these options will convert into the right to receive the Merger Consideration less the exercise price for such shares. At a meeting held on June 15, 2001, the Board unanimously approved the Merger Agreement, concluded that the terms and provisions of the Merger Agreement are advisable, that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of the holders of Avert common stock, and approved a recommendation that the shareholders of Avert approve the Merger Agreement and the transactions contemplated thereby.

   The Board unanimously recommends that shareholders vote for approval of the Merger Agreement and the transactions contemplated thereby.

Record Date; Voting at the Special Meeting; Quorum

   The Board has fixed the close of business on July 17, 2001 as the record date (the "Record Date") for the Special Meeting. Only shareholders of record as of the close of business on the Record Date will be entitled to notice of and to vote at the Special Meeting.

   As of the close of business on the Record Date, Avert had outstanding 3,311,705 shares of common stock, held of record by approximately 150 registered holders. Holders of the common stock are entitled to one vote per share. The presence in person or by proxy of the holders of not less than a majority of the outstanding common stock entitled to vote at the Special Meeting constitutes a quorum. Broker non-votes and shares as to which a shareholder abstains will be included in determining whether there is a quorum at the Special Meeting.

Required Vote

   Under Colorado law, the Merger Agreement must be approved by the affirmative vote of the holders of a majority of the outstanding shares of common stock. The affirmative vote of 1,655,853 shares of common stock will be necessary to satisfy this voting requirement. As of the Record Date, the directors and executive officers of Avert owned and were entitled to vote 397,241 shares of common stock in the aggregate, representing approximately 12% of the outstanding shares of common stock. Dean A. Suposs has entered into a voting agreement with ADP (the "Voting Agreement"), which provides, among other things, that he will vote his shares in favor of the Merger Agreement and the transactions contemplated thereby. See "Executives' Agreements with ADP." The directors and executive officers of Avert have expressed an intent to vote in favor of the merger and the merger agreement. As a result of these agreements and present intentions, the affirmative vote of an additional 1,258,612 shares will be required to satisfy the voting requirement.


   Because Colorado law requires the Merger Agreement to be approved by the affirmative vote of the holders of a majority of the outstanding shares of common stock, failure to return an executed proxy card or to vote in person at the Special Meeting or abstaining from the vote will constitute, in effect, a vote against approval of the Merger Agreement and the transactions contemplated thereby for purposes of Colorado law. Similarly, broker non-votes will have the same effect as a vote against approval of the Merger Agreement and the transactions contemplated thereby.

Action to be Taken at the Special Meeting

   The enclosed proxy card is solicited on behalf of the Board. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to its exercise, either by filing with Avert's Secretary at Avert's principal executive offices a written revocation or a duly executed proxy bearing a later date or by voting in person at the Special Meeting. Attendance at the Special Meeting without casting a ballot will not, by itself, constitute revocation of a proxy. Any written notice revoking a proxy should be sent to Avert, Inc., 301 Remington, Fort Collins, Colorado 80524, Attention: Secretary.

   All shares of Avert common stock represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, unless previously revoked, will be voted at the Special Meeting in accordance with the instructions on the proxies. Unless contrary instructions are indicated, proxies will be voted "FOR" the approval of the Merger Agreement and the transactions contemplated thereby. As explained below in the section entitled "The Merger--Dissenters' Rights," a vote in favor of the Merger Agreement means that the shareholder owning those shares will not have the right to dissent and seek appraisal of the fair value of such shareholder's shares.

   Avert does not know of any matters, other than as described in the Notice of Special Meeting of Shareholders, that are to come before the Special Meeting. If any other matters are properly presented at the Special Meeting for action, including, among other things, consideration of a motion to adjourn such meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies or allowing additional time for the satisfaction of conditions to the Merger), the persons named in the enclosed proxy card and acting thereunder generally will have discretion to vote on such matters in accordance with their best judgment. Notwithstanding the foregoing, the persons named in the enclosed proxy card will not use their discretionary authority to use proxies voting against the Merger to vote in favor of adjournment or postponement of the Special Meeting. The Merger is also subject to a number of additional conditions. See "The Merger Agreement--Conditions to the Merger."

Proxy Solicitation

   The cost of preparing the Notice of Special Meeting of Shareholders and the enclosed proxy card will be borne by Avert. The cost of assembling and mailing this proxy statement, the Notice of Special Meeting of

Shareholders and the enclosed proxy card will be shared equally by Avert and ADP. Avert is requesting that banks, brokers and other custodians, nominees and fiduciaries forward copies of the proxy material to their principals and request authority for the execution of proxies. Avert and ADP may reimburse such persons for their expenses in so doing. In addition to the solicitation of proxies by mail, the directors, officers and employees of Avert and its subsidiaries may, without receiving any additional compensation, solicit proxies by telephone, facsimile, telegram or in person. In addition, Avert has retained D. F. King, 77 Water Street, New York, New York 10005, (212) 493-6941, to assist Avert in the solicitation of proxies from brokerage firms and other custodians, nominees and fiduciaries. D. F. King will be paid a fee estimated at $10,000, plus reimbursement of expenses.

   No person is authorized to give any information or make any representation not contained in this proxy statement, and if given or made, such information or representation should not be relied upon as having been authorized.

   Avert shareholders should not send any certificates representing shares of common stock with their proxy card. If the Merger is consummated, the procedure for the exchange of certificates representing shares of common stock will be as set forth in this proxy statement. See "Certain Provisions of the Merger Agreement--Payment of Merger Consideration" on Page 27.


   The matters to be considered at the Special Meeting are of great importance to you. We urge you to read and carefully consider the information presented in this document, and to complete, date, sign and promptly return the enclosed voting form in the enclosed postage-paid envelope.

                                   THE MERGER

Background of the Merger

   During March, April and May of 1997 representatives of ADP and Avert held numerous telephone conversations to discuss the potential marketing by ADP of Avert's products and services to ADP's customer base through the ADP sales force. In July 1997 ADP and Avert entered into an agreement for a pilot program pursuant to which ADP would sell Avert's products and services in the Boston, Massachusetts and Rhode Island areas. The pilot program proved to be successful, and in November 1997 at a meeting to discuss the results of the pilot program, a representative of ADP raised the subject of ADP possibly purchasing a minority equity interest in Avert. Although Avert indicated that such a relationship might be acceptable, in February 1998 ADP determined that it did not wish to own a minority interest. In May 1998 ADP and Avert expanded their pilot program to include Chicago, Illinois. In October 1998 ADP again raised the subject of acquiring an interest in Avert, this time suggesting that it might be willing to acquire all of Avert in the range of $6.50 to $7.50 per share.

   From October, 1998 until January 18, 1999, Avert, through its then financial advisor, The Wallach Company, pursued discussions with ADP and seven other potential strategic merger partners. After preliminary discussions, only ADP and one other company expressed any serious interest in an acquisition of Avert. As a result of those discussions, the per share price that could be obtained by Avert's shareholders appeared to be in the range of $7.00-$8.50. On January 18, 1999, the Board met and concluded that Avert's shareholders would recognize greater value if Avert continued to operate as a stand alone company and terminated these discussions.

   On May 6, 1999 Avert and the Emerging Business Services division of ADP entered into a marketing agreement wherein ADP agreed to sell certain of Avert's employment screening and verification products and services to current and potential clients of ADP. Avert agreed to pay ADP a percentage of the revenues generated pursuant to those sales. Avert entered into a similar marketing agreement with the Major Accounts division of ADP on July 9, 1999.

   In 2000 Avert and the Emerging Business Services Division of ADP entered into a marketing agreement wherein Avert agreed to market and promote ADP payroll and payroll related tax filing data processing services on Avert's business-to-business electronic commerce site. ADP agreed to pay Avert a one-time fee, determined as a percentage of revenues, for each Avert user who purchased ADP's services.

   In January 2000 the President of Avert met with a representative of Lehman Brothers to discuss the possibility of Lehman Brothers commencing coverage of Avert by Lehman Brothers' stock analysts. The discussion also involved Lehman Brothers acting as Avert's investment banker to the extent Avert had need for an investment banker.

   Beginning in February and March of 2000 Avert received several inquiries from companies regarding Avert's interest in merging. Representatives of Avert engaged in discussions with two such companies. As a result of those discussions, in April 2000 Avert engaged Lehman Brothers as its investment banker to perform a valuation of Avert and to evaluate strategic merger partners. Lehman Brothers was asked to contact the investment bankers representing both companies that had indicated an interest and Lehman Brothers did so and began preparation of a disclosure document to be furnished to those companies as well as any other companies that indicated an interest together with a nondisclosure agreement.

   Lehman Brothers finished preparation of the disclosure document in May of 2000, and in May, June and July of 2000 began to make contact with a group of companies targeted as the best strategic merger partners for Avert. By this time, however, the stock market had declined precipitously, and merger and acquisition activity was declining rapidly. No company contacted by Lehman Brothers expressed an interest in acquiring Avert.

The two companies that had expressed an interest in February and March did not withdraw from the discussions but further discussions with them were delayed until the end of 2000 and the beginning of 2001.

   In May 2000 a representative of ADP again suggested acquiring a minority interest in Avert through the possible purchase by ADP of newly issued convertible preferred stock of Avert. During August 2000 discussions were held between Avert and representatives of ADP. Discussions continued through October 2000.

   In December 2000 representatives of a small capitalization public company contacted the President of Avert and expressed an interest in acquiring Avert in a stock for stock merger. This concept was discussed with the Board on December 29, 2000, and the Board directed the President to engage Lehman Brothers to evaluate the concept. In February 2001 Avert determined not to pursue discussions with that company, believing that the discussions with ADP described below provided a better opportunity and that the stock of ADP was more attractive than the stock of that company.

   In January 2001 representatives of ADP advised Avert that it would not pursue owning a minority interest in Avert through convertible stock and inquired whether Avert would consider a complete purchase of the company. After consultation with the Board, the President of Avert advised ADP that it would consider such an offer provided that it was fair to the Avert shareholders. ADP indicated that it was considering an offer in the $16-18 per share range. Avert advised ADP it believed that range was too low but would continue discussions and permit ADP to perform a due diligence review of Avert. Avert also advised Lehman Brothers in January 2001 that these discussions were ongoing and to be alert to a need to evaluate any proposal from ADP.

   In January 2001 one of the companies that had approached Avert in the Spring of 2000 again contacted Avert, and a meeting was held with representatives of that company in January 2001. As result of that meeting Avert instructed Lehman Brothers to contact representatives of the other company. That company was permitted to commence due diligence on Avert. That company ultimately required an exclusive right to negotiate with Avert. Given the preliminary purchase price indications, Avert declined that requirement and no further discussions were held with that company.

   After February 2001 Avert held discussions only with ADP and continued the negotiations begun in January 2001 with ADP.

   The initial discussions with ADP was for a stock for stock merger and numerous negotiations were held between January and early April 2001 at which a potential exchange ratio was discussed. During these negotiations ADP continued its due diligence review of Avert.

   On April 4, 2001 representatives of ADP advised the President of Avert that ADP would no longer consider a stock for stock merger but that it would consider only a cash merger. Negotiations between the parties resulted in ADP initially suggesting $21 per share. Avert was unwilling to pursue discussions at that price. Finally, in April 2001 ADP and Avert reached a tentative understanding at $22 per share, subject to ADP's completion of its due diligence and the negotiation of an acceptable merger agreement and related documents. From April until June 15th the parties engaged in negotiation of the merger agreement.

   On June 13, 2001 the Board of Avert met to discuss the proposed merger and evaluate the terms thereof. On June 15, 2001 the Board again met to hear the presentation by Lehman Brothers of its evaluation of the proposed merger and its assessment of the fairness of the merger to the shareholders of Avert from a financial point of view. At that meeting Lehman Brothers presented its oral and written opinion that the Merger was fair to the shareholders of Avert from a financial point of view. Following that presentation the Board adopted and approved the Merger Agreement and the Merger. Avert and ADP executed and delivered the Merger Agreement after the close of the market on June 15, 2001. The signing of the Merger Agreement was publicly announced by ADP and Avert on June 18, 2001.

Reasons for the Merger

   The Board of Avert believes that the Merger Consideration offers the best price reasonably available to the shareholders of Avert. In reaching its conclusions with respect to the Merger Consideration, the Merger and the Merger Agreement, the Board considered a number of factors, including the following:

  . The fact that implementation of Avert's business plan may be subject to declining usage by large and small technology companies because of the impact of the economic downturn, both nationally and internationally, on the human resources industry;

  . The fact that implementation of Avert's business plan is subject to potential competitive pressure from large and small competitors;

  . The $22 per share in cash would represent an 18% premium over the closing price of Avert's common stock on the trading day prior to the Board's approval of the merger and a 34.7% premium over the average closing price of Avert's common stock for the 60 trading day period prior to such approval of the Merger;


  . The volatility of and other factors affecting the stock market in general and the market for Avert's stock in particular (including the Internet business services sector) makes it impossible to predict future market prices for Avert's stock;

  .  The low average daily trading volume for Avert common stock;

  . The Board's belief that it is unlikely that any other party would propose an acquisition or strategic business combination that would be more favorable to Avert and its shareholders, based upon the fact that
     (i) Avert's financial advisor actively sought and evaluated potential strategic alternatives to advance shareholder value, (ii) management had pursued in good faith alternatives that had been identified and (iii) discussions with other parties had led to a determination that no such party was willing or able to make a more favorable offer for Avert;

  . The presentation of Avert's financial advisor, Lehman Brothers, at the meeting of the Board of Directors held on June 15, 2001 and a written opinion of Lehman Brothers delivered to the Board on June 15, 2001 to the effect that as of the date of such opinion the $22.00 per share to be received by the Avert shareholders was fair to them from a financial point of view;

  . The fact that the ADP distribution system provided a strategic fit for the distribution of Avert products that made Avert more valuable to ADP than other potential suitors;

  . The Board's belief that the Merger is fair to and in the best interests of the shareholders of Avert and that no higher price could be negotiated with ADP;

  . The other terms and conditions of the Merger Agreement, including the fact that the Merger Agreement allows the Board to terminate the Merger Agreement upon payment of a breakup fee, in order to accept a bona fide proposal reasonably expected to lead to an acquisition, merger or business combination or similar transaction that the Avert Board determines in good faith after consultation with its financial and other advisors to be more favorable to Avert and its shareholders than the merger with ADP;

  . The likelihood that the Merger will be consummated, including the fact that the obligations of ADP are not conditioned upon obtaining any financing; and

  . The fact that stock prices for Internet business services companies suffered a precipitous decline since March of 2000 and that the price of Avert had not declined to the same extent, rendering other potential suitors unwilling to consider an offer for Avert.

The foregoing factors considered by the Board are not intended to be exhaustive, but include the material factors considered. In view of the variety of factors considered in connection with its evaluation of the merger and the offer price, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendations, and individual directors may have given differing weights to different factors.

Fairness Opinion of Financial Advisor to the Board

   On April 26, 2000, the Board engaged Lehman Brothers to act as its financial advisor with respect to evaluating potential strategic merger partners. On June 15, 2001, Lehman Brothers rendered its oral and written opinion to the Board, with respect to the acquisition of Avert by ADP, that as of such date and, based upon and subject to certain matters stated therein, from a financial point of view, the consideration to be offered to the shareholders of Avert in the Merger is fair to such shareholders.

   The full text of Lehman Brothers' written opinion, dated June 15, 2001 (the "Lehman Brothers Opinion") is attached as Annex D to this Proxy Statement. Shareholders may read such opinion for a discussion of the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Lehman Brothers in rendering its opinion. The following is a summary of the Lehman Brothers Opinion and the methodology that Lehman Brothers used to render its fairness opinion.

   Lehman Brothers' advisory services and opinion were provided for the information and assistance of the Board in connection with its consideration of the Merger. The Lehman Brothers Opinion is not intended to be and does not constitute a recommendation to any shareholder of Avert as to how such shareholder should vote in connection with the Merger. Lehman Brothers was not requested to opine as to, and the Lehman Brothers Opinion does not address, Avert's underlying business decision to proceed with or effect the Merger.

   In arriving at its opinion, Lehman Brothers reviewed and analyzed:

     (1) the Merger Agreement and the specific terms of the Merger;

     (2) publicly available information concerning Avert that Lehman Brothers believed to be relevant to its analysis, including Avert's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and Avert's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

     (3) financial and operating information with respect to the business, operations and prospects of Avert furnished to Lehman Brothers by Avert;

     (4) a trading history of Avert common shares from June 13, 1998 to June 13, 2001 and a comparison of that trading history with those of other companies that Lehman Brothers deemed relevant;

     (5) a comparison of the historical financial results and present financial condition of Avert with those of other companies that Lehman Brothers deemed relevant;

     (6) the results of efforts to solicit indications of interest from third parties with respect to a purchase of Avert; and

     (7) a comparison of the financial terms of the Merger with the financial terms of certain other transactions that Lehman Brothers deemed relevant.

   In addition, Lehman Brothers had discussions with the management of Avert concerning its business, operations, assets, financial condition and prospects and undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.

   In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by Lehman Brothers without assuming any responsibility for independent verification of such information and further relied upon the assurances of the management of Avert that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of Avert, upon advice of Avert,

Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Avert as to the future financial performance of Avert and that Avert will perform substantially in accordance with such projections. In arriving at its opinion, Lehman Brothers conducted only a limited physical inspection of the properties and facilities of Avert and did not make or obtain any evaluations or appraisals of the assets or liabilities of Avert. The Lehman Brothers Opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of such opinion.

   In connection with rendering its opinion, Lehman Brothers performed certain financial, comparative and other analyses as described below. In arriving at its opinion, Lehman Brothers did not ascribe a specific range of value to Avert, but rather made its determination as to the fairness, from a financial point of view, to the shareholders of Avert of the consideration to be offered by ADP in the Merger on the basis of financial and comparative analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances, and therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Avert. None of Avert, Lehman Brothers, or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses were not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

   The following is a summary of the material financial analyses used by Lehman Brothers in connection with providing its opinion to the Board. Certain of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Lehman Brothers, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Accordingly, the analyses listed in the tables and described below must be considered as a whole. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the Lehman Brothers Opinion.

 Discounted Cash Flow Analysis

   As part of its analysis, Lehman Brothers prepared a five-year discounted after-tax cash flow model that was based upon financial projections prepared by the management of Avert. Lehman Brothers used after-tax discount rates of 12% to 14% and a terminal value based on a range of multiples of estimated revenues in 2005 of 1.0x to 2.0x. Based on these discount rates and terminal values, Lehman Brothers calculated the implied equity value per share of Avert common share at approximately $16.65 to $27.32.

 Selected Transaction Analysis

   Lehman Brothers reviewed certain publicly available information on 23 transactions (assuming 100% acquisition of the target) with transaction values ranging from $50 million to $500 million that occurred between June 13, 1999 and June 13, 2001 and involved target companies that Lehman Brothers deemed comparable to Avert. Out of the 23 transactions, Lehman Brothers based its valuation analysis on seven all cash transactions. The following transactions were included in Lehman Brothers' analysis:

   Announcement Date             Acquiror                           Target
   -----------------             --------                           ------
   5/25/01             TMP Worldwide Inc.           Jobline International AB
   9/27/00             Dimension Data Holdings plc  TimeBridge Technologies Inc.
   3/27/00             Cahners Business Information CMD Group
   3/23/00             The Thomson Corporation      Dialog Corporation plc--
                                                    Online Information Business Division
   2/28/00             Getty Images, Inc.           Visual Communications Group
   8/12/99             WPP Group                    IntelliQuest Information Group, Inc.
   7/30/99             Pearson plc                  Thomson Financial Securities Management

   For all of these transactions, relevant publicly available multiples were analyzed, including enterprise value (as defined below) divided by the latest 12 months ("LTM") revenues, revenues less direct cost associated with revenues ("gross profit"), and earnings before interest, taxes, depreciation and amortization ("EBITDA"). The enterprise value was obtained by adding the implied equity value and short and long-term debt and subtracting its cash and cash equivalents balance as of the transaction announcement date. The following are the mean multiples of the selected all cash transactions and Avert's implied equity values per share:

                            Enterprise Value/ Enterprise Value/ Enterprise Value/
                              LTM Revenues    LTM Gross Profit     LTM EBITDA
                            ----------------- ----------------- -----------------
   Mean of Selected Cash
    Transactions...........        2.6x              4.0x             15.1x
   Avert Implied Equity
    Value per Share........      $15.96            $12.85            $22.29

   However, because the market conditions, rationale and circumstances surrounding each of the transactions analyzed were specific to each transaction and because of the inherent differences between the businesses, operations, financial conditions and prospects of Avert and the acquired businesses analyzed, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis, and accordingly, also made qualitative judgments concerning differences between the financial and operating characteristics and prospects of Avert and the companies included in the comparable company analysis that would affect the public trading values of each.

 Comparable Company Analysis

   In order to assess how the public market values the shares of similar publicly traded companies, Lehman Brothers reviewed and compared specific financial and operating data of Avert with selected companies that Lehman Brothers deemed comparable to Avert including EDGAR Online, Inc., Harris Interactive Inc., Hoover's, Inc., and US Search.com, Inc. Using publicly available information, Lehman Brothers calculated and analyzed each company's enterprise value to certain historical and projected financial criteria such as revenue and gross profit.

   The following table summarizes the revenue and gross profit multiples of the comparable companies and the implied equity value per share of Avert. The implied equity values per share are based on Avert's operating results for the last 12 months ended March 31, 2001 and Avert management estimates for the calendar years ("CY") ending 2001 and 2002. In addition, Lehman Brothers applied a control premium of 40% to the implied public market valuation based upon appropriate premiums paid for similar acquisitions.

                                                        Enterprise Value/ Gross
                            Enterprise Value/ Revenues         Profit(a)
                            -------------------------- --------------------------
                            LTM(b) CY2001(c) CY2002(c) LTM(b) CY2001(c) CY2002(c)
                            ------ --------- --------- ------ --------- ---------
   Mean of Selected
    Comparable Companies...   2.0x    1.5x      1.1x     3.3x    2.4x      1.7x
   Avert Implied Equity
    Value per share........ $12.56  $12.50    $11.46   $11.03  $10.55     $9.83

--------
(a) Gross profit represents revenues less direct cost associated with the revenues.
(b)  Represents latest 12 months ended March 31, 2001.
(c)  Selected comparable companies' financial information calendarized.

   However, because of the inherent differences between the business, operations and prospects of Avert and the business, operations and prospects of the companies included in the comparable companies, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable company analysis and accordingly also made qualitative judgments concerning differences between the financial and operating characteristics and prospects of Avert and the companies included in the comparable company analysis that would affect the public trading values of each.

 Purchase Price Ratio Analysis

   The purchase price ratio analysis provides enterprise value multiples of key operating statistics for a range of transaction values. Based upon the $22 per share merger consideration, Lehman Brothers calculated the ratio of enterprise value to revenues and gross profit derived from the latest 12 months ended March 31, 2001, and Avert management estimates for the calendar years ending 2001 and 2002. Based upon the purchase price ratio analysis, the $22 per share merger consideration yielded a premium to market price of 18% over the closing price of Avert of $18.60 on June 13, 2001 and a 34% premium to the 60-day average closing prices preceding June 13, 2001. The following table summarizes the implied multiples resulting from the $22 per share merger consideration.

                                                                  Gross
                                                       Revenues Profit(a) EBITDA
                                                       -------- --------- ------
   LTM ended 3/31/01..................................   3.9x     7.6x    14.9x
   CY 2001............................................   3.0x     5.9x    11.8x
   CY 2002............................................   2.3x     4.6x     9.1x

--------
(a) Gross profit represents revenues less direct cost associated with the revenues.

 Transaction Premium Analysis

   Lehman Brothers reviewed the premia paid in all cash transactions in the Technology Sector and all cash transactions in all industries with values ranging between $50 million to $150 million from June 15, 1999 to June 13, 2001. Lehman Brothers calculated the median premia per share paid by acquirors compared to the share price of the target companies prevailing (i) one day,
(ii) one week and (iii) one month prior to the announcement of the transactions. To obtain the implied equity value per share based on this analysis, Lehman Brothers applied the respective median premia to Avert closing price one day, one week, and one month prior to June 13, 2001. This analysis resulted the following median premia and implied equity values per share for
Avert:

                                                             Period Prior to
                                                               Announcement
                                                           --------------------
                                                            One    One    One
                                                            Day    Week  Month
                                                           ------ ------ ------
Avert Closing Stock Price................................. $18.65 $18.49 $15.00

Median Premia of All Cash Transactions
Technology sector of last two years.......................  31.3%  37.8%  56.1%
Technology sector of last six months......................  42.9%  58.8%  61.1%
All industries of last two years..........................  32.3%  39.6%  46.3%
All industries of last six months.........................  42.6%  48.3%  55.6%

Avert Implied Equity per Share Value
Technology sector of last two years....................... $24.49 $25.48 $23.42
Technology sector of last six months...................... $26.65 $29.37 $24.16
All industries of last two years.......................... $24.68 $25.82 $21.94
All industries of last six months......................... $26.60 $27.43 $23.34

   Although the implied equity values per share for Avert common shares exceeded the $22 per share merger consideration, Lehman Brothers did not attribute any particular weight to any factor or analysis considered by it, but rather made qualitative judgments as to the significance and relevance with analysis and factor.

   Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Board selected Lehman Brothers because of its expertise, reputation and familiarity with the Internet Business Services sector and because its investment banking professionals have substantial experience in transactions comparable to the Merger.

   As compensation for its services in connection with the Merger, Avert has agreed to pay Lehman Brothers a fee of $1.5 million, a portion of which is contingent on the consummation of the Merger. In addition, Avert has agreed to reimburse Lehman Brothers for reasonable out-of-pocket expenses incurred in connection with the Merger and to indemnify Lehman Brothers for certain liabilities that may arise out of its engagement by Avert and the rendering of the Lehman Brothers Opinion. Lehman Brothers also has provided investment banking services to ADP in the past and received customary fees for such services. Harvey Krueger, a Vice Chairman of Lehman Brothers, is a Director of ADP. In the ordinary course of its business, Lehman Brothers may actively trade in the debt or equity securities of Avert and ADP for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Interests of the Executives and Certain Other Persons in the Merger

   In considering the recommendation of the Board with respect to the Merger, shareholders should be aware that Dean A. Suposs, Avert's President and a Board member, Jerry Thurber, Avert's Chief Technology Officer and Vice President of Client Services, and Jamie M. Burgat, Avert's Vice President of Operations, have interests that may present actual, potential or the appearance of potential conflicts of interest in connection with the Merger. The Board was aware of these potential or actual conflicts of interest and considered them along with other matters described under "The Merger--Reasons for the Merger."

 Executives' and Employees' Equity interest in ADP

   Certain executives and employees of Avert hold options that are exercisable for common shares of Avert. Upon the Merger, these options will convert into options that are exercisable for common shares of ADP.

 Employment Agreements with the Surviving Corporation

   As a condition to the Merger imposed by ADP, Dean A. Suposs and Jerry Thurber have accepted employment letters provided by ADP that provide the terms upon which they will be employed by the Surviving Corporation. Jamie M. Burgat has also accepted such an employment letter. For the principal terms of these employment letters see "Executives' Agreements with ADP--Employment Letters."

 Management of the Surviving Corporation

   Dean A. Suposs, Jerry Thurber and Jamie M. Burgat will continue as management of the Surviving Corporation following the Merger under the terms of the employment letters referenced above. None of the executives will serve as directors of the Surviving Corporation following the Merger. The Independent Directors' directorships will terminate at closing of the Merger.

 Indemnification and Insurance

   Following the Merger, the present and former officers and directors of Avert will continue to be indemnified by the Surviving Corporation against any claims made against them following the Merger arising out of events occurring on or before the Effective Time, including the Merger. Avert also will be required to advance any expenses incurred by a director or officer in connection with a claim to the maximum extent permitted under applicable law.

Certain Effects of the Merger

   If the Merger is consummated, ADP Colorado will be merged with and into Avert, with Avert continuing as the Surviving Corporation and becoming a subsidiary of ADP. Except for the employees who may acquire ADP shares post Merger through exercise of employee stock options, the current holders of Avert's common stock will no longer have any interest in and will not be shareholders of Avert. Such holders, therefore, will not benefit from any future earnings or growth of Avert or from any increases in the value of Avert, and will no longer bear the risk of any decreases in the value of Avert. Instead, each shareholder (other than ADP and shareholders who dissent and seek fair value of their shares) will have the right to receive $22.00 in cash upon consummation of the Merger for each share of common stock they hold, without interest.

   The benefit of the Merger to the holders of common stock is the payment of a premium, in cash, above the market value for such share prior to the announcement of the Merger. This cash payment assures that all shareholders will receive the same amount for their shares, rather than taking the risks associated with attempting to sell their shares in the open market. The detriment to such holders is their inability to participate as continuing shareholders in the possible future growth of Avert. If the Merger is consummated, ADP will hold the entire equity interest of Avert and ADP and its stockholders will therefore be the sole beneficiaries of any future earnings or growth of Avert and any increases in Avert's value.

   At the Effective Time, the articles of incorporation and bylaws of ADP Colorado will become the articles of incorporation and bylaws of the Surviving Corporation, and the directors of ADP Colorado will become the directors of the Surviving Corporation.

Stock Exchange Listing; Federal Securities Law Consequences

   Avert common stock is currently registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As a result of the Merger, the common stock will be delisted from the Nasdaq National Market and no longer publicly traded and the registration of the common stock under the Exchange Act will be terminated, Avert will be relieved of the obligation to comply with the proxy rules of Regulation 14A under Section 14 of the Exchange Act, and its officers, directors and beneficial owners of more than 10% of the common stock will be relieved of the reporting requirements and "short-swing" trading provisions under Section 16 of the Exchange Act. Further, Avert will no longer be subject to periodic reporting requirements of the Exchange Act and will cease filing information with the SEC. Accordingly, less information will be required to be made publicly available after the Merger.

Conduct of the Business of Avert if the Merger is not Consummated

   If the Merger is not consummated, the Board expects to retain Avert's current management team. There are no plans in such circumstances to operate the business in a manner substantially different than presently operated.

Accounting Treatment

   The Merger will be accounted for in accordance with the purchase method of accounting under U.S. generally accepted accounting principles.

Financing for the Merger

   ADP intends to fund the aggregate Merger Consideration, including amounts payable with respect to outstanding non-employee director stock options, and to pay its related fees, expenses and transaction costs from cash on hand. The Merger is not conditioned on ADP obtaining financing.

Regulatory Matters

   Articles of Merger must be filed by Avert with the Secretary of State of Colorado in order to effect the Merger.

   Consummation of the Merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and the rules and regulations thereunder, which provide that certain acquisition transactions may not be consummated until certain information has been furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and until certain waiting periods have been terminated or have expired. Avert and ADP are, therefore, required to file Notification and Report Forms which were filed with the Antitrust Division and the FTC on June 19, 2001. The waiting period under the HSR Act is expected to expire at 11:59 p.m. on July 19, 2001.

   The expiration or termination of the Hart-Scott-Rodino waiting period does not preclude the Antitrust Division, the FTC or any state from challenging the Merger on antitrust grounds either before or after the waiting period has expired or been terminated. Accordingly, at any time before or after the Effective Time of the Merger, the Antitrust Division, the FTC or any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest, or certain other persons, including private parties, could take action under the antitrust laws. Such action could include seeking to enjoin the Merger. Based on information available to them, Avert and ADP believe the Merger can be effected in compliance with federal and state antitrust laws. There can be no assurance, however, that a challenge to the Merger will not be made or that, if such a challenge is made, Avert and ADP would prevail.

Certain Federal Income Tax Consequences

   The following discussion describes certain federal income tax consequences relevant to the Merger. The discussion is based on the Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations promulgated thereunder, rulings, administrative pronouncements and judicial decisions, changes to which could materially affect the tax consequences described herein and could be made on a retroactive basis.

   The receipt of cash in exchange for shares of Avert common stock pursuant to the Merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign income and other tax laws. The tax consequences of such receipt may vary depending upon, among other things, the particular circumstances of the shareholder. In general, a shareholder will recognize a gain or a loss for federal income tax purposes equal to the difference between the adjusted tax basis of his or her Avert common stock and the amount of cash received in exchange therefor in the Merger. Such gain or loss generally will be (a) calculated separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) sold or exchanged pursuant to the Merger,
(b) a capital gain or loss if the Avert common stock is a capital asset in the hands of the shareholder and (c) a long-term gain or loss if the holding period for the Avert common stock is more than one year at the Effective Time of the Merger.

   The receipt of cash by a shareholder of Avert pursuant to the Merger may be subject to backup withholding at the rate of 31% unless the shareholder provides a certified taxpayer identification number on Form W-9 and otherwise complies with the backup withholding rules or demonstrates that it is exempt from backup withholding. Backup withholding is not an additional tax; any amounts withheld may be credited against the federal income tax liability of the shareholder subject to the withholding.

   The foregoing discussion does not address all aspects of federal income taxation that may be relevant to a shareholder and may not apply to shareholders (a) who acquired their Avert common stock pursuant to the exercise of employee stock options or other compensation arrangements with Avert, (b) who are not citizens or residents of the United States, (c) who perfect their dissenters' rights or (d) who are subject to special tax treatment under the Internal Revenue Code (such as dealers in securities, insurance companies, other financial institutions, regulated investment companies, shareholders who hold their shares as part of a hedge, straddle, or conversion transaction, and tax-exempt entities).

   The tax discussion set forth above is included for general information only. Due to the individual nature of tax consequences, shareholders are urged to consult their tax advisors as to the specific tax consequences to them of the Merger, including the effects of applicable state, local or foreign income or other tax laws or federal tax laws other than those pertaining to income tax.

Dissenters' Rights

   Under Colorado law, each Avert shareholder has the right to dissent from the consummation of the Merger and receive payment of the fair value of his or her common stock ("Dissenters' Rights"). Shareholders wishing to exercise their Dissenters' Rights must carefully comply with the applicable procedures set forth in Article 113 of the Colorado Business Corporation Act ("CBCA"), which are summarized below. Shareholders who fail to follow the specific requirements of Article 113 will lose the right to payment of the fair value of their shares and will instead receive the consideration offered as part of the Merger. Annex C to this Proxy Statement contains a complete copy of Article 113 of the CBCA. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the Merger, excluding any appreciation or depreciation in anticipation of the Merger except to the extent that exclusion would be inequitable. We strongly encourage you to read the attached Annex C for a complete understanding of your rights.

   The following paragraphs summarize the procedures for dissenting shareholders prescribed by Article 113 of the CBCA and the full text of Article 113 is included as Annex C to this proxy statement. We encourage you to read this statute and/or contact your legal counsel for a more complete understanding of your rights and duties.

   Colorado law provides that each record or beneficial shareholder of Avert is entitled to dissent from the Merger and demand payment of the fair value of his or her shares of common stock. A shareholder wishing to exercise Dissenters' Rights must (1) prior to a shareholder vote on the Merger, deliver to Avert written notice of his or her intent to demand payment for shares when and if the shareholders approve the Merger, and (2) either abstain from voting on or vote against the Merger. A shareholder who has received notice of Dissenters' Rights and who votes in favor of the Merger may not exercise Dissenters' Rights. A beneficial shareholder as defined by Section 7-113-101(1) of the CBCA must cause the record shareholder to notify Avert of his or her intent to dissent and demand payment. A beneficial shareholder should contact his or her record shareholder who owns the beneficial shareholder's shares for instructions on how to dissent.

   Within 10 days after the Merger becomes effective, Avert must deliver a written dissenter's notice (the "Dissenter's Notice") to all shareholders who properly deliver written notice of their intent to demand payment and who also either abstain from voting on or vote against the Merger. In the Dissenter's Notice, Avert must (1) state that the Merger was authorized, (2) state the effective date of the Merger, (3) include the addresses where Avert will receive payment demands and where the stock certificates must be deposited, (4) supply a form which the dissenting shareholder may use to demand payment, (5) set the date by which Avert must receive the payment demand and the stock certificates, which cannot be less than 30 days after the delivery of the Dissenter's Notice, and (6) include a copy of Article 113 of the CBCA. Furthermore, the Dissenter's Notice may require that all beneficial shareholders of the dissenting shares, if any, certify that they have asserted or will assert their Dissenters' Rights.

   After receiving the Dissenter's Notice a shareholder must demand payment in writing and deposit any stock certificates according to the instructions in the Dissenter's Notice. Any shareholders who fail to demand payment in writing or properly deposit stock certificates will not be entitled to the fair value of their shares. A shareholder's demand for payment and the deposit of any stock certificates is irrevocable except as provided in Section 7-113-204(3) of the CBCA. Once a shareholder demands payment, and, in the case of certificated shares, deposits the certificates with Avert, he or she may not transfer his or her shares. However, if the Effective Time of the Merger does not occur within 60 days after the date Avert sets as the day by which a shareholder must demand payment, Avert must return the deposited shares and lift the transfer restrictions, and send a new Dissenter's Notice to the shareholders.

   Upon the later of the effective date of the Merger, or upon receipt of a demand for payment by a dissenting shareholder, Avert must pay each dissenting shareholder who properly demands payment and deposits his or her stock certificates the amount Avert estimates to be the fair value of such shares, plus accrued interest. The payment must be accompanied by (1) Avert's audited balance sheet for the fiscal year ending not more than 16 months before the date of payment, an audited income statement for that year, an audited statement of change in shareholders' equity for that year, an audited cash flow statement for that year and the latest available interim financial statement (which may be unaudited); (2) a statement of Avert's estimate of the fair value of the shares; (3) an explanation of how the interest was calculated; (4) a statement of the dissenting shareholder's right to demand payment if he or she rejects Avert's estimate of the fair value of the shares; and (5) a copy of
Article 113 of the CBCA.

   A dissenting shareholder may reject Avert's valuation of the fair value of the shares if: (1) the dissenting shareholder believes that the amount paid or offered is less than the fair value of the shares or that the interest due is incorrectly calculated; (2) Avert fails to make payment within 60 days after the date set for demanding payment; or (3) Avert does not return the deposited stock certificates within the time specified by Section 7-113-207 of the CBCA. In order to reject Avert's estimation of fair value, the shareholder must notify Avert of his or her rejection in writing within 30 days after Avert makes or offers to pay each dissenting shareholder. This notification must include either the shareholder's own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of their estimate, less any payment already made by Avert, or a demand for payment of the fair value of the shares and interest due. In the event a demand for payment remains unresolved, Avert may commence a court proceeding to determine the fair value of the shares and accrued interest within 60 days after receiving the payment demand from a dissenting shareholder.

                   CERTAIN PROVISIONS OF THE MERGER AGREEMENT

   This section of the proxy statement describes material provisions of the Merger Agreement. The description of the Merger Agreement contained in this proxy statement is qualified in its entirety by reference to the complete text of the Agreement and Plan of Merger and the Plan of Merger, copies of which are attached as Annex A and Annex B, respectively, to this proxy statement and are incorporated herein by reference. YOU ARE URGED TO REVIEW THE MERGER AGREEMENT CAREFULLY AND IN ITS ENTIRETY.

Effective Time

   Subject to the provisions of the Merger Agreement, as soon as practicable following the day the Merger closes, which will be the business day on which the last to be fulfilled of the conditions set forth in the Merger Agreement shall be satisfied (or waived), unless another time or date is agreed to by the parties, articles of merger (the "Articles of Merger") will be filed by the parties in accordance with the CBCA with the Secretary of State of the State of Colorado. The Merger will become effective upon the filing of the Articles of Merger. The term "Effective Time" means the date and time when the Merger becomes effective.


The Merger; Merger Consideration

   The Merger Agreement provides that, subject to the adoption of the Merger Agreement by the Avert shareholders, approval by certain regulatory authorities, and satisfaction of certain other conditions, ADP Colorado, a wholly owned subsidiary of ADP, will be merged with and into Avert, at which time the separate corporate existence of ADP Colorado will cease and Avert will continue as the Surviving Corporation. Immediately following consummation of the Merger, Avert, as the Surviving Corporation, will be a wholly owned subsidiary of ADP.

   At the Effective Time of the Merger, by virtue of the Merger and without any action on the part of any shareholder:

  . all shares of Avert common stock owned by ADP, any subsidiary of ADP or Avert, if any, shall be automatically canceled and retired at the Effective Time and will cease to exist. No consideration will be delivered in exchange for these shares, which will no longer be outstanding, will automatically be canceled and retired, and will cease to exist;

  . all other issued and outstanding shares of Avert common stock will be converted into the right to receive $22.00 in cash, without interest (except for shares as to which dissenters' rights are perfected by a dissenting shareholder). Each holder of Avert common stock will cease to have any rights with respect to those shares, except the right to receive the Merger Consideration in accordance with the terms of the Merger Agreement;

  . each share of ADP Colorado issued and outstanding immediately prior to the Effective Time of the Merger will be converted into one fully paid and nonassessable common share of the Surviving Corporation; and

  . dissenting shareholders will not be entitled to any portion of the Merger Consideration or other distributions unless the dissenting shareholder fails to perfect or otherwise withdraws or loses his or her dissenters' rights under Colorado law. Shares of Avert common stock as to which dissenters' rights have been exercised will be treated in accordance with Article 113 of the CBCA. Shareholders who perfect their dissenters' rights are entitled to the fair value of their shares. See "The Merger--Dissenters' Rights" on page 24. If any person, who otherwise would be deemed a dissenting shareholder, fails to properly perfect or effectively loses the right to dissent with respect to any Avert shares, those shares will be treated as though they had been converted as of the Effective Time into the right to receive $22.00 in cash, without interest.

Payment of Merger Consideration

   On or before the closing date of the Merger, ADP will select a reputable bank or trust company to serve as the paying agent (the "Paying Agent") under the Merger Agreement and will cause ADP Colorado to deposit with the Paying Agent, cash in the amount equal to the aggregate Merger Consideration for the benefit of holders of shares of Avert common stock.

   As soon as reasonably practicable after the Effective Time, the Paying Agent will mail to each non-dissenting holder of record of shares of common stock a letter of transmittal and instructions for use in surrendering certificates in exchange for the Merger Consideration. No shareholder should surrender any certificates until the shareholder receives the letter of transmittal and other materials for such surrender. Upon surrender of a certificate for cancellation to the Paying Agent, together with a letter of transmittal, duly executed, and such other customary documents as may be required pursuant to the instructions, the holder of such certificate will be entitled to receive in exchange therefor the Merger Consideration into which the number of shares of Avert common stock previously represented by such certificate(s) shall have been converted without any interest thereon. The certificates so surrendered will be canceled.

   If payment of the Merger Consideration is to be made to a person other than the person in whose name the certificate surrendered is registered, it will be a condition of payment that the certificate so surrendered will be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment pay any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder thereof or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

Treatment of Stock Plans

   Employee Stock Purchase Plan. Avert's Amended and Restated 1994 Stock Incentive Plan was amended so that each stock option remains subject to the terms and conditions set forth in that plan or other agreement pursuant to which such stock option was subject immediately prior to the Effective Time, except that (1) each such stock option shall be exercisable for that number of whole shares of ADP common stock equal to the aggregate number of shares of Avert common stock for which such stock option was exercisable immediately prior to the Effective Time multiplied by the Option Exchange Ratio (as described below) and (2) the exercise price per share of such stock option shall equal the aggregate exercise price of such stock option immediately prior to the Effective Time divided by the number of shares of ADP's common stock for which such stock option shall be exercisable as determined in accordance with clause (1). The "Option Exchange Ratio" means the quotient obtained by dividing
(a) the Merger Consideration by (b) the closing price per share of ADP's common stock on the date of the closing of the Merger. All such options will fully vest on the Effective Time of the Merger.

   Non-Employee Director Stock Purchase Plan. Avert's Non-Employee Director's Stock Option Plan shall terminate as of the Effective Date. Each director holding an Avert stock option will receive, in full satisfaction of that stock option, an amount in cash without interest in respect thereof equal to the product of (i) the excess, if any, of the Merger Consideration over the per share exercise or purchase price of such stock option and (ii) the number of shares subject to such stock option, whether vested or unvested. Each such stock option held by a director shall be canceled on the Effective Date.

Representations and Warranties

   The Merger Agreement contains certain representations and warranties of Avert, including, without limitation, representations and warranties regarding:

  .  its organization and qualification;

  .  capitalization;

  .  its authority relative to the Merger Agreement;

  . filings with the Securities and Exchange Commission and its financial statements;

  .  no conflict or violation of laws or other agreements;

  .  receipt of consents and approvals required for the Merger;

  .  possession of necessary permits;

  .  Securities and Exchange Commission filings;

  . absence of changes or events which would have a material adverse effect on Avert;

  .  employee benefit plans;

  .  absence of litigation;

  .  environmental matters;

  .  intellectual property;

  .  taxes;

  .  identity and enforceability of material contracts;

  .  real property;

  .  labor matters;

  .  insurance;

  .  customer relationships;

  . the lack of any requirement to be registered under the Investment Company Act of 1940;

  . the opinion rendered by Avert's financial advisor with respect to the fairness of the Merger Consideration;

  .  brokers;

  . the accuracy of information supplied for inclusion or incorporation by reference in this document;

  .  the vote required to approve the Merger; and

  .  compliance with consumer reporting agency laws.

   The Merger Agreement also contains certain representations and warranties of ADP and ADP Colorado including, without limitation, representations and warranties regarding:

  .  their organization and qualification;

  .  capitalization;

  .  their authority relative to the Merger Agreement;

  .  no conflict or violation of laws or other agreements;

  .  receipt of consents and approvals required for the Merger;

  .  brokers;

  . the accuracy of information supplied for inclusion or incorporation by reference in this document;

  .  board approval of the Merger;

  .  the vote required to approve the Merger; and

   . interim operations of ADP Colorado.

Agreements and Obligations of the Parties Pending the Effective Time

   Avert agreed that, prior to the Effective Time, except with the prior written consent of ADP, it will not:

  .  amend its charter documents;

  .  issue or sell any shares of capital stock;

  .  declare or pay any dividend;

  .  split, reclassify or redeem any shares of its capital stock;

  . conduct its business except in the ordinary course of business and consistent with past practice;

  . increase the compensation or benefits, grant any severance or enter into any employment agreement with any director, officer or employee;

  . acquire, transfer, pledge or encumber any assets, other than in the ordinary course of business;

  . incur, assume or prepay any indebtedness, assume, guarantee or become responsible for the obligations of others, or make any loans to any other person, in each case, other than in the ordinary course of business;

  . terminate or make any material change in any material contract, other than in the course of ordinary business;

  .  adopt a plan of liquidation, dissolution, merger or reorganization;

  . enter into any agreement restricting Avert from competing in any line of business other than in the ordinary course of business;

  . take any action with respect to accounting policies or procedures other than in the ordinary course of business;

  .  waive, release or settle any material rights, claims or litigation; or

  .  make any material tax election or settle any income tax liability.

   Both ADP and Avert have agreed that they will:

  . not take any action that would result in any of the conditions to the Merger not being satisfied; and

  . notify each other of (i) any fact or event that would result in any representations or warranties in the Merger Agreement being materially untrue, cause any material covenant, condition or agreement in the Merger Agreement not to be complied with in all material respects, or result in a material adverse effect, (ii) any failure of ADP or Avert to comply with or satisfy any covenant, condition or agreement, (iii) any notice from any governmental entity, and (iv) the commencement of any proceeding to prevent or seek damages in respect of the Merger.

Acquisition Proposals

   The Merger Agreement provides that, at no time prior to the Effective Time, may Avert directly or indirectly authorize or permit any of its agents to:

  . solicit, initiate, encourage or facilitate any inquiry or the making of any Acquisition Proposal as defined herein or agree to endorse any Acquisition Proposal;

  . participate in any discussions or negotiations regarding any Acquisition Proposal, or furnish to another person any information with respect to, or take any other action to facilitate any Acquisition Proposal;

  .  agree to, approve or recommend any Acquisition Proposal; or

  .  take any action inconsistent with the foregoing obligations;

unless (1) the Board concludes in good faith following consultation with its outside counsel that such action is reasonably necessary in order for the Board to comply with its fiduciary duties to Avert's shareholders, (2) financing for such Acquisition Proposal, to the extent required, is then committed or, in the reasonable judgment of the Board, is reasonably capable of being obtained by such third party, (3) the Board determines in good faith that such Acquisition Proposal, if accepted, is reasonably likely to be consummated taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, and believes in good faith, after consultation with and based upon the advice of an independent nationally recognized financial advisor that such Acquisition Proposal would, if consummated, result in a transaction more favorable to the Company's shareholders from a financial point of view than the Merger (any such more favorable Acquisition Proposal being referred to herein as a "Superior Proposal"), (4) prior to taking action with respect to the Acquisition Proposal, Avert provides reasonable notice to ADP to the effect that it is taking such action and such third party has executed a confidentiality agreement in reasonably customary form. Prior to providing any information to or entering into discussions with any person in connection with an Acquisition Proposal, Avert shall notify ADP of any Acquisition Proposal or any inquiries indicating that any person is considering making an Acquisition Proposal, as promptly as practicable (but in no case later than 24 hours) after its receipt thereof. Avert shall provide ADP with a copy of any written Acquisition Proposal or amendments or supplements thereto, and shall thereafter inform ADP on a prompt basis of (a) the status of any discussions or negotiations with any such third party and any material changes to the terms and conditions of such Acquisition Proposal and shall promptly give ADP a copy of any information delivered to such person that ADP has not previously reviewed and (b) any request by any person for nonpublic information relating to Avert's properties, books or records. Nothing in the Merger Agreement will prohibit Avert from taking and disclosing to Avert's shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Avert's shareholders that, in the good faith reasonable judgment of the Board, after consultation with independent legal counsel, is required under applicable law.

   For purposes of the Merger Agreement, "Acquisition Proposal" means an inquiry, offer or proposal regarding any of the following transactions that involves Avert (other than the transactions contemplated by the Merger Agreement): (i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all the assets of Avert in a single transaction or series of related transactions; (iii) any tender offer or exchange offer for 10% or more of the outstanding shares of Avert's common stock or the filing of a registration statement under the Securities Act in connection therewith; or
(iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

Directors' and Officers' Indemnification

   Avert will, and after the Effective Time, ADP and the Surviving Corporation, will indemnify all current and former directors, officers and employees of Avert against all liabilities or any claim arising out of their positions at Avert, the Merger Agreement or the transactions contemplated by the Merger Agreement subject to the limitations set forth in the Merger Agreement.

Conditions to the Merger

   Avert. The obligations of Avert to effect the Merger are subject to the satisfaction of the following conditions or the waiver thereof by Avert before the Effective Time:

  . the representations and warranties of ADP and ADP Colorado in the Merger Agreement being true and correct in all material respects as of the Effective Time as though made on or as of the Effective Time;

  . ADP and ADP Colorado having performed and complied, in all material respects, with all of their covenants set forth in the Merger Agreement;

  . the Merger Agreement and the Merger having been approved by the holders of a majority of the outstanding shares of Avert common stock;

  . all waiting periods required by the HSR Act having expired with respect to the Merger or early termination of the waiting periods have been obtained without governmental request or order requiring, among other things, the sale or other disposition of assets or businesses of ADP or Avert; and

  .  no law, injunction or order prohibits the transaction.

   ADP and ADP Colorado. The obligations of ADP and ADP Colorado to effect the Merger are subject to the satisfaction of the following conditions or the waiver thereof by ADP before the Effective Time:

  . the representations and warranties of Avert in the Merger Agreement being true and correct in all material respects as of the Effective Time as though made on or as of the Effective Time;

  . Avert having performed and complied, in all material respects, with all of its covenants set forth in the Merger Agreement;

  . since June 15, 2001, there shall have been no material adverse effect on Avert;

  . the Merger Agreement and the Merger having been approved by the holders of a majority of the outstanding shares of Avert's common stock;

  .  no law, injunction or order prohibits the transaction;

  . all waiting periods required by the HSR Act having expired with respect to the Merger or early termination of the waiting periods has been obtained without governmental request or order requiring, among other things, the sale or other disposition of assets or businesses of ADP or Avert;

  . no litigation being pending against Avert that would materially adversely effect the transactions contemplated by the Merger Agreement or would reasonably be expected to have a material adverse effect on Avert or on ADP, and no statute, rule, order or injunction having been enacted, entered or enforced by any court or governmental authority preventing completion of the Merger;

  . no more than holders of 10% of Avert's common stock shall have exercised their dissenters' rights under Colorado law;

  . each of Dean A. Suposs and Jerry Thurber has entered into termination and release agreements with Avert and has accepted employment with the Surviving Corporation on the terms set forth in the employment letter provided by ADP. Neither Dean A. Suposs nor Jerry Thurber has died, become disabled or incapacitated or otherwise is unable to perform his duties as an officer of Avert; and

  . all material contractual consents required in connection with the Merger are obtained.

Termination

   The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by the mutual written consent of Avert and ADP or by either Avert or ADP if:

  .  the parties do not complete the merger by November 30, 2001;

  . the Merger Agreement and the Merger fail to receive the required Avert shareholder approval;

  . if any order injunction or decree preventing the consummation of the Merger shall have been entered by any court of competent jurisdiction or governmental entity and shall have become final and nonappealable; or

  . there has been a breach of representations, warranties, covenants or agreements set forth in the Merger Agreement on the part of the other party that is not cured within 20 days following written notice to the party committing the breach, or which by its nature cannot be cured;

   In addition, Avert may terminate the Merger Agreement if:

  . prior to the shareholders' approval of the Merger, the Board approves and Avert enters into an agreement providing for the implementation of a Superior Proposal, to the extent permitted by the Merger Agreement, after having negotiated with ADP in an attempt to make commercially reasonable adjustments to the terms of the Merger Agreement.

Fees and Expenses

   Whether or not the Merger is consummated and, except as otherwise provided below, all fees and expenses incurred in connection with the Merger will be paid by the party incurring such costs and expenses.

   Avert must pay ADP a termination or "break-up" fee of $3.25 million, plus up to $1 million to reimburse ADP for its out-of-pocket expenses, if the Merger Agreement is terminated by Avert because, before approval by Avert's shareholders of the Merger, the Board approves and Avert enters into an agreement providing for the implementation of a proposal that is more favorable to Avert's shareholders from a financial point of view than the Merger, as determined by the Board in the manner set forth in the Merger Agreement.

   In addition, Avert must pay the foregoing break-up fee and expenses if Avert's shareholders fail to approve the Merger Agreement and the Merger or Avert breaches its covenants or agreements under the Merger Agreement in any material respect and does not or cannot cure the breach; provided, that Avert shall not be obligated to pay such fee or expenses unless (i) at the time of the Special Meeting or on the date that ADP terminates this Agreement because of breaches by Avert of its covenants or obligations, Avert has received a bona fide alternative acquisition proposal or a third party has made or publicly announced its intention to make a bona fide acquisition proposal, and (ii) within 18 months after the termination of the Merger Agreement, Avert enters into a definitive agreement providing for an alternative acquisition proposal with any third party or an alternative acquisition proposal is consummated with any third party.

   Expenses incurred in connection with the filing fee for this proxy statement, printing and mailing the proxy materials and the filing fee under the antitrust laws shall be shared equally by ADP and Avert.

             EXECUTIVES' AGREEMENTS WITH AUTOMATIC DATA PROCESSING

   As discussed elsewhere in this proxy statement, a condition to ADP's consummation of the Merger is continuity of Avert's key management with the Surviving Corporation following the Merger. As a result, each of Dean A. Suposs and Jerry Thurber has entered into termination and release agreements with Avert and has accepted employment letters of ADP offering them employment with Avert. Jamie M. Burgat (together with Mr. Suposs and Mr. Thurber, the "Executives" and each an "Executive") also has entered into such a termination and release agreement and an employment letter.


   As a condition to the willingness of ADP to enter into the Merger Agreement, ADP required Dean A. Suposs to enter into a voting agreement with ADP pursuant to which Mr. Suposs agreed to vote his common shares for the Merger and the Merger Agreement. The paragraphs below describe the principal provisions of each of these agreements.

Termination and Release Agreement

   The Termination and Release Agreement contains the following provisions:

  . effective on the closing of the Merger, the existing employment agreement for the Executive will terminate;

  . effective on the closing of the Merger, the Executive and Avert fully release each other from any claims or liabilities arising from or relating to the existing employment agreement of that Executive;

  . as of the closing of the Merger, the Executive will be employed upon the terms set forth in the employment letter and his or her employment shall be as an employee-at-will;

  . the Executive agrees that he or she will not at any time during or after his employment disclose to any person or entity (other than Avert and its affiliates) any trade secrets or proprietary information relating to the businesses of Avert, ADP or any of their respective affiliates that is not in the public domain; and

  . the Executive agrees that during the period commencing on the date of the closing of the Merger and ending three years after the termination of his or her employment with Avert, he or she will not, directly or indirectly, solicit, hire or employ any person who is now or hereafter becomes an employee of Avert, ADP or any of their respective affiliates until such person has ceased to be an employee of any of such companies.

   In addition, the Termination and Release Agreement of Mr. Suposs and Mr. Thurber provides that such Executive agrees that during the period commencing on the date of the closing of the Merger and ending three years after the termination of his employment with Avert, he will not, directly or indirectly, except on behalf of Avert, (i) provide services that are competitive with the businesses of Avert or promote any competing business, (ii) solicit any client of Avert for any services or products that are similar to those of Avert or
(iii) promote or sell any equipment or software by which services or products similar to those provided by Avert can be performed.

Employment Letters

   Each of the Executives has accepted the employment letter of ADP offering employment with the Surviving Corporation. For each Executive, certain of the terms of the employment letter are more favorable to the Executive than the terms of the Executive's existing employment agreement, while other terms of the employment letter are less favorable to the Executive than the terms of his existing employment agreement. The principal terms of the employment letters are as follows:

  .  Executives are employees-at-will;

  . payment of base salary for a specified period following termination of employment if employment terminated by Avert without cause during the first 12 months following the consummation of the Merger;

  .  base salary at least equal to existing base salary;

  . executives are eligible for certain bonuses based on performance objectives and based on period of service;

  .  may be issued new stock options to purchase shares of ADP; and

  .  entitlement to participate in the ADP Benefits Program.

Voting Agreement

   Pursuant to the Voting Agreement, Mr. Suposs made the following agreements:

  . he will vote (or cause to be voted) the shares of common stock that he owns in favor of the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement;

  . he will not enter into any voting agreement or grant a proxy or power of attorney with respect to his shares of common stock that is inconsistent with the Voting Agreement;

  . except as set forth in the Merger Agreement, he will not (x) solicit, initiate or encourage (including by way of furnishing information or assistance) any inquiry or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal or agree to or endorse an Acquisition Proposal or (y) propose, enter into or participate in any discussions regarding any of the foregoing, or furnish to any other person any information with respect to Avert's business, properties or assets, or otherwise cooperate in any way with or assist any effort or attempt by any other person to do or seek any of the foregoing;

  . except as set forth in the Voting Agreement, he will not (i) tender any shares of common stock, (ii) sell, assign or transfer record or beneficial ownership of any of the shares of common stock, or (iii) further pledge, hypothecate or otherwise dispose of any shares of common stock; provided that he may transfer record ownership of any of the shares of common stock so long as he maintains beneficial ownership of such shares of common stock (including, without limitation, the unfettered right to vote such shares of common stock in the manner set forth in the Voting Agreement).

   Under the terms of the Voting Agreement, if Mr. Suposs acquires the right to vote any additional shares of common stock, the Voting Agreement shall be applicable to such additional shares.

                             PARTIES TO THE MERGER

Avert

Avert, Inc.
301 Remington, Fort Collins, Colorado 80524
(970) 484-7722

   Avert was incorporated as a Colorado corporation in June 1986 under the name Hire Risk Services Corporation. In May 1987, Avert changed its name to Avert, Inc. Avert began as an information service bureau engaged primarily in the business of verifying job applicant background information for employers. Though Avert's general business strategy has remained consistent throughout the years, there has been a concentrated focus on making technology its competitive advantage in the most recent years.

   Avert has developed into a company providing Internet-based customizable, employment screening solutions to help companies match the right person with the right role. Avert does this by verification of job applicant background information and ongoing criminal and drug screening as well as assessment testing. The employee background reports are obtained through source document retrieval, public record database searches, Avert databases, and a national network of couriers (engaged on an independent contractor basis) developed and managed by Avert since its incorporation. Partners and their network of clinics deliver the drug screening services. Assessment testing is provided online or in person via an assessment test from AdvantageIS. Background checking services currently consist of criminal records, workers' compensation histories, driving records, employment and personal reference checks, credit histories, social security number validations, name and address verification, education and credential verifications and employment application forms.

ADP

Automatic Data Processing, Inc.
One ADP Boulevard
Roseland, New Jersey, 07068
(973) 974-5000

   ADP was incorporated in Delaware in 1961. ADP is one of the largest providers of computerized transaction processing, data communication and information services in the world. ADP's employer services offers a comprehensive range of payroll, human resources, benefits administration, time and attendance, tax filing and reporting, professional employer organization, compliance management and retirement plan services to employers in the United States, Canada, Europe and Latin America. ADP's brokerage services provide securities transaction processing, broker productivity applications and investor communication services to the financial services industry. ADP's dealer services provide e-business and integrated computing solutions for motor vehicle retailers and their manufacturers worldwide. ADP's claims services offer a broad line of claims information products to property and casualty insurance companies, claim adjusters, repair shops and auto parts recycling facilities.

ADP Colorado

ADP Colorado, Inc.
One ADP Boulevard
Roseland, New Jersey 07068
(973) 974-5000

   ADP Colorado, Inc., a Colorado corporation, is wholly owned by ADP and was incorporated in May of 2001 to be merged with and into Avert.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth, as of July 15, 2001 information concerning the beneficial ownership of Avert's common stock by (i) each person known to Avert to be the beneficial owner of more than 5% of the outstanding shares of Avert's common stock, (ii) each director of Avert, (iii) Avert's Chief Executive Officer and (iv) all directors and executive officers as a group. Because unvested options will vest at the closing of the Merger, they are deemed beneficially owned for purposes of the following table.


                                             Amount and Nature of
                                            Beneficial Ownership of Percent of
Name and Address                                Common Stock(1)       Class
----------------                            ----------------------- ----------
J.P. Morgan Chase & Co.(2).................         317,610(1)         9.6%
500 Stanton Christiana Road
Newark, DE 19713-2107

Dean A. Suposs(3)..........................         406,889(4)        10.9%
1526 Remington
Fort Collins, Colorado 80524

Stephen C. Fienhold(3).....................         107,000(5)         3.1%
1637 Tanglewood Drive
Fort Collins, Colorado 80525

Stephen D. Joyce(3)........................         188,000(6)         5.4%
1124 Cobblestone Court
Fort Collins, Colorado 80525

All directors and executive officers as a
 group (5 persons).........................         806,241(7)        21.7%

--------
(1) Beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of Common Stock subject to options are deemed outstanding for computing the percentage ownership of the person holding the options but not deemed outstanding for computing the percentage ownership of any other person.
(2) Number of shares stated was obtained from Schedule 13G filed with the Securities and Exchange Commission by J.P. Morgan and Co.
(3)  A director.
(4) Consists of: (i) 100,064 shares owned by the wife of Mr. Suposs; (ii) 6,825 shares owned directly by Mr. Suposs; and (iii) the 300,000 shares purchasable under stock options granted under the Avert, Inc. 1994 Stock Incentive Plan.
(5) Consists of: (i) 4,000 shares purchasable under stock options granted under the Avert, Inc. Non-Employee Directors' Stock Option Plan; and (ii) 103,000 shares owned by the wife of Mr. Fienhold.
(6)  Consists of: (i) 169,000 shares held directly or indirectly by Mr. Joyce;
     (ii) 14,000 shares owned by the children of Mr. Joyce; and (iii) 5,000 shares purchasable under stock options granted under the Avert, Inc. Non-Employee Directors' Stock Option Plan.
(7) Includes: (i) a total of 300,000 shares purchasable under employee stock options held by Mr. Suposs (see Note 3 above); (ii) a total of 9,000 shares purchasable by Messrs. Fienhold and Joyce under non-employee director stock options (see Notes 5 and 6 above); and (iii) 4,145 shares held directly or indirectly by Jamie M. Burgat, the Company's Vice President of Operations, Treasurer and Assistant Secretary, 50,000 shares purchasable under employee stock options held by Ms. Burgat, 50,000 shares purchasable under employee stock options held by Jerry Thurber, and 207 shares held directly or indirectly by Mr. Thurber, the Company's Chief Technology Officer and Vice President of Client Services.

                             SHAREHOLDER PROPOSALS

   If the Merger is consummated, there will be no public shareholders of Avert and no public participation in any future meetings of Avert shareholders. However, if the Merger is not consummated, Avert's public stockholders will continue to be entitled to attend and participate in Avert shareholders' meetings. Pursuant to Rule 14a-8 under the Exchange Act promulgated by the SEC, any shareholder of Avert who wishes to present a proposal at the next Annual Meeting of Shareholders of Avert, and who wishes to have such proposal included in Avert's proxy statement for that meeting, must deliver a copy of such proposal to Avert at 301 Remington, Fort Collins, Colorado 80524, Attention:
Secretary, so that it is received no later than December 28, 2001.

                                 OTHER BUSINESS

   The Board does not know of any other matters to be presented for action at the Special Meeting other than as set forth in this proxy statement. If any other business should properly come before the Special Meeting, the persons named in the enclosed proxy card intend to vote thereon in accordance with their best judgment on the matter.

                             AVAILABLE INFORMATION

   No person is authorized to give any information or to make any representations, other than as contained in this proxy statement, in connection with the Merger Agreement or the Merger, and, if given or made, such information or representations may not be relied upon as having been authorized by Avert. The delivery of this proxy statement shall not, under any circumstances, create any implication that there has been no change in the information set forth herein or in the affairs of Avert since the date hereof.

   Avert is currently subject to the information requirements of the Exchange Act and in accordance therewith files periodic reports, proxy statements and other information with the SEC relating to its business, financial and other matters. Copies of such reports, proxy statements and other information may be copied (at prescribed rates) at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the following Regional Offices of the SEC: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, Suite 1300, New York, New York 10048. For further information concerning the SEC's public reference rooms, you may call the SEC at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the SEC's Internet address at "http://www.sec.gov." Avert's common stock is listed on the Nasdaq National Market (ticker symbol: Avert), and materials may also be inspected at its offices, 1735 K Street, N.W., Washington, D.C. 20006.

                                          By Order of the Board of Directors

                                          /s/ Stephen D. Joyce


                                          Stephen D. Joyce
                                          Secretary

Fort Collins, Colorado

July 23, 2001

                             INDEX OF DEFINED TERMS


Acquisition Proposal......................................................    30
ADP....................................................................... 5, 11
ADP Colorado.............................................................. 5, 11
Articles of Merger........................................................    26
Avert.....................................................................     5
Board.....................................................................    11
CBCA......................................................................    24
Dissenter's Notice........................................................    24
Dissenters' Rights........................................................    24
Dissenting Shareholders...................................................    11
Effective Time............................................................    26
Exchange Act..............................................................    22
Executives................................................................    32
HSR Act...................................................................    23
Independent Directors.....................................................    11
Merger....................................................................    11
Merger Agreement..........................................................    11
Merger Consideration......................................................    11
Option Exchange Ratio.....................................................    27
Paying Agent..............................................................    27
Record Date...............................................................    11
Special Meeting...........................................................    11
Superior Proposal.........................................................    30
Surviving Corporation.....................................................    11

                                                                         Annex A


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   AMENDED AGREEMENT AND PLAN OF MERGER



                                     among


                                  AVERT, INC.,


                        AUTOMATIC DATA PROCESSING, INC.


                                      and


                               ADP COLORADO, INC.


                               ----------------

                           Dated as of June 15, 2001

                        Amended as of July 19, 2001


                               ----------------







--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
ARTICLE 1 THE MERGER......................................................   1
  Section 1.1 The Merger..................................................   1
  Section 1.2 Closing.....................................................   2
  Section 1.3 Effective Time..............................................   2
  Section 1.4 The Articles of Incorporation...............................   2
  Section 1.5 The By-Laws.................................................   2
  Section 1.6 Directors of Surviving Corporation..........................   2
  Section 1.7 Officers of Surviving Corporation...........................   2
ARTICLE 2 EFFECT OF THE MERGER ON CAPITAL STOCK; PAYMENT FOR COMPANY
 SHARES...................................................................   2
  Section 2.1 Effect on Capital Stock.....................................   2
  Section 2.2 Payment for Company Shares..................................   3
  Section 2.3 Treatment of Company Stock Options..........................   4
  Section 2.4 Dissenting Shares...........................................   5
  Section 2.5 Adjustments to Prevent Dilution.............................   6
  Section 2.6 Withholding Rights..........................................   6
ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................   6
  Section 3.1 Organization and Qualification; Subsidiaries................   6
  Section 3.2 Articles of Incorporation and By-Laws.......................   6
  Section 3.3 Capitalization..............................................   7
  Section 3.4 Authority...................................................   7
  Section 3.5 No Conflict.................................................   8
  Section 3.6 Governmental Required Filings and Consents..................   8
  Section 3.7 Permits; Compliance.........................................   9
  Section 3.8 Securities Exchange Commission ("SEC") Filings; Financial
   Statements.............................................................   9
  Section 3.9 Absence of Certain Changes or Events........................   9
  Section 3.10 Employee Benefit Plans.....................................  10
  Section 3.11 [Reserved.]................................................  12
  Section 3.12 Litigation.................................................  12
  Section 3.13 Environmental Matters......................................  12
  Section 3.14 Intellectual Property......................................  13
  Section 3.15 Taxes......................................................  15
  Section 3.16 Material Contracts.........................................  16
  Section 3.17 Certain Agreements.........................................  16
  Section 3.18 Real Property..............................................  17
  Section 3.19 Labor Matters..............................................  17
  Section 3.20 Insurance..................................................  17
  Section 3.21 Customers..................................................  18
  Section 3.22 Investment Company Act.....................................  18
  Section 3.23 Opinion of Financial Advisor...............................  18
  Section 3.24 Brokers....................................................  18
  Section 3.25 Certain Statutes...........................................  19
  Section 3.26 Information................................................  19
  Section 3.27 Vote Required..............................................  19
  Section 3.28 Consumer Reporting Agency Laws.............................  19
ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE PARENT AND MERGER SUB.....  19
  Section 4.1 Organization and Qualification..............................  19

  Section 4.2 Capitalization of Merger Sub..................................  20
  Section 4.3 Authority.....................................................  20
  Section 4.4 No Conflict...................................................  20
  Section 4.5 Governmental Required Filings and Consents....................  21
  Section 4.6 Brokers.......................................................  21
  Section 4.7 Information...................................................  21
  Section 4.8 Board Approval................................................  21
  Section 4.9 Vote Required.................................................  21
  Section 4.10 Interim Operations of Merger Sub.............................  21
ARTICLE 5 COVENANTS.........................................................  21
  Section 5.1 Conduct of Business of the Company............................  21
  Section 5.2 Other Actions.................................................  23
  Section 5.3 Notification of Certain Matters...............................  23
  Section 5.4 Proxy Statement...............................................  23
  Section 5.5 Company Shareholders Meeting..................................  24
  Section 5.6 Access to Information; Confidentiality........................  24
  Section 5.7 No Solicitation...............................................  24
  Section 5.8 [Reserved]....................................................  26
  Section 5.9 Directors' and Officers' Indemnification......................  26
  Section 5.10 [Reserved]...................................................  27
  Section 5.11 Reasonable Best Efforts......................................  27
  Section 5.12 Consents; Filings; Further Action............................  27
  Section 5.13 Intellectual Property Assignment Agreements..................  28
  Section 5.14 Public Announcements.........................................  28
  Section 5.15 Obligations of Merger Sub....................................  28
  Section 5.16 De-Listing...................................................  28
  Section 5.17 Expenses.....................................................  28
  Section 5.18 Takeover Statutes............................................  29
  Section 5.19 Employee Benefits............................................  29
  Section 5.20 Form S-8.....................................................  29
ARTICLE 6 CONDITIONS........................................................  29
  Section 6.1 Conditions to Each Party's Obligation to Effect the Merger....  29
  Section 6.2 Conditions to Obligations of the Parent and Merger Sub........  30
  Section 6.3 Conditions to Obligation of the Company.......................  31
ARTICLE 7 TERMINATION.......................................................  32
  Section 7.1 Termination...................................................  32
  Section 7.2 Effect of Termination.........................................  33
  Section 7.3 Amendment.....................................................  33
  Section 7.4 Waiver........................................................  33
  Section 7.5 Expenses following Termination................................  33
ARTICLE 8 MISCELLANEOUS.....................................................  34
  Section 8.1 Certain Definitions...........................................  34
  Section 8.2 Non-Survival of Representations, Warranties and Agreements....  35
  Section 8.3 Counterparts..................................................  35
  Section 8.4 GOVERNING LAW; WAIVER OF JURY TRIAL...........................  35
  Section 8.5 Notices.......................................................  36
  Section 8.6 Entire Agreement..............................................  36
  Section 8.7 No Third Party Beneficiaries..................................  36

  Section 8.8 Obligations of the Parent and of the Company..................  37
  Section 8.9 Severability..................................................  37
  Section 8.10 Interpretation...............................................  37
  Section 8.11 Assignment...................................................  37
  Section 8.12 Specific Performance.........................................  37

EXHIBITS
Exhibit A    Form of Voting Agreement
Exhibit B-1  Forms of Dean A. Suposs Termination and Release Agreement and Employment Letter
Exhibit B-2  Forms of Jerry Thurber Suposs Termination and Release Agreement and Employment Letter
Exhibit C    Form of Plan of Merger

                             INDEX OF DEFINED TERMS

Term                                                                   Section
----                                                                 -----------
Acquisition Proposal................................................      5.8(f)
Affected Employee...................................................        5.19
Affiliate...........................................................      8.1(a)
Affiliate Letters...................................................         5.8
Agreement...........................................................       Title
Articles of Merger..................................................         1.3
Benefit Plans.......................................................     3.10(a)
Blue Sky Laws.......................................................         3.6
Business day........................................................      8.1(b)
CBCA................................................................    Recitals
Certificate.........................................................      2.1(a)
Claims..............................................................        3.12
Closing.............................................................         1.2
Closing Date........................................................         1.2
COBRA...............................................................     3.10(f)
Code................................................................      2.3(a)
Company.............................................................       Title
Company Benefit Plans...............................................     3.10(a)
Company Charter Documents...........................................         3.2
Company Common Stock................................................      2.1(a)
Company Disclosure Letter...........................................      3.1(a)
Company Financial Advisor...........................................        3.23
Company Governmental Consents.......................................         3.6
Company Option Plans................................................      3.3(a)
Company Permits.....................................................         3.7
Company Preferred Stock.............................................      3.3(a)
Company Real Property Leases........................................        3.18
Company SEC Reports.................................................      3.8(a)
Company Share.......................................................      2.1(a)
Company Shareholders Meeting........................................      5.4(a)
Company Shares......................................................      2.1(a)
Company Stock Options...............................................      3.3(a)
Contracts........................................................... 3.5(a)(iii)
Control.............................................................      8.1(a)
Controlled by.......................................................      8.1(a)
Controlling.........................................................      8.1(a)
Director Option Holder..............................................         2.3
Effective Time......................................................         1.3
Employment Arrangements.............................................    Recitals
Environment.........................................................        3.13
Environmental Claims................................................        3.13
ERISA...............................................................     3.10(a)
ERISA Affiliate.....................................................     3.10(a)
Excess Parent Shares................................................   2.2(d)(i)
Exchange Act........................................................         3.6
Exchange Agent......................................................   2.2(a)(i)
Exchange Ratio......................................................      2.1(a)
Exchange Trust......................................................   2.2(d)(i)

Term                                                                   Section
----                                                                 -----------
Excluded Company Shares.............................................      2.1(a)
Expenses............................................................      7.5(a)
FCRA................................................................        3.28
GAAP................................................................      3.8(b)
GCL.................................................................    Recitals
Governmental Entity.................................................         3.6
Group...............................................................      8.1(d)
Hazardous Substance.................................................        3.13
HSR Act.............................................................         3.6
Including...........................................................      8.1(c)
Indemnified Liabilities.............................................      5.9(a)
Indemnified Parties.................................................      5.9(a)
Indemnifying Party..................................................      5.9(a)
Intellectual Property............................................... 3.14(a)(ii)
Investment Company Act..............................................        3.22
IP Assignment Agreement.............................................        5.13
IP Employee.........................................................        5.13
IP Licenses......................................................... 3.14(a)(ii)
IRS.................................................................     3.10(a)
Law.................................................................  3.5(a)(ii)
Liens...............................................................         8.1
Material Adverse Effect on the Company..............................      3.1(a)
Material Adverse Effect on the Parent...............................      4.1(a)
Material Contracts..................................................     3.16(a)
Merger..............................................................    Recitals
Merger Consideration................................................      2.1(a)
Merger Sub..........................................................       Title
NYSE................................................................  2.2(d)(ii)
Option Consideration................................................         2.3
Option Exchange Ration..............................................         2.3
Parent..............................................................       Title
Parent Charter Documents............................................         4.2
Parent Common Stock.................................................      2.1(a)
Parent Disclosure Letter............................................      4.1(b)
Parent Expenses.....................................................      7.5(b)
Parent Governmental Consents........................................         4.6
Parent Preferred Stock..............................................      4.3(a)
Parent SEC Reports..................................................      4.7(a)
Parent Stock Options................................................      4.3(a)
Parent Subsidiaries.................................................      4.1(a)
Person..............................................................      8.1(d)
Proxy Materials.....................................................      5.4(a)
Proxy Statement.....................................................      5.4(a)
Release.............................................................        3.13
Representatives.....................................................      5.7(a)
Requisite Company Vote..............................................      3.4(a)
Safety and Environmental Laws.......................................        3.13
Securities Act......................................................         3.6
Series A Preferred Stock............................................      3.3(a)
significant subsidiary..............................................      8.1(e)
Software............................................................ 3.14(a)(ii)

Term                                                                   Section
----                                                                 -----------
Sub Common Stock....................................................      4.3(c)
Subsidiary..........................................................      8.1(f)
Subsidiaries........................................................      8.1(f)
Superior Proposal...................................................      5.7(a)
Surviving By-Laws...................................................         1.5
Surviving Charter...................................................         1.4
Surviving Corporation...............................................         1.1
Systems.............................................................     3.14(g)
Takeover Statute....................................................        3.25
Tax Returns.........................................................     3.15(b)
Taxes...............................................................     3.15(a)
Technology.......................................................... 3.14(a)(ii)
Terminating Company Breach..........................................      7.1(f)
Terminating Parent Breach...........................................      7.1(g)
Termination Amount..................................................      7.5(b)
under common control with...........................................      8.1(a)

                   AMENDED AGREEMENT AND PLAN OF MERGER


   AMENDED AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of June 15, 2001 and amended as of July 19, 2001 among Avert, Inc., a Colorado corporation (the "Company"), Automatic Data Processing, Inc., a Delaware corporation (the "Parent"), and ADP Colorado, Inc., a Colorado corporation and a wholly owned subsidiary of the Parent ("Merger Sub").


                                    RECITALS

   WHEREAS, the respective boards of directors of each of the Parent, Merger Sub and the Company have determined that it is in the best interests of their respective shareholders to combine the respective businesses of the Parent and the Company, and consequently have approved the merger of Merger Sub with and into the Company (the "Merger") and approved and adopted the Merger, in accordance with the General Corporation Law of the State of Delaware (the "GCL") and the Colorado Business Corporation Act (the "CBCA") and upon the terms and subject to the conditions set forth in this Agreement;

   WHEREAS, concurrently with the execution of this Agreement, as a condition to the willingness of the Parent to enter into this Agreement, the Parent and certain shareholders of the Company are entering into a Voting Agreement, a copy of which is attached to this Agreement as Exhibit A (the "Voting Agreement"), providing for the agreement by such shareholders to vote in favor of this Agreement and the Merger;

   WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition to the willingness of Parent to enter into this Agreement, Dean A. Suposs and Jerry Thurber have executed and delivered termination and release agreements and employment letters with the Company, copies of which are attached to this Agreement as Exhibits B-1 and B-2, respectively (collectively, the "Employment Arrangements");

   WHEREAS, certain terms used in this Agreement which are not capitalized have the meanings specified in Section 8.1; and

   WHEREAS, the Company, the Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

   NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE 1

                                   THE MERGER

   Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall cease. The Company shall be the surviving corporation in the Merger (sometimes referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Colorado, and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects set forth in Section 7-111-106 of the CBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

   Section 1.2 Closing. The closing of the Merger (the "Closing") shall take place (a) at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York at 10:00 a.m.

on the business day on which the last to be fulfilled or waived of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (b) at such other place and time and/or on such other date as the Company and the Parent may agree in writing (the "Closing Date").

   Section 1.3 Effective Time. As soon as practicable following the Closing, the Company and the Parent will cause an Articles of Merger (the "Articles of Merger") to be signed, acknowledged and delivered for filing with the Secretary of State of the State of Colorado as provided in Section 7-111-105 of the CBCA. The Articles of Merger shall include a Plan of Merger as required under Section 7-111-105 of the CBCA. The form of the Plan of Merger is attached hereto as Exhibit C. The Merger shall become effective at the time when the Articles of Merger have been duly filed with the Secretary of State of the State of Colorado or such other time as shall be agreed upon by the parties and set forth in the Articles of Merger and in accordance with the CBCA (the "Effective Time").

   Section 1.4 The Articles of Incorporation. The articles of incorporation of Merger Sub in effect immediately prior to the Effective Time shall, from and after the Effective Time, be the articles of incorporation of the Surviving Corporation (the "Surviving Charter"), until duly amended as provided in the Surviving Charter or by applicable law.

   Section 1.5 The By-Laws. The by-laws of Merger Sub in effect at the Effective Time shall, from and after the Effective Time, be the by-laws of the Surviving Corporation (the "Surviving By-Laws"), until duly amended as provided in the Surviving By-Laws or by applicable law.

   Section 1.6 Directors of Surviving Corporation. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Charter and the Surviving By-Laws.

   Section 1.7 Officers of Surviving Corporation. The officers of the Company shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Charter and the Surviving By-Laws.

                                   ARTICLE 2

                     EFFECT OF THE MERGER ON CAPITAL STOCK;
                           PAYMENT FOR COMPANY SHARES

   Section 2.1 Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company:

     (a) Merger Consideration. Each share (each a "Company Share" and together the "Company Shares") of the common stock, without par value, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than Company Shares that are owned by the Parent, Merger Sub or any other Parent Subsidiary (as defined below) or Company Shares that are owned by the Company and in each case not held on behalf of third parties (collectively, "Excluded Company Shares")) shall be converted by virtue of the Merger and without any action on the part of the holder thereof into the right to receive and become exchangeable for $22.00 in cash (the "Merger Consideration"), without interest thereon. The amount of the Merger Consideration shall be subject to adjustment as provided in
  Section 2.5.

     At the Effective Time, all Company Shares shall no longer be outstanding, shall be canceled and retired and shall cease to exist, and each certificate (a "Certificate") formerly representing any Company

  Shares (other than Excluded Company Shares) shall thereafter represent only the right to receive the Merger Consideration.

     (b) Cancellation of Shares. Each Excluded Company Share issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder of such Excluded Company Share, no longer be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

     (c) Merger Sub. At the Effective Time, each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation, and the Surviving Corporation shall be a wholly owned subsidiary of the Parent.

   Section 2.2 Payment for Company Shares.

   (a) Prior to the Closing, Parent will cause Merger Sub to make available to a bank or trust company designated by Parent (the "Paying Agent") sufficient funds to make the payments pursuant to Section 2.1(a) hereof on a timely basis to holders of Company Shares (other than Excluded Shares) that are issued and outstanding immediately prior to the Effective Time (such amounts being hereinafter referred to as the "Payment Fund"). The Paying Agent shall make the payments provided for in the preceding sentence out of the Payment Fund. The Payment Fund shall not be used for any other purpose, except as provided in this Agreement.

   (b) As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each record holder (other than holders of Excluded Shares), as of the Effective Time, of an outstanding Certificate, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificate and receiving payment therefor. Following surrender to the Paying Agent of a Certificate, together with such letter of transmittal duly executed and such other documents as may be reasonably required by the Paying Agent, the holder of such Certificate shall be paid in exchange therefor cash in an amount (subject to any applicable withholding tax as specified in Section 2.6) equal to the product of the number of Company Shares represented by such Certificate multiplied by the Merger Consideration, and each such Certificate shall forthwith be canceled. No interest shall be paid or accrued on the cash payable upon the surrender of the Certificates. If payment is to be made to a Person other than the Person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment (A) pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered or (B) establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. From and after the Effective Time and until surrendered in accordance with the provisions of this Section 2.2, each Certificate (other than Certificates representing Excluded Shares) shall represent for all purposes solely the right to receive, in accordance with the terms hereof, the Merger Consideration in cash multiplied by the number of Company Shares evidenced by such Certificate, without any interest thereon.

   (c) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation in its reasonable judgment based on the financial wherewithal of the person claiming such Certificate to be lost, stolen, or destroyed, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will deliver in exchange for such affidavit, the applicable Merger Consideration with respect to the Company Shares formerly represented by such Certificate.

   (d) Any portion of the Merger Consideration made available to the Paying Agent to pay for Company Shares for which appraisal rights have been perfected shall be returned to the Parent upon demand. Any portion of the Payment Fund (including the proceeds of any investments thereof) that remains unclaimed by the former shareholders of the Company for six (6) months after the Effective Time shall be repaid to the Surviving Corporation. Any former shareholders of the Company who have not complied with Section 2.2 hereof prior to the end of such six (6) month period shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) but only as general creditors thereof for payment of their claim for the Merger Consideration, without any interest thereon, upon due surrender of the Certificates held by them. Neither Parent, the Surviving Corporation nor the Paying Agent, shall be liable to any holder of Company Shares for any monies delivered from the Payment Fund or otherwise to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificates shall not have been surrendered prior to two (2) years after the Effective Time (or such earlier date as shall be immediately prior to the date that such unclaimed funds would otherwise become subject to any abandoned property, escheat or similar law) unclaimed funds payable with respect to such certificates shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

   (e) At the close of business on the day of the Effective Time, the stock transfer books of the Company shall be closed. At and after the Effective Time, there shall be no registration of transfers of Company Shares which were outstanding immediately prior to the Effective Time on the stock transfer books of the Surviving Corporation. From and after the Effective Time, the holders of Company Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided in this Agreement or by applicable Law. All cash paid upon the surrender of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Company Shares previously represented by such Certificates. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged for cash as provided in this Article II.

   Section 2.3 Treatment of Company Stock Options.

   (a) The Parent and the Company shall take such actions as are necessary to provide that at the Effective Time each outstanding Company Stock Option (as defined in Section 3.3(a)) (other than Company Stock Options held by a Person listed in Section 2.3 of the Company Disclosure Letter) shall be assumed by the Parent and adjusted in accordance with the terms thereof and this Agreement to be exercisable to purchase shares of Parent Common Stock, as provided below. Immediately following the date hereof, the Company shall cause each of the Company Option Plans (as defined in Section 3.3(a)) to be amended in form and substance satisfactory to Parent so that following the Effective Time, each such Company Stock Option shall continue to have, and shall be subject to, the same terms and conditions set forth in the Company Option Plans or any other agreement pursuant to which such Company Stock Option was subject immediately prior to the Effective Time, as the case may be, except that (i) each such Company Stock Option shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of (x) the aggregate number of shares of Company Common Stock for which such Company Stock Option was exercisable immediately prior to the Effective Time multiplied by (y) the Option Exchange Ratio (as defined below), rounded down to the nearest whole share, if necessary, and (ii) the exercise price per share of such Company Stock Option shall be equal to the aggregate exercise price of such Company Stock Option immediately prior to the Effective Time divided by the number of shares of Parent Common Stock for which such Company Stock Option shall be exercisable as determined in accordance with the preceding clause (i), rounded to the nearest cent, if necessary. "Option Exchange Ratio" shall mean the quotient obtained by dividing (i) the Merger Consideration by (ii) the closing price per share of Parent Common Stock (as reported in The Wall Street Journal National Edition) on the Closing Date. The Company also shall take all such actions that are required to ensure that all restrictions or limitations on transfer and vesting with respect to such Company Stock Options, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by Parent as set forth above. It is the intention of the parties that, to the extent that any Company Stock Option referred to in this Section 2.3(a) constituted an incentive stock option immediately prior to the Effective Time, such option continue to qualify as an incentive stock option to the maximum extent permitted by section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and that the assumption of the Company Stock Options provided by this
Section 2.3(a) satisfy the conditions of section 424(a) of the Code. The Parent shall comply with the terms of the Company Option Plans with respect to such Company Stock Options and ensure, to the extent required by, and subject to the provisions of, such Company Option Plans, that such Company Stock Options that qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time.

   (b) On the Effective Date, each holder of a Company Stock Option that is listed in Section 2.3 of the Company Disclosure Letter (each, a "Director Option Holder") shall be entitled to receive, in full satisfaction of a Company Stock Option held by such Director Option Holder, an amount in cash without interest in respect thereof equal to the product of (i) the excess, if any, of the Merger Consideration over the per share exercise or purchase price of such Company Stock Option and (ii) the number of Company Shares subject to such Company Stock Option, whether vested or unvested (such amount being hereinafter referred to as the "Option Consideration"), and each such Company Stock Option held by a Director Option Holder shall be canceled on the Effective Date. Such payment shall be reduced by any income or employment tax withholding required under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Director Option Holder. The Company's Non-Employee Director's Stock Option Plan shall terminate as of the Effective Date. All administrative and other rights and authorities granted under the Company's Non-Employee Director's Stock Option Plan to the Company, the Board of Directors of the Company or any Committee or designee thereof, shall, following the Effective Date, reside with the Surviving Corporation.

   (c) The Company shall take all reasonable actions required to qualify for the exemption contemplated by Rule 16b-3 under the Exchange Act for (i) the treatment of the Company Stock Options held by a Director Option Holder contemplated in Section 2.3(b) and (ii) the assumption and adjustment referred to in Section 2.3(a), including, if necessary or appropriate, obtaining the approval of the Company's Board of Directors, of the type described in a pertinent SEC no-action letter dated January 12, 1999.

   (d) Prior to the Effective Time, the Company shall deliver to the holders of Company Stock Options appropriate notices (which notices shall be subject to the approval of the Parent) setting forth such holder's rights after giving effect to the Merger and the provisions set forth in this Section 2.3. As soon as practicable following the Effective Time, the Parent shall deliver to the holders of Company Stock Options appropriate notices setting forth such holders' rights after giving effect to the Merger and the provisions set forth in this Section 2.3. Prior to the Effective Time, the Company shall make such amendments and take such other actions, if any, to the Company Option Plans as shall be necessary to permit (i) the assumption and adjustment referred to in
Section 2.3(a) and (ii) the cash payment referred to in Section 2.3(b).

   Section 2.4 Dissenting Shares.

    (a) Notwithstanding anything in this Agreement to the contrary, Company Shares that are held by any record holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal rights in accordance with Section 7-113-102 of the CBCA (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration but shall become the right to receive such consideration as may be determined to be due in respect of such Dissenting Shares pursuant to the CBCA; provided, however, that any holder of Dissenting Shares who shall have failed to perfect or shall have withdrawn or lost their rights to appraisal of such Dissenting Shares, in each case under the CBCA, shall forfeit the right to appraisal of such Dissenting Shares, and such Dissenting Shares shall be deemed to have been converted into the right to receive, as of the Effective Time, the Merger Consideration without interest. Notwithstanding anything to the contrary contained in this Section 2.4, if the Merger is rescinded or abandoned, then the right of any shareholder to be paid the fair value of such shareholder's Dissenting Shares shall cease. The Surviving Corporation shall comply with all of its obligations under the CBCA with respect to holders of Dissenting Shares.

   (b) The Company shall give Parent (i) prompt notice of any demands for appraisal, and any withdrawals of such demands, received by the Company and any other related instruments served pursuant to the CBCA, and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the CBCA. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or negotiate, offer to settle any such demands.

   Section 2.5 Adjustments to Prevent Dilution. In the event that prior to the Effective Time there is a change in the number of Company Shares or securities convertible or exchangeable into or exercisable for Company Shares issued and outstanding as a result of a distribution, reclassification, stock split (including a reverse stock split), stock dividend or distribution or other similar transaction, the Merger Consideration shall be equitably adjusted to eliminate the effects of that event.

   Section 2.6 Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of a Certificate such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provisions of Law (as defined in Section 3.5). To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for purposes of this agreement as having been paid to the holder of a Certificate in respect to which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   The Company represents and warrants to the Parent and Merger Sub that:

   Section 3.1 Organization and Qualification; Subsidiaries.

   (a) The Company is duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Except as set forth in Section 3.1(a) of the Disclosure Letter delivered to the Parent and Merger Sub by the Company prior to the execution of this Agreement (the "Company Disclosure Letter"), the Company is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company (as defined below). For purposes of this Agreement, "Material Adverse Effect on the Company" means any change in or effect on the business, assets, properties, results of operations, prospects or condition (financial or otherwise) of the Company that is or could be materially adverse to the Company or that could materially impair the ability of the Company to perform its obligations under this Agreement or consummate the Merger and the other transactions contemplated hereby.

   (b) Except as set forth in Section 3.1(b) of the Company Disclosure Letter, the Company has no subsidiaries and does not hold any ownership interest in any person.

   Section 3.2 Articles of Incorporation and By-Laws. The copies of the Company's articles of incorporation and by-laws, each as amended through the date of this Agreement (collectively, the "Company Charter Documents") that are incorporated by reference in, as exhibits to, the Company's annual report on Form 10-K for the year ended December 31, 2000 are complete and correct copies of those documents. The Company Charter Documents are in full force and effect. The Company is not in violation of any of the provisions of its organizational documents.

   Section 3.3 Capitalization.

   (a) The authorized capital stock of the Company consists of (i) 9,000,000 shares of Company Common Stock and (ii) 1,000,000 shares of Preferred Stock, par value $.10 per share (the "Company Preferred Stock"). As of June 14, 2001,
(i) 3,311,705 shares of Company Common Stock were issued and outstanding, all of which were validly issued and are fully paid, nonassessable and not subject to preemptive rights, (ii) no shares of Company Preferred Stock were issued or outstanding and (iii) (A) 416,000 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding stock options (the "Company Stock Options") granted pursuant to the Company's Amended and Restated 1994 Stock Incentive Plan and Non-Employee Director's Stock Option Plan (collectively, the "Company Option Plans") and (B) 107,000 shares of Company Common Stock were reserved for issuance pursuant to options available for grant under the Company Option Plans. Section 3.3(a) of the Company Disclosure Letter sets forth a complete and correct list as of June 14, 2001 of the holders of all Company Stock Options, the number of shares subject to each such option, the vesting schedule of any such option and the exercise price thereof. Except as set forth above, as of June 14, 2001, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding and since such date, no shares of capital stock or other voting securities or options in respect thereof have been issued except upon the exercise of the Company Stock Options outstanding on June 14, 2001.


   (b) Except for outstanding Company Stock Options, there are no options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights or other rights, agreements, arrangements or commitments of any character to which the Company is a party or by which the Company is bound relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with shareholders of the Company on any matter.

   (c) All shares of Company Common Stock subject to issuance, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments under which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and will not be subject to preemptive rights. Except as set forth in Section 3.3(c) of the Company Disclosure Letter, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock or to effect the registration of any shares of Company Common Stock or other Company securities under the Securities Act (as defined in Section 3.6). Except as set forth in
Section 3.3(c) of the Company Disclosure Letter there are no outstanding material contractual obligations of the Company to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

   (d) All unvested shares of Company Common Stock subject to outstanding Company Stock Options vest immediately upon the Effective Time.

   Section 3.4 Authority.

   (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby to be consummated by the Company. The execution and delivery of this Agreement by the Company and the consummation by the Company of such transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate such transactions, other than, with respect to the Merger, the approval of this Agreement by shareholders of the Company representing a majority of the Company Common Stock entitled to vote hereon (the "Requisite Company Vote"). This Agreement has been duly authorized and validly executed and delivered by the Company and constitutes legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

   (b) The Board of Directors of the Company (i) has unanimously adopted the plan of merger set forth in this Agreement and approved this Agreement and the other transactions contemplated by this Agreement and (ii) has declared that the Merger and this Agreement and the other transactions contemplated by this Agreement are advisable and recommended that the shareholders of the Company adopt this Agreement.

   Section 3.5 No Conflict.

   (a) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not:

     (i) conflict with or violate any provision of any Company Charter
  Document;

     (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.5(a)(ii) of the Company Disclosure Letter have been obtained and all filings and obligations described in Section 3.5(a)(ii) of the Company Disclosure Letter have been made, conflict with or violate any foreign or domestic law, statute, ordinance, rule, regulation, order, judgment or decree ("Law") applicable to the Company or by which any property or asset of the Company is or may be bound or affected; or

     (iii) except as set forth in Section 3.5(a)(iii) of the Company Disclosure Letter, result in any breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or modification in a manner adverse to the Company of any material right or benefit under or give to others any right of termination, amendment, acceleration, repayment or repurchase, increased payments or cancellation of or result in the creation of a Lien on any property or asset of the Company under any note, bond, mortgage, indenture, contract, agreement, commitment, lease, license, permit, franchise or other instrument or obligation (collectively, "Contracts") to which the Company is a party or by which its assets or properties is or may be bound or affected;

  except, in the case of clauses (ii) and (iii), for such consents, approvals, authorizations, breaches, defaults or other occurrences which, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company.

   (b) Except as set forth in Section 3.5(b) of the Company Disclosure Letter, there are no Contracts to which the Company is a party or by which the Company or any asset of the Company is bound, which by its terms limits in any material respect the ability of the Company or, after consummation of the transactions contemplated by this Agreement, would by its terms limit in any material respect the ability of the Parent or any of its affiliates, to engage in any business in any area or for any period. None of the Company's officers, directors or key employees is a party to any agreement which, by virtue of such person's relationship with the Company, restricts in any material respect the Company or any affiliate of the Company from, directly or indirectly, engaging in any of the businesses in which it engages on the date hereof.

   Section 3.6 Governmental Required Filings and Consents. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal or arbitral body or self-regulated entity (each, a "Governmental Entity"), except (i) for those consents or approvals set forth in Section 3.6 of the Company Disclosure Letter (the "Company Governmental Consents"), (ii) for applicable requirements of the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), and the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), (iii) applicable requirements of state securities or "blue sky" laws ("Blue Sky Laws"), (iv) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (together with the rules and regulations promulgated thereunder, the "HSR Act"), and (v) for the filing of the Articles of Merger as required by the CBCA.

   Section 3.7 Permits; Compliance. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company to own, lease and operate its properties or to carry on its business as it is now being conducted (collectively, the "Company Permits"), except for Company Permits which the failure to possess has not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company; and, as of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened. The Company is not in conflict with, or in default or violation of, (i) any Law applicable to the Company (including, without limitation, the FCRA) or by which any property or asset of the Company is or may be bound or affected, (ii) any Company Permits, or (iii) any other Contract to which the Company is a party or by which the Company or any property or asset of the Company is bound or affected, except for conflicts, defaults or violations which have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company.

   Section 3.8 Securities Exchange Commission ("SEC") Filings; Financial Statements.

   (a) The Company has filed all forms, reports, proxy statements, registration statements and other documents (including all exhibits, annexes, supplements and amendments to such documents) required to be filed by it under the Exchange Act and the Securities Act since December 31, 1996 (collectively, including any such documents filed subsequent to the date of this Agreement, the "Company SEC Reports") and the Company has made available to the Parent each Company SEC Report filed with the SEC. The Company SEC Reports, including any financial statements or schedules included or incorporated by reference, (i) comply with the requirements of the Exchange Act or the Securities Act or both, as the case may be, applicable to those Company SEC Reports and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary in order to make the statements made in those Company SEC Reports, in the light of the circumstances under which they were made, not misleading.

   (b) Each of the consolidated financial statements included in or incorporated by reference into the Company SEC Reports (including the related notes and schedules) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited interim financial statements, as permitted by Form 10-Q of the SEC) and fairly present in all material respects (subject, in the case of the unaudited interim financial statements, to normal, year-end audit adjustments) the consolidated financial position of the Company as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

   (c) Except as and to the extent set forth on the consolidated financial statements included in or incorporated by reference into the Company SEC Reports (including the related notes and schedules) or in Section 3.8(c) of the Company Disclosure Letter, the Company does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in the related notes prepared in accordance with GAAP, except for liabilities or obligations incurred in the ordinary course of business since the date of the latest financial statements included in the Company SEC Reports that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company.

   Section 3.9 Absence of Certain Changes or Events.

   (a) Except as described in Section 3.9 of the Company Disclosure Letter, since December 31, 2000, the Company has conducted its businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not occurred or arisen any change, effect, event or occurrence that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company.

   (b) Except as set forth in Section 3.9(b) of the Company Disclosure Letter, since December 31, 2000, there has not been:

     (i) (A) any Contract entered into by the Company relating to any acquisition or disposition of any assets or business or (B) any modification, amendment, assignment or termination of or relinquishment by the Company of any rights under any other Contract (including any insurance policy naming it as a beneficiary or a loss payable payee) that does or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, other than transactions, commitments, contracts or agreements in the ordinary course of business consistent with past practice or those contemplated by this Agreement;

     (ii) any (A) grant of any severance or termination pay to any director, officer or employee of the Company; (B) entering into of any employment, deferred compensation, consulting or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of or consultant to the Company; (C) increase in compensation, bonus or other benefits payable under any existing severance or termination pay policies or employment or consulting agreements; or (D) increase in compensation, bonus or other benefits payable to directors, officers or employees of or consultant to the Company who are not parties to employment or consulting agreements with the Company in effect prior to such date, other than, in the case of clauses (A) through (D), with respect to any directors, officers, consultants and employees that are not parties to employment or consulting agreements with the Company, in the ordinary course of business consistent with past practices or, in the case of clauses (A) through (D) with respect to any directors, officers, consultants or employees who are parties to employment or consulting agreements, in accordance with their respective employment or consulting agreements;

     (iii) any damage, destruction or other casualty loss with respect to any material asset or material property owned, leased or otherwise used by the Company, not covered by insurance;

     (iv) any change by the Company in its accounting methods, principles or practices;

     (v) any declaration, setting aside or payment of any dividend or distribution in respect of Company Shares or any redemption, purchase or other acquisition of any of the Company's securities;

     (vi) any increase in the eligibility, compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of the Company except in the ordinary course of business consistent with past practice or except as required by applicable Law;

     (vii) (A) any incurrence or assumption by the Company of any indebtedness for borrowed money or (B) any guarantee, endorsement or other incurrence or assumption of material liability (whether directly, contingently or otherwise) by the Company for the obligations of any other person, other than in the ordinary course of business consistent with past practice;

     (viii) any creation or assumption by the Company of any Lien on any material asset of the Company, other than in the ordinary course of business, consistent with past practice; or

     (ix) any making of any loan, advance or capital contribution to or investment in any person by the Company other than in the ordinary course of business, consistent with past practice.

   Section 3.10 Employee Benefit Plans.

   (a) Section 3.10(a)(i) of the Company Disclosure Letter sets forth a true, correct and complete list of each pension, retirement, savings, disability, medical, dental, health, life, death benefit, group insurance, profit sharing, deferred compensation, stock purchase, stock option, bonus, incentive, employment, severance pay, or other employee benefit plan, trust, arrangement, contract, commitment, agreement or policy, whether written or oral, contingent or otherwise of the Company (collectively, "Company Benefit Plans"). Except as set forth in

Section 3.10(a)(ii) of the Company Disclosure Schedule, each Company Benefit Plan (i) has been administered and is in compliance with the terms of such plan and all applicable laws, rules and regulations, and (ii) no "reportable event" (as such term is used in Section 4043 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (other than those events for which the 30 day notice has been waived pursuant to the regulations), "prohibited transaction" (as such term is used in Section 406 of ERISA or Section 4975 of the Code) or "accumulated funding deficiency" (as such term is used in Section 412 or 4971 of the Code) has heretofore occurred with respect to any Company Benefit Plan or any of its affiliates and any trade or business which is or has ever been under common control or which is or has ever been treated as a single employer with any of them under Section 414(b), (c), (m) or (o) of the Code (an "ERISA Affiliate").

   (b) There is no litigation or administrative or other proceeding involving any Company Benefit Plan nor has the Company received notice that any such proceeding is threatened. Neither the Company nor any ERISA Affiliate of the Company has any obligation or liability with respect to any Benefit Plan subject to Title IV of ERISA, including, without limitation, any "multiemployer plan" (within the meaning of Section 3(37) of ERISA).

   (c) True, correct and complete copies of the following documents, with respect to each of the Company Benefit Plans, have been made available or delivered to Parent by the Company, to the extent applicable: (i) any plans, all amendments thereto and related trust documents, and amendments thereto;
(ii) the most recent Form 5500 and all schedules thereto and the most recent and accurate actuarial report, if any; (iii) the most recent IRS determination letter; (iv) summary plan descriptions; (v) written communications to employees relating to the Company Benefit Plans; and (vi) written descriptions of all non-written agreements relating to the Company Benefit Plans.

   (d) Except as set forth in Section 3.10(d) of the Company Disclosure Letter, the Company Benefit Plans intended to qualify under Section 401 of the Code are so qualified and the trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the Code, and nothing has occurred with respect to the operation of the Company Benefit Plans which could cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code.

   (e) Except as set forth in Section 3.10(e) of the Company Disclosure Letter and except as individually or in the aggregate do not result or could not reasonably be expected to result in a material liability to the Company, all contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Company Benefit Plans or by Law (without regard to any waivers granted under Section 412 of the Code), to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension), and all contributions for any period ending on or before the Effective Time which are not yet due will have been paid or accrued on or prior to the Effective Time.

   (f) None of the Company Benefit Plans provide for post-employment life or health insurance, benefits or coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and at the expense of the participant or the participant's beneficiary. Except as set forth in
Section 3.10(f) of the Company Disclosure Letter and except as individually or in the aggregate do not result or could not reasonably be expected to result in a material liability to the Company, each of the Company and any ERISA Affiliate which maintains a "group health plan" within the meaning Section 5000(b)(1) of the Code has complied with the notice and continuation requirements of Section 4980B of the Code, COBRA, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder.

   (g) Except as set forth in Section 3.10(g) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee (current, former or retired) of the Company, (ii) increase any benefits otherwise payable under any Company Benefit Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits under any such plan.

   (h) Except as set forth in Section 3.10(h) of the Company Disclosure Letter there is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of the Company or any Subsidiary that, individually or collectively, will give rise to the payment of any amount that would not be deductible by the Company by reason of Section 280G or Section 162(m) of the Code.

   Section 3.11 [Reserved.]

   Section 3.12 Litigation. Except as described in Section 3.12 of the Company Disclosure Letter or in any Company SEC Reports filed prior to the date hereof, there is no suit, claim, action, proceeding or investigation (collectively, "Claims") pending or, to the knowledge of the Company, threatened or contemplated against the Company before any Governmental Entity nor are there any investigations or reviews by any Governmental Entity pending or, to the Company's knowledge threatened or contemplated against, relating to or affecting the Company, that, if adversely determined, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect on the Company. The Company is not subject to any outstanding order, writ, injunction or decree of any court or Governmental Entity which, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect on the Company.

   Section 3.13 Environmental Matters. Except as disclosed on Section 3.13 of the Company Disclosure Letter or in any Company SEC Reports filed prior to the date hereof, and except, individually or in the aggregate, as could not reasonably be expected to have a Material Adverse Effect on the Company:

     (a) The Company is not and has not been in violation of any applicable Safety and Environmental Law (as defined below);

     (b) The Company has all Company Permits required pursuant to Safety and Environmental Laws that are material to the conduct of the business of the Company, all such Permits are in full force and effect, no action or proceeding to revoke, limit or modify any of such Permits is pending, and the Company is in compliance with all terms and conditions thereof;

     (c) The Company has not received, and does not expect to receive, due to the consummation of the Agreement, any Environmental Claim (as defined below);

     (d) To the Company's knowledge, there is not now and has not been at any time in the past a Release (as defined below) or threatened Release of Hazardous Substances (as defined below) into the Environment (as defined below) for which the Company may be directly or indirectly responsible; and

     (e) To the Company's knowledge, there is not now and has not been at any time in the past at, on or in any of the real properties owned, leased or operated by the Company, and, to the Company's knowledge, was not at, on or in any real property previously owned, leased or operated by the Company or any predecessor: (i) any generation, use, handling, Release, treatment, recycling, storage or disposal of any Hazardous Substances, (ii) any underground storage tank, surface impoundment, lagoon or other containment facility (past or present) for the temporary or permanent storage, treatment or disposal of Hazardous Substances, (iii) any asbestos-containing material in a condition requiring abatement, (iv) any Release or threatened Release, or any visible signs of Releases or threatened Releases, of a Hazardous Substance to the Environment in form or quantity requiring remedial action under Safety and Environmental Laws, or (v) any Hazardous Substances present at such property, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and Safety and Environmental Laws and in proper storage containers, and as are necessary for the operations of the Company.

   For purposes of this Agreement, the following terms have the following meanings:

     (a) "Environment" means navigable waters, waters of the contiguous zone, ocean waters, natural resources, surface waters, ground water, drinking water supply, land surface, subsurface strata, ambient air, both inside and outside of buildings and structures, man-made buildings and structures, and plant and animal life on earth.

     (b) "Environmental Claims" means any notification, whether direct or indirect, formal or informal, written or oral, pursuant to Safety and Environmental Laws or principles of common law relating to pollution, protection of the Environment or health and safety, at any of the current or past operations of any of the Parent, any Parent Subsidiary, or the Company, as the case may be.

     (c) "Hazardous Substance" means any toxic waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or waste, petroleum or petroleum-derived substance or waste, radioactive substance or waste, or any constituent of any such substance or waste, or any other substance regulated under or defined by any Safety and Environmental Law.

     (d) "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into or through the indoor or outdoor Environment or into, through or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, ground water or property.

     (e) "Safety and Environmental Laws" means all federal, state and local Laws and Orders relating to pollution, protection of the Environment, public or worker health and safety, or the emission, discharge, release or threatened release of pollutants, contaminants or industrial, toxic or hazardous substances or wastes into the Environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or industrial, toxic or hazardous substances or wastes, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. (S) 1251 et seq., the Clean Air Act, 42 U.S.C. (S) 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. (S) 121 et seq., the Occupational Safety and Health Act, 29 U.S.C. (S) 651 et seq., the Asbestos Hazard Emergency Response Act, 15 U.S.C. (S) 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. (S) 300f et seq., the Oil Pollution Act of 1990 and analogous state acts.

   Section 3.14 Intellectual Property.

   (a) (i) Section 3.14(a)(i) of the Company Disclosure Letter sets forth all domestic and foreign patents and patent applications, trademark and service mark registrations and applications, Internet domain name registrations and applications, copyright registrations and applications, and all other material Intellectual Property (as defined below) owned by the Company, specifying as to each item, as applicable: (A) the nature of the item, including the title; (B) the owner of the item; (C) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed; and (D) the issuance, registration or application numbers and dates.

      (ii) Section 3.14(a)(ii) of the Company Disclosure Letter sets forth, and the Company has heretofore made available to the Parent correct and complete copies of, all licenses, sublicenses, and other agreements or permissions ("IP Licenses") under which the Company is a (x) licensor or (y) licensee or otherwise is authorized to use or practice any Intellectual Property. For purposes of this Agreement, "Intellectual Property" means all of the following as they exist in all jurisdictions throughout the world, in each case, to the extent owned by, licensed to, or otherwise used by the Company: (A) patents, patent applications, and other patent rights (including any divisions, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are modified, withdrawn, or resubmitted); (B) trademarks, service marks, trade dress, trade names, brand names, Internet domain names, designs, logos, or corporate names, whether registered or unregistered, and all registrations and applications for registration thereof; (C) copyrights, including all renewals and extensions, copyright registrations and applications for registration, and non-registered copyrights; (D) trade secrets, concepts, ideas, designs, research, processes, procedures, techniques, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights or information (whether or not patentable or subject to copyright, mask work, or trade secret protection) (collectively, "Technology"); and

(E) computer software programs, including all source code, object code, and documentation related thereto (the "Software").

   (b) The Company owns or otherwise possess legally enforceable rights to use, sell, license and sublicense, free and clear of any and all Liens or material restrictions, any and all Intellectual Property that is material to its business and operations.

   (c) All of the Company's material Intellectual Property rights are valid and enforceable. The Company has not infringed upon or otherwise violated the intellectual property rights of any third party or received any Claim alleging any such infringement or other violation. The Company has not, during the five years preceding the date hereof, been a party to any Claim, nor, to the knowledge of the Company, is any Claim threatened or is there any valid ground for a Claim that challenges the validity, enforceability, ownership, or the Company's right to use, sell, and license any Intellectual Property that is material to the Company's business and operations. No third party is infringing in any material respect upon any Intellectual Property material to its business and operations.

   (d) The Company has taken all necessary and desirable actions to maintain and protect each item of Intellectual Property owned by the Company that is material to the Company's business and operations.

   (e) The Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of their trade secrets and the proprietary nature and value of the Technology and the Software that is material to the Company's business and operations.

   (f) All material Software used, sold, or licensed by the Company is free from any material software defect, performs in all material respects in conformance with its documentation, and does not contain any bugs or viruses or any code or mechanism that could be used to materially interfere with its operation.

   (g) Except as set forth in Section 3.14(g) of the Company Disclosure Letter, the Company is not, nor, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, will be, in material violation of any agreement relating to any Intellectual Property material to the Company's business and operations. Except as set forth in
Section 3.14(g) of the Company Disclosure Letter, after the completion of the transactions contemplated by this Agreement, the Company will continue to own all right, title, and interest in and to or have a license to use all Intellectual Property (including all Software) on identical terms and conditions as the Company enjoyed immediately prior to such transactions.

   (h) Except as set forth in Section 3.14(h) of the Company Disclosure Letter, each present or past employee, officer, consultant or any other person who developed any part of any Company product or any Intellectual Property that is or will be made, used or sold by the Company has executed a valid and enforceable agreement with the Company that (i) conveys any and all right, title and interest in and to all Intellectual Property developed by such person in connection with such person's employment or contract to the Company, (ii) requires such person, during and after the term of employment or contract, to cooperate with the Company in the prosecution of any patent applications filed in connection with such Intellectual Property, (iii) to the extent such person is an author of a copyrighted work created in connection with such person's employment or contract, such work is a "work made for hire," as set forth in 17 U.S.C. (S) 101, (iv) establishes a covenant by such person that no process, technique, innovation or other work product provided to the Company is derived from or otherwise the proprietary information of a prior employer or contractor, in contravention of any prior confidentiality agreement, and (v) obligates the employee or contractor to keep any Company confidential information, including Trade Secrets, confidential both during and after the term of employment or contract. Except as set forth on Schedule 3.14 (h), no such employee, consultant or other person has excluded works or inventions made prior to his employment with or work for the Company from his assignment of inventions pursuant to such proprietary invention agreements.

   (i) Set forth in Section 3.14(i) of the Company Disclosure Letter is a true and complete list of each of the employees of the Company and any other persons who were primarily involved in the development of the material Intellectual Property of the Company.

   Section 3.15 Taxes.

   (a) Except as set forth in Section 3.15(a) of the Company Disclosure Letter, all federal, state, county, local, foreign and other taxes (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll related and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto (including amounts required to be paid respect to taxes as a result of any tax sharing agreement or similar arrangement described in paragraph (d) of this Section 3.15) (hereinafter "Taxes" or, individually, a "Tax") have been timely paid, and any Taxes required to be paid by or with respect to the Company after the date hereof and on or before the Effective Time shall be timely paid.

   (b) Except as set forth in Section 3.15(b) of the Company Disclosure Letter, all returns and reports required to be filed by or with respect to the Company with respect to Taxes (hereinafter "Tax Returns" or, individually, a "Tax Return") on or before the date hereof have been timely filed. All Tax Returns required to be filed by or with respect to the Company after the date hereof and on or before the Effective Time shall be prepared and timely filed, in a manner consistent with prior years and all applicable laws and regulations. All such Tax Returns and amendments thereto are, or with respect to Tax Returns not yet due, will be true, complete and correct in all respects. No penalties or other charges are or will become due with respect to the late filing of any Tax Return of the Company or payment of any Tax of the Company, required to be filed or paid on or before the Effective Time. Prior to the date hereof, the Company has provided to the Parent all revenue agents' reports and other written assertions of deficiencies or other liabilities for Taxes of the Company with respect to past periods for which the applicable statute of limitations has not expired. The Company will provide to the Parent copies of any such reports or written assertions received after the date hereof within ten (10) days of their first being received by it.

   (c) With respect to all Tax Returns filed by or with respect to the Company, except as set forth in Section 3.15(c) of the Company Disclosure Letter: (A) to the best of the Company's knowledge the statute of limitations for the assessment of corporate income taxes has expired for all years prior to 1998, and there are no outstanding waivers extending the statutory period of limitations relating to the assessment or payment of Taxes due from the Company for any taxable period ending prior to the date hereof which are expected to be outstanding as of the date hereof; (B) no audit or other investigation for the collection of Taxes is in progress, the Company has not been notified that any audit will commence with respect to Taxes due from the Company, and no extension of time has been executed with respect to any date on which any Tax Return was or is to be filed; and (C) there is no deficiency or adjustment for any Taxes proposed or threatened in writing against the Company.

   (d) Except as set forth in Section 3.15(d) of the Company Disclosure Letter, the Company has not been and is not a party to any tax sharing agreement or similar arrangement with any person.

   (e) Except as set forth in Section 3.15(e) of the Company Disclosure Letter, the Company, (i) is not now and has never been a member of any consolidated, combined or unitary group, other than a group of which the Company is the common parent, for purposes of filing Tax Returns or paying Taxes, or (ii) other than as a result of being a member of a consolidated, combined or unitary group of which the Company is the common parent, is not liable for the Taxes of any other person, under Treasury Regulations Section 1.1502-6 (or any similar provision of foreign, state or local law) or as a transferee, successor or otherwise.

   (f) Except as set forth in Section 3.15(f) of the Company Disclosure Letter, no "consent" within the meaning of Section 341(f) of the Code has been filed with respect to the Company.

   (g) Except as set forth in Section 3.15(g) of the Company Disclosure Letter, the Company (a) has not agreed to and is not required to make any adjustment pursuant to Section 481 of the Code (or any predecessor provision of other laws or regulations) by reason of a change in accounting method or otherwise, (b) does not have knowledge that any taxing authority has proposed any such adjustment or change, which proposal is currently pending, and (c) does not have an application pending with any taxing authority requesting permission for any change in accounting methods that relates to its business and operations.

   (h) Except as set forth in Section 3.15(h) of the Company Disclosure Letter, no property of the Company is required to be treated as owned by any person (other than the Company) pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954 (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Section 168 of the Code.

   (i) There are no Tax rulings, request for rulings, or closing agreements relating to the Company which could affect their liability for Taxes for any period after the Closing Date.

   (j) No Taxes are delinquent or constitute a lien against the Company, except for the current year's ad valorem Taxes not yet due and payable, and except with respect to Taxes being contested in good faith by appropriate proceedings (all of which are disclosed on Section 3.15(j) of the Company Disclosure Letter) and for payment of which Taxes adequate reserves have been established.

   (k) The Company is not a party to any contract, agreement, plan, or arrangement that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Company by reason of Section 280G of the Code.

   (l) The Company does not own any "corporate acquisition indebtedness" within the meaning of Section 279 of the Code.

   Section 3.16 Material Contracts.

   (a) The Company has heretofore made available to the Parent correct and complete copies of all Contracts (and all amendments, modifications and supplements thereto and all side letters to which the Company is a party affecting the obligations of any party thereunder) to which the Company is a party or by which any of its properties or assets are bound that are material to the business, properties or assets of the Company and its subsidiaries taken as a whole, including, without limitation, all: (i) partnership or joint venture agreements; (ii) Contracts for the acquisition, sale or lease of material properties or assets of the Company (by merger, purchase or sale of assets or stock or otherwise) entered into since December 31, 1997; (iii) Contracts with any Governmental Entity other than those entered into in the ordinary course of business consistent with past practice; (iv) loan or credit agreements, mortgages, indentures or other agreements or instruments evidencing indebtedness of the Company for borrowed money or evidencing indebtedness of any Person to the Company or any such Contracts pursuant to which indebtedness for borrowed money may be incurred; (v) Contracts that purport to limit, curtail or restrict in any material respect the ability of the Company to compete in any geographic area or line of business other than those entered into in the ordinary course of business consistent with past practice; (vi) Contracts that would be required to be filed as an exhibit to a Form 10-K filed by the Company with the SEC on the date hereof; (vii) Contracts with customers that generated revenues in excess of $100,000 during the 12 month period ended December 31, 2000; and (viii) commitments and agreements to enter into any of the foregoing (collectively, the "Material Contracts").

   (b) Each of the Material Contracts constitutes the valid and legally binding obligation of the Company enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. There is no default under any Material Contract by the Company or, to the Company's knowledge, by any other party thereto, and, to the Company's knowledge, no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or, to the Company's knowledge, any other party.

   Section 3.17 Certain Agreements. Except as set forth in Section 3.17 of the Company Disclosure Letter, the Company is not a party to any oral or written
(i) agreement with any executive officer or other key employee of the Company the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement or (ii) Company Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

   Section 3.18 Real Property. The Company SEC Reports describe all real property owned by the Company. Except as set forth in Section 3.18 of the Company Disclosure Letter, the Company is the owner of fee title to the real property described in the Company SEC Reports as being owned by the Company and to all of the buildings, structures and other improvements located thereon free and clear of any mortgage, deed of trust, lien, pledge, security interest, claim, lease, charge, option, right of first refusal, easement, restrictive covenant, encroachment or other survey defect, encumbrance or other restriction or limitation except for any of the foregoing which, individually or in the aggregate, do not and could not reasonably be expected to have a Material Adverse Effect on the Company. The Company has made available correct and complete copies of all leases, subleases and other agreements (including all amendments, modifications and supplements thereto and all side letters to which the Company is a party affecting the obligations of any party thereunder) (the "Company Real Property Leases") under which the Company uses or occupies or has the right to use or occupy, now or in the future, any real property. Each Company Real Property Lease constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and is in full force and effect. All material amounts payable by the Company as tenants under each Company Real Property Lease are current, no termination event or condition or uncured default of a material nature on the part of the Company or, to the Company's knowledge, the landlord, exists under any Company Real Property Lease. The Company has a good and valid leasehold interest in each parcel of real property leased by it free and clear of all Liens, except (i) Taxes and general and special assessments not in default and payable without penalty and interest, and (ii) other Liens which do not materially interfere with the Company's use and enjoyment of such real property or materially detract from or diminish the value thereof.

   Section 3.19 Labor Matters.

   (a) Section 3.19 of the Company Disclosure Letter sets forth a list of all employment agreements currently in effect providing for annual base salary and guaranteed bonus in excess of $50,000 or which extend for more than one year after the Effective Time and any labor or collective bargaining agreements to which the Company is a party. The Company has heretofore made available to Parent true and complete copies of (i) the employment agreements listed on
Section 3.19 of the Company Disclosure Letter and (ii) the labor or collective bargaining agreements listed on Section 3.19 of the Company Disclosure Letter, together with all amendments, modifications, supplements and side letters, whether written or oral, affecting the duties, rights and obligations of any party thereunder.

   (b) The Company is not the subject of any suit, action or proceeding which is pending or, to the knowledge of the Company, threatened, asserting that the Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or applicable state statues) or seeking to compel the Company to bargain with any labor organization as to wages and conditions of employment, in any such case, that is reasonably expected to result in a material liability of the Company. No strike or other labor dispute involving the Company is pending or, to the knowledge of the Company, threatened, and, to the knowledge of the Company, there is no activity involving any employees of the Company seeking to certify a collective bargaining unit or engaging in any other organizational activity, except for such dispute or activity which, individually or in the aggregate, has not had or could not reasonably be expected to have a Material Adverse Effect on the Company.

   Section 3.20 Insurance.

   (a) The Company has obtained insurance for risks and in amounts that are customary for the industries in which such persons conduct business. The Company has heretofore made available to the Parent complete and correct copies of all such insurance policies and binders. Except as set forth in Section 3.20(a) of the Company Disclosure Letter and except, individually or in the aggregate, as does not and could not reasonably be expected to have a Material Adverse Effect on the Company, with respect to each such insurance policy: (A) to the best of the Company's knowledge, such policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; (B) the Company is not in breach or default (including any breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination or modification, under such policy; (C) all premiums charged for such policy have been paid when payment has become due and payable thereunder and, there are no unfunded or unpaid premiums, loss costs or retentions outstanding; (D) all liabilities with respect to such policy are fully and adequately reflected in accordance with GAAP applied on a consistent basis on the Company's financial statements as of the respective dates thereof; (E) no party to such policy has repudiated, or given notice of an intent to repudiate, any provision thereof and (F) to the knowledge of the Company, no insurer on such policy has been declared insolvent or placed into receivership, conservatorship or liquidation or currently has a rating of "B+" or below from A.M. Best & Co. or a claims paying ability rating of "BBB" or below from Standard & Poors, Inc.

   (b) Except as does not and could not reasonably be expected to have a Material Adverse Effect on the Company, at no time subsequent to January 1, 1998 has the Company (i) been denied any material insurance or indemnity bond coverage which it has requested, (ii) made any material reduction in the scope or amount of its insurance coverage, or, except as set forth in Section 3.20(b) of the Company Disclosure Letter, received written notice from any of its insurance carriers that any insurance premiums will be subject to increase in an amount materially disproportionate to the amount of the increases with respect thereto (or with respect to similar insurance) in prior years or that any insurance coverage currently held by the Company will not be available in the future substantially on the same terms as are now in effect or (iii) suffered any extraordinary increase in premium for renewed coverage.

   Section 3.21 Customers. Except as set forth in Section 3.21 of the Company Disclosure Letter, the relationships of the Company with the customers to the Contracts described in Section 3.16(a)(vii) of this Agreement are good commercial working relationships and, except as set forth in Section 3.21 of the Company Disclosure Letter, no such customer within the last twelve months has terminated or threatened in writing to cancel or otherwise terminate the relationship of such person with the Company.

   Section 3.22 Investment Company Act. The Company is not an "investment company," or a company "controlled" by, or an "affiliated company" with respect to, an "investment company," within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

   Section 3.23 Opinion of Financial Advisor. Lehman Brothers Inc. (the "Company Financial Advisor") has delivered to the Board of Directors of the Company its oral opinion to the effect that, as of the date of this Agreement, the Merger Consideration to be received by the Company's shareholders is fair to the Company's shareholders from a financial point of view, which opinion was or will promptly after the date of this Agreement be confirmed in writing and accompanied by an authorization to include a copy of that opinion in the Proxy Materials (as defined in Section 5.4(a)). The Company has delivered or will, promptly after receipt of such written opinion, deliver a signed copy of that written opinion to the Parent.

   Section 3.24 Brokers. No broker, finder or investment banker, other than the Company Financial Advisor, is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Prior to the date of this Agreement, the Company has made available to the Parent a complete and correct copy of all agreements between the Company and the Company Financial Advisor under which the Company Financial Advisor would be entitled to any payment relating to the Merger or any other transaction.

   Section 3.25 Certain Statutes. No "fair price," "moratorium," "control share acquisition" or other similar state or federal anti-takeover statute or regulation (each a "Takeover Statute") is, as of the date of this Agreement, applicable to the Merger or any other transactions contemplated by this Agreement.

   Section 3.26 Information. None of the information to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement (as defined in Section 5.4(a)) at the time of the mailing of the Proxy Statement and any amendments or supplements of the Proxy Statement and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated in that Proxy Statement or necessary in order to make the statements in that Proxy Statement, in light of the circumstances under which they are made, not misleading. The Proxy Statement (except for those portions of the Proxy Statement that relate only to Parent or subsidiaries or affiliates of the Parent) will comply as to form in all material respects with the provisions of the Exchange Act.

   Section 3.27 Vote Required. The Requisite Company Vote is the only vote of the holders of any class or series of the Company's capital stock necessary (under the Company Charter Documents, the CBCA, other applicable Law or otherwise) to approve this Agreement, the Merger or the other transactions contemplated by this Agreement.

   Section 3.28 Consumer Reporting Agency Laws. Except as set forth in Section
3.28 of the Company Disclosure Letter, the Company is currently, and has been at all times, in full compliance in all material respects with the Fair Credit Reporting Act, 15 U.S.C. (S) 1681 et. seq., as amended (the "FCRA") and any and all other applicable federal, state, local, and foreign laws and regulations (collectively, "Consumer Reporting Agency Laws") which govern the assembly, sale, resale, distribution, reinvestigation, and correction of "consumer report" information by a "consumer reporting agency," as those terms are defined in the FCRA. Without limiting the generality of the foregoing, and except as set forth in Section 3.28 of the Company Disclosure Letter, the Company is current in all material respects with respect to: (i) the receipt of all certifications of compliance required from "resellers" and "end users" for consumer reports furnished or to be furnished to them by the Company; (ii) the timely delivery to end users and consumers, as and when required by the FCRA, of summaries of consumers' rights under the FCRA, in the form prescribed by the Federal Trade Commission; and (iii) all requests by consumers for disclosure, reinvestigation, and/or correction by the Company of such consumers' information in the files of the Company. In addition, the Company represents that it has obtained executed User Agreements from all current and past customers to whom the Company has provided any consumer report information. Except as disclosed in Section 3.28 of the Company Disclosure Letter, there are no actions or proceedings pending or, to the Company's knowledge, threatened alleging failure by the Company to comply with any Consumer Reporting Agency Laws. Except as disclosed in Section 3.28 of the Company Disclosure Letter, the Company is not aware of any material noncompliance by any customer of the Company with the User Agreement between such customer and the Company or with the customer's obligations to: (x) obtain prior written authorization from consumers for the Company to furnish consumer reports to the customer; (y) deliver prior and subsequent notice to consumers of an "adverse action" by the customer based in whole or in part on a consumer report furnished by the Company, together with a summary of the consumer's rights in the form prescribed by the Federal Trade Commission; or (z) use reports furnished by the Company solely for the "permissible purpose" authorized by the customer's User Agreement with the Company. All terms in quotation marks appearing in this
Section 3.28 shall have the same meaning given to them in the FCRA.

                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                          OF THE PARENT AND MERGER SUB

   Each of the Parent and Merger Sub represents and warrants to the Company that:

     Section 4.1 Organization and Qualification. Each of the Parent and Merger Sub has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Parent and Merger Sub is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent. For purposes of this Agreement, "Material Adverse Effect on the Parent" means any change in or effect on the business, assets, properties, results of operations, prospects or condition (financial or otherwise) of the Parent or any significant subsidiary (as defined in Section 8.1) of the Parent (collectively, the "Parent Subsidiaries") that is or could be materially adverse to the Parent and the Parent Subsidiaries, taken as a whole, or that could materially impair the ability of the Parent or Merger Sub to perform its obligations under this Agreement or to consummate transactions contemplated hereby.

     Section 4.2 Capitalization of Merger Sub. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $.01 per share ("Sub Common Stock"). All of the issued and outstanding shares of Sub Common Stock are (A) owned by the Parent or another Parent Subsidiary wholly owned by the Parent and (B) duly authorized, validly issued, fully paid and nonassessable.

     Section 4.3 Authority. Each of the Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement to perform its obligations hereunder and to consummate the transactions contemplated hereby to be consummated by it. The execution and delivery of this Agreement by each of the Parent and Merger Sub and the consummation by each of the Parent and Merger Sub of such transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Parent or Merger Sub are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly authorized and validly executed and delivered by each of the Parent and Merger Sub and constitutes the legal, valid and binding obligation of each of the Parent and Merger Sub, enforceable against each of the Parent and Merger Sub in accordance with its terms.

     Section 4.4 No Conflict. The execution and delivery of this Agreement by the Parent and Merger Sub do not, and the performance of this Agreement by each of the Parent and Merger Sub will not:

       (a) conflict with or violate any provision of any Parent Charter Document or any equivalent organizational documents of Merger Sub;

       (b) assuming that all consents, approvals, authorizations and other actions described in Section 4.4(b) of the Parent Disclosure Letter have been obtained and all filings and obligations described in
    Section 4.4(b) of the Parent Disclosure Letter have been made, conflict with or violate any foreign or domestic Law applicable to the Parent or Merger Sub or by which any property or asset of the Parent or Merger Sub is or may be bound or affected; or

       (c) except as set forth in Section 4.4(c) of the Parent Disclosure Letter, result in any breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or modification in a manner adverse to the Parent and the Merger Sub of any material right or benefit under or give to others any right of termination, amendment, acceleration, repayment or repurchase, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Parent or Merger Sub under any Contract to which the Parent or Merger Sub is a party or by which any of them or their assets or Properties is or may be bound or affected, except, in the case of clauses (b) and (c), for such consents, approvals, authorizations, breaches, defaults or other occurrences which, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent.

   Section 4.5 Governmental Required Filings and Consents. The execution and delivery of this Agreement by the Parent and Merger Sub do not, and the performance of this Agreement by the Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Government Entity except for (i) those consents or approvals set forth in Section 4.5 of the Parent Disclosure Letter (the "Parent Governmental Consents"), (ii) applicable requirements of the Exchange Act and the Securities Act, (iii) applicable requirements of Blue Sky Laws, (iv) the rules and regulations of the NYSE and the pre-merger notification requirements of the HSR Act, and (v) the filing of the Articles of Merger as required by the CBCA.

   Section 4.6 Brokers. Except as set forth in Section 4.6 of the Parent Disclosure Letter, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated hereby based upon arrangements made by or on behalf of the Parent or Merger Sub.

   Section 4.7 Information. None of the information to be supplied by the Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated in that Proxy Statement or necessary in order to make the statements in that Proxy Statement, in light of the circumstances under which they are made, not misleading. The Proxy Statement (except for such portions thereof that relate only to the Company or affiliates of the Company) will comply as to form in all material respects with the provisions of the Exchange Act and the Securities Act, respectively.

   Section 4.8 Board Approval. The Board of Directors of the Merger Sub, by resolutions duly adopted at a meeting duly called and held or by unanimous written consent in lieu of a meeting, has approved this Agreement, the Merger and the other transactions contemplated hereby.

   Section 4.9 Vote Required. No vote of the holders of any class or series of the Parent's capital stock is necessary to adopt this Agreement and approve the transactions contemplated hereby.

   Section 4.10 Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement.

                                   ARTICLE 5

                                   COVENANTS

   Section 5.1 Conduct of Business of the Company. Except as contemplated by this Agreement or with the prior written consent of the Parent, during the period from the date of this Agreement to the Effective Time, the Company will conduct its operations and business only in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, preserve intact its business organization's goodwill, keep available the services of its officers and key employees, and preserve the goodwill and business relationships with suppliers, facilities providers, customers and others having business relationships with it, with the intent that such goodwill and ongoing business relationships shall be unimpaired in all material respects at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement or disclosed in Section 5.1 of the Company Disclosure Letter, prior to the Effective Time, the Company will not, without the prior written consent of the Parent:

     (a) adopt any amendment to the Company Charter Documents;

     (b) issue, reissue or sell, or authorize the issuance, reissuance or sale of (i) additional shares of capital stock of any class, or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock, other than the issue of Company Shares, in accordance with the terms of the instruments governing such issuance on the date hereof, pursuant to the exercise of Company Stock Options outstanding on the date hereof, or (ii) any other securities in respect of, in lieu of, or in substitution for, Company Shares outstanding on the date hereof;

     (c) declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock;

     (d) split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities;

     (e) except for (i) increases in salary, wages and benefits of officers or employees of the Company in the ordinary course of business and in accordance with past practice, (ii) increases in salary, wages and benefits granted to officers and employees of the Company in conjunction with new hires, promotions or other changes in job status in the ordinary course of business and consistent with past practices, increase or promise to increase the compensation or fringe benefits payable or to become payable to its directors, officers or employees (whether from the Company or otherwise), or pay any benefit not required by any existing plan or arrangement (including the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or grant any severance or termination pay to (except pursuant to existing agreements, plans or policies), or enter into any employment or severance agreement with, any director, officer or other employee of the Company or establish, adopt, enter into, amend or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees, except in each case to the extent required by applicable Law;

     (f) acquire, sell, lease, license, transfer, pledge, encumber, grant or dispose of (whether by merger, consolidation, purchase, sale or otherwise) any assets (other than the acquisition and sale of inventory or the disposition of used or excess equipment and the purchase of supplies and equipment, in either case in the ordinary course of business consistent with past practice), with a value in excess of $50,000 or enter into any commitment or transaction outside the ordinary course of business;

     (g) (i) incur, assume or prepay any indebtedness or incur or assume any short-term indebtedness (including, in either case, by issuance of debt securities), except that the Company may incur, assume or prepay indebtedness in the ordinary course of business consistent with past practice under existing lines of credit, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business, or (iii) make any loans, advances or capital contributions to, or investments in, any other person except in the ordinary course of business;

     (h) terminate, cancel or request any material change in, or agree to any material change in any Contract which is material to the Company or enter into any Contract which would be material to the Company, in either case other than in the ordinary course of business consistent with past practice; or make or authorize any capital expenditure, other than capital expenditures that are not, in the aggregate, for any fiscal year, in excess of the capital expenditures provided for in the Company's budget for the Company for such fiscal year (a true, correct and complete copy of which budget has been provided to the Parent);

     (i) mortgage or otherwise encumber or subject to any Lien, or sell, lease, license, transfer or otherwise dispose of, any of its properties or assets, other than encumbrances and Liens that are incurred in the ordinary course of business and consistent with past practice and sales, leases, licenses, transfers, and dispositions of properties and assets in the ordinary course of business and consistent with past practice;

     (j) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company (other than the Merger);

     (k) [Intentionally left blank];

     (l) enter into any agreement or arrangement that materially limits or otherwise restricts the Company or any successor thereto, or that would, after the Effective Time, limit or restrict the Surviving Corporation and its affiliates (including Parent) or any successor thereto, from engaging or competing in any line of business or in any geographic area, other than in the ordinary course of business consistent with past practices;

     (m) take any action with respect to accounting policies or procedures, other than actions in the ordinary course of business and consistent with past practice or as required pursuant to applicable Law or GAAP;

     (n) waive, release, assign, settle or compromise any material rights, claims or litigation;

     (o) make any material Tax election or settle or compromise any material federal, state, local or foreign income Tax liability; or

     (p) authorize or enter into any formal or informal written or other agreement or otherwise make any commitment to do any of the foregoing.

   The Parent agrees that it will give an affirmative or negative response to the Company with respect to any request by the Company for the Parent's consent under Section 5.1 within 96 hours of the receipt by the Parent of a notice containing a request for such consent which is given in accordance with Section 8.5.

   Section 5.2 Other Actions. During the period from the date hereof to the Effective Time, the Company and the Parent shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in any of the conditions to the Merger set forth in Article 6 hereof not being satisfied.

   Section 5.3 Notification of Certain Matters. The Parent and the Company shall promptly notify each other of (a) the occurrence or non-occurrence of any fact or event which could reasonably be expected (i) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, (ii) to cause any material covenant, condition or agreement hereunder not to be complied with or satisfied in all material respects or
(iii) to result in, in the case of Parent, a Material Adverse Effect on the Parent; and, in the case of the Company, a Material Adverse Effect on the Company, (b) any failure of the Company or the Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder, (c) any notice or other material communications from any Governmental Entity in connection with the transactions contemplated by this Agreement and (d) the commencement of any suit, action or proceeding that seeks to prevent or seek damages in respect of, or otherwise relates to, the consummation of the transactions contemplated by this Agreement.

   Section 5.4  Proxy Statement.

   (a) As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the SEC the proxy statement of the Company relating to the special meeting of the Company's shareholders (the "Company Shareholders Meeting") to be held to consider approval and adoption of this Agreement and the Merger (such document, together with any amendments thereof or supplements thereto, the "Proxy Statement"). The Parent shall furnish all information concerning the Parent as the Company may reasonably request in connection with such actions and the preparation of the Proxy Statement. As promptly as practicable after the execution of this Agreement, the proxy statements included in the Proxy Statement (collectively, the "Proxy Materials") will be mailed to the shareholders of the Company. The Parent and the Company shall cause the Proxy Statement to comply as to form and substance in all material respects with the applicable requirements of (i) the Exchange Act, including Sections 14(a) and 14(d) thereof and the respective regulations promulgated thereunder, (ii) the Securities Act and (iii) the CBCA.

   (b) The Proxy Statement shall include the unanimous and unconditional recommendation of the Board of Directors of the Company to the shareholders of the Company that they vote in favor of the adoption of this Agreement and the Merger; provided, however, that the Board of Directors of the Company may, at any time prior to the Effective Time, withdraw, modify or change any such recommendation solely in accordance with the provisions of Section 5.7(d) hereof. In addition, the Proxy Statement and the Proxy Materials will include a copy of the written opinion of the Company Financial Advisor referred to in
Section 3.23.

   (c) The Proxy Statement will not be filed with the SEC or mailed to the shareholders of the Company, and no amendment or supplement to the Proxy Statement will be made, without the approval of each of the Parent and the Company, which approval shall not be unreasonably withheld, delayed or conditioned.

   (d) If at any time prior to the Effective Time any event or circumstance relating to the Company, or its officers or directors, should be discovered by the Company that should be set forth in an amendment or a supplement to the Proxy Statement, the Company shall promptly inform the Parent. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated hereby will comply as to form and substance in all material respects with the applicable requirements of the CBCA, the Securities Act and the Exchange Act.

   Section 5.5 Company Shareholders Meeting. The Company shall call and hold the Company Shareholders Meeting as promptly as practicable after the mailing of the Proxy Statement to the Company's shareholders for the purpose of voting upon the approval of this Agreement and the Parent and the Company will cooperate with each other to cause the Company Shareholders Meeting to be held as soon as practicable following the mailing of the Proxy Materials to the shareholders of the Company. The Company shall use its reasonable best efforts (through its agents or otherwise) to solicit from its shareholders proxies in favor of the approval of this Agreement, and shall take all other action necessary or advisable to secure the Requisite Company Vote, except to the extent that the Board of Directors of the Company withdraws, modifies or changes its recommendation in favor of the Merger as provided in Section 5.7(d) hereof.

   Section 5.6 Access to Information; Confidentiality.

   (a) Except as required under any confidentiality agreement or similar agreement or arrangement to which the Parent or the Company or any of their respective subsidiaries is a party or under applicable Law or the regulations or requirements of the NYSE or other self regulatory organization with whose rules the parties are required to comply, from the date of this Agreement to the Effective Time, the Parent and the Company shall (and shall cause their respective subsidiaries to): (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, financial advisors, investment bankers, agents and other representatives (collectively, "Representatives")) access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of the other and its subsidiaries and to the books and records thereof; and (ii) furnish promptly such information concerning the business, properties, Contracts, assets, liabilities, personnel and other aspects of the other party and its subsidiaries as the other party or its Representatives may reasonably request. No investigation conducted under this Section 5.6 shall affect or be deemed to modify any representation or warranty made in this Agreement.

   (b) The parties shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement, dated October 27, 1998, between the Parent and the Company with respect to the information disclosed under this Section 5.6.

   Section 5.7 No Solicitation.

   (a) From the date hereof until the termination hereof and except as expressly permitted by the following provisions of this Section 5.7, the Company will not, nor will it authorize or permit any officer, director or employee of or any investment banker, attorney, accountant or other advisor or representative of, the Company to, directly or indirectly, (i) solicit, initiate or encourage or facilitate any inquiries or the making of any proposal or offer with respect to any Acquisition Proposal (as hereinafter defined), (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate (including granting any waiver or release under any standstill or similar agreement with respect to the securities of the Company), any Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, (iii) agree to, approve or recommend an Acquisition Proposal, or (iv) take any other action inconsistent with the obligations and commitments assumed by the Company pursuant to this Section 5.7, provided, however, that subject to compliance by the Company with the provisions of Section 5.7(b), the Company's Board of Directors, prior to receipt of the Requisite Company Vote, may furnish information to, or enter into discussions with, any person that makes an unsolicited bona fide written Acquisition Proposal if, and only to the extent that (A) the Company's Board of Directors, after consultation with independent legal counsel, determines in good faith that such action is necessary for the Company's Board of Directors to comply with its fiduciary duties to the Company's shareholders under applicable Law, (B) financing for such Acquisition Proposal, to the extent required, is then committed or which, in the reasonable judgment of the Company's Board of Directors, is reasonably capable of being obtained by such third party, (C) the Company's Board of Directors determines in good faith that such Acquisition Proposal, if accepted, is reasonably likely to be consummated taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, and believes in good faith, after consultation with and based upon the advice of an independent nationally recognized financial advisor that such Acquisition Proposal would, if consummated, result in a transaction more favorable to the Company's shareholders from a financial point of view than the Merger (any such more favorable Acquisition Proposal being referred to herein as a "Superior Proposal"), and (D) prior to taking such action, the Company (x) provides reasonable notice to Parent to the effect that it is taking such action and (y) receives from such person an executed confidentiality agreement in reasonably customary form.

   (b) Prior to providing any information to or entering into discussions with any person in connection with an Acquisition Proposal by such person as set forth in Section 5.7(a), the Company shall notify Parent orally and in writing of (i) any Acquisition Proposal (including, without limitation, the material terms and conditions thereof and the identity of the person making it) or (ii) any inquiries indicating that any person is considering making or wishes to make, or with respect to, or which could reasonably be expected to lead to, an Acquisition Proposal, as promptly as practicable (but in no case later than 24 hours) after its receipt thereof, and shall provide Parent with a copy of any written Acquisition Proposal or amendments or supplements thereto, and shall thereafter inform Parent on a prompt basis of (x) the status of any discussions or negotiations with any such third party, and any material changes to the terms and conditions of such Acquisition Proposal, and shall promptly give Parent a copy of any information delivered to such person which has not previously been reviewed by Parent and (y) any request by any person for nonpublic information relating to the Company's properties, books or records.

   (c) Immediately after the execution and delivery of this Agreement, the Company will, and will cause its subsidiaries and affiliates, and their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents to, cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any possible Acquisition Proposal and shall notify each party that it, or any officer, director, investment advisor, financial advisor, attorney or other representative retained by it, has had discussions with during the 90 days prior to the date of this Agreement that the Company's Board of Directors no longer seeks the making of any Acquisition Proposal. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence of Section 5.7(a) of the obligations undertaken in this Section 5.7.

   (d) The Company's Board of Directors will not withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, its approval or recommendation of this Agreement or the Merger except in connection with a Superior Proposal and then only after the termination of this Agreement pursuant to Section 7.1(d).

   (e) Nothing contained in this Section 5.7 shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's shareholders which, in the good faith reasonable judgment of the Company's Board of Directors, after consultation with independent legal counsel, is required under applicable Law; provided, that except as otherwise permitted in this Section 5.7, the Company does not withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, an Acquisition Proposal.

   (f) For purposes of this Agreement, "Acquisition Proposal" means an inquiry, offer or proposal regarding any of the following (other than the transactions contemplated by this Agreement) involving the Company: (i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all the assets of the Company in a single transaction or series of related transactions; (iii) any tender offer or exchange offer for ten percent (10%) or more of the outstanding shares of Company Common Stock or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

   Section 5.8 [Reserved].

   Section 5.9 Directors' and Officers' Indemnification.

   (a) The Company shall, and from and after the Effective Time, the Parent and the Surviving Corporation (each, an "Indemnifying Party") shall, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, director or employee of the Company (collectively, the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the Indemnifying Party (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of the Company and arising out of actions or omissions, occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby; provided, that in the case of clauses (i) and (ii) above, each Indemnifying Party shall only be required to indemnify an Indemnified Party pursuant to this Section 5.9 to the extent a corporation is permitted under the law of the state of incorporation of the Indemnifying Party to indemnify its own directors, officers and employees, as the case may be (and the Parent and the Surviving Corporation, as the case may be, will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law upon receipt of any undertaking required or contemplated by applicable law).

   (b) Each Indemnified Party under this Section 5.9 will, promptly after the receipt of notice of the commencement of any action or other proceeding against such Indemnified Party in respect of which indemnity may be sought from an Indemnifying Party under this Section 5.9, notify the Indemnifying Party in writing of the commencement thereof. The omission of any Indemnified Party to so notify an Indemnifying Party of any such action shall not relieve such Indemnifying Party from any liability which it may have to such Indemnified Party other than pursuant to this Section 5.9, unless, and only to the extent that, such omission results in such Indemnifying Party's forfeiture of substantive rights or defenses. In case any such action or other proceeding shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action or proceeding in which both the Indemnifying Party and an Indemnified Party is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the Indemnifying Party's expense and to control its own defense of such action or proceeding if, in the reasonable written opinion of counsel to such Indemnified Party, (a) there are legal defenses available to such Indemnified Party or to other Indemnified Parties that are different from or additional to those available to the Indemnifying Party or (b) any conflict or potential conflict exists between the Indemnifying Party and such Indemnified Party that would make such separate representation advisable; provided, however, that in no event shall the Indemnifying Party be required to pay fees and expenses under this Section 5.9 for more than one firm of attorneys in any jurisdiction in any one legal action or group of related legal actions. The Indemnifying Party shall not, without the consent of the Indemnified Party (which consent shall not be unreasonably withheld), consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation or which requires action other than the payment of money by the Indemnifying Party. The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

   Section 5.10 [Reserved].

   Section 5.11 Reasonable Best Efforts. Subject to the terms and conditions provided in this Agreement and to applicable legal requirements, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, in the case of the Company consistent with the fiduciary duties of the Company's Board of Directors, and to assist and cooperate with the other parties hereto in doing, as promptly as practicable, all things necessary, proper or advisable under applicable laws and regulations to ensure that the conditions set forth in
Article 6 are satisfied and to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, including the execution of additional instruments, the proper officers and directors of each party to this Agreement shall take all such necessary action.

   Section 5.12 Consents; Filings; Further Action.

   (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger and the other transactions contemplated hereby, (ii) obtain from Governmental Entities any Company Governmental Consents and Parent Governmental Consents and any other consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by the Parent or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, (iii) make as promptly as practicable after the date hereof all necessary filings, and thereafter make any other submissions either required or deemed appropriate by each of the parties, with respect to this Agreement and the Merger and the other transactions contemplated hereby required under (A) the Securities Act, the Exchange Act and any other applicable federal or Blue Sky Laws, (B) the HSR Act and any applicable other foreign antitrust, anti-monopoly or similar Laws,
(C) the CBCA, (D) any other applicable Law and (E) the rules and regulations of the NYSE. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing, and none of the parties will file any such document if any of the other parties shall have reasonably objected to the filing of such document. No party to this Agreement shall consent to any voluntary extension of any statutory deadline or waiting party or to any voluntary delay of the consummation of the Merger and the other transactions contemplated hereby at the behest of any Governmental Entity without the consent and agreement of the other parties to this Agreement, which consent shall not be unreasonably withheld or delayed.

   (b) Without limiting the generality of Section 5.12(a), each party hereto shall promptly inform the others of any material communication from the Federal Trade Commission, the Department of Justice or any other domestic or foreign government or governmental or multinational authority regarding any of the transactions contemplated by this Agreement. If any party or any affiliate thereof receives a request for additional information or documentary material from any such government or authority with respect to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. The Parent will advise the Company promptly in respect of any understandings, undertakings or agreements (oral or written) which the Parent proposes to make or enter into with the Federal Trade Commission, the Department of Justice or any other domestic or foreign government or governmental or multinational authority in connection with the transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, the Parent shall use its reasonable best efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any antitrust, competition or trade regulatory laws, rules or regulations of any domestic or foreign government or governmental authority or any multinational authority. Notwithstanding the foregoing, nothing in this Section 5.12 shall require, or be construed to require, the Parent or the Company, in connection with the receipt of any regulatory approval, to proffer to, or agree to (A) sell or hold separate and agree to sell, divest or to discontinue to or limit, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of the Parent, the Company or any of their respective affiliates (or to the consent to any sale, or agreement to sell, or discontinuance or limitation by the Parent or the Company, as the case may be, of any of its assets or businesses) or (B) agree to any conditions relating to, or changes or restriction in, the operations of any such asset or businesses which, in either case could reasonably be expected to result in a Material Adverse Effect on the Parent or a Material Adverse Effect on the Company or to materially and adversely impact the economic or business benefits to such party of the transactions contemplated by this Agreement.

   Section 5.13 Intellectual Property Assignment Agreements. The Company shall request that each employee of the Company execute prior to the Closing an intellectual property assignment agreement in the form previously approved by the Parent (the "IP Assignment Agreement") and, in connection therewith, shall talk to and explain the significance of such agreement to each such employee. Without limitation of the foregoing, with respect to each employee of the Company who is involved in the creation or development of the Intellectual Property of the Company, as determined by the Parent (each, an "IP Employee"), the Company shall take such other actions as the Parent may reasonably request to have each such IP Employee execute prior to the Closing an IP Assignment Agreement.

   Section 5.14 Public Announcements. The Parent and Merger Sub and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except to the extent required by applicable Law or the requirements of the NYSE, in which case the issuing party shall use its reasonable best efforts to consult with the other parties before issuing any such release or making any such public statement.

   Section 5.15 Obligations of Merger Sub. The Parent shall take all actions necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

   Section 5.16 De-Listing. The parties shall use their reasonable best efforts to cause the Surviving Corporation to cause the Company Common Stock to be de-listed from the NASDAQ National Market and de-registered under the Exchange Act as soon as practicable following the Effective Time.

   Section 5.17 Expenses. Except as otherwise provided in Section 7.5(b), whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated hereby shall be paid by the party incurring such Expense, except that Expenses incurred in connection with the filing fee for the Proxy Statement and printing and mailing the Proxy Materials and the filing fee under the HSR Act shall be shared equally by the Parent and the Company.

   Section 5.18 Takeover Statutes. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated hereby, each of the Parent and the Company and its board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

   Section 5.19 Employee Benefits.

   (a) The Parent agrees that individuals who are employed by the Company immediately prior to the Closing Date shall remain employees of the Company as of the Closing Date (each such employee, an "Affected Employee"); provided, however, that nothing contained herein shall confer upon any Affected Employee the right to continued employment by the Company for any period of time after the Closing Date which is not otherwise required by law or contract.

   (b) To the extent that any Affected Employees are moved by the Parent to any employee benefit plan maintained by the Parent or any Parent Subsidiary (i) the Parent shall, or shall cause such Parent Subsidiary to, give such Affected Employees full credit solely for the purposes of eligibility and vesting under such employee benefits plans for such Affected Employee's service with the Parent, the Company or any affiliate thereof to the same extent recognized immediately prior to the Closing Date and (ii) such Affected Employees will not be subject to any limitations regarding preexisting conditions under any such employee benefit plan; provided, that the entry dates into such employee benefit plans for such Affected Employees will be in the normal course of such plan's administration, which may be the beginning of the plan year.

   (c) After the Effective Time, until the date the Parent determines in its discretion to move Affected Employees to the Parent's employee benefit plans, the Parent shall cause the Company to maintain employee benefit plans (but not bonus or equity-based plans) that are substantially comparable to the health and welfare plans maintained by the Company on the date hereof. Without limiting the generality of the foregoing, all 401K benefits, vacation, holiday, sickness and personal days accrued by the employees of the Company shall be honored.

   Nothing contained in this Section 5.19 shall be construed as requiring the Parent to continue any specific Company Benefit Plan or to continue the employment of any employee; provided, however, that any changes that the Parent may make to any such Company Benefit Plan are consistent with the prior parts of this Section 5.19, and are permitted by the terms of the Company Benefit Plan and under any applicable law.

   Section 5.20 Form S-8. No later than five (5) business days after the Effective Time, the Parent shall file with the SEC a registration statement on an appropriate form or a post-effective amendment to a previously filed registration statement under the Securities Act, with respect to the Parent Common Stock issuable in respect of Company Stock Options, and shall use its reasonable best efforts to maintain the current status of the prospectus contained therein, as well as comply with any applicable state securities or Blue Sky Laws, for as long as such options remain outstanding.

                                   ARTICLE 6

                                   CONDITIONS

   Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger and consummate the other transactions contemplated hereby to be consummated on the Closing Date is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

     (a) Shareholder Approval. This Agreement (including the Plan of Merger) and consummation of the Merger shall have been duly approved by the Requisite Company Vote.

     (b) Governmental Consents. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and other than the filing provided for in Section 1.3, all notices, reports and other filings required to be made prior to the Effective Time by the Company or the Parent or any of their respective subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by, the Company or the Parent or any of their respective subsidiaries from, any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby (including, without limitation, all Company Governmental Consents and Parent Governmental Consents) shall have been made or obtained (as the case may be) upon terms and conditions that could not reasonably be expected to result in Material Adverse Effect on the Parent or a Material Adverse Effect on the Company.

     (c) Statutes, Orders, Injunctions, etc. No statute, rule, regulation, executive order, judgment, decree, or injunction shall have been enacted, entered, promulgated or enforced (and not repealed, superseded, lifted or otherwise made inapplicable), by any court of competent jurisdiction or Governmental Entity which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement (each party agreeing to use its commercially reasonable efforts to avoid the effect of any such statute, rule, regulation or order or to have any such order, judgment, decree or injunction lifted) or that would have or would reasonably be expected to have a Material Adverse Effect on the Parent.

   Section 6.2 Conditions to Obligations of the Parent and Merger Sub. The obligations of each of the Parent and Merger Sub to effect the Merger and consummate the other transactions contemplated hereby to be consummated on the Closing Date are also subject to the satisfaction or waiver by the Parent at or prior to the Effective Time of the following conditions:

     (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement that are qualified as to "Material Adverse Effect" or another materiality qualifier shall be true and correct, and the representations and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and the Parent shall have received a certificate (which certificate may be qualified by knowledge to the same extent as the representations and warranties of the Company contained in this Agreement are so qualified) signed on behalf of the Company by an executive officer of the Company to such effect.

     (b) Performance of Obligations of the Company. The Company shall have performed (i) all obligations required to be performed by it pursuant to
  Section 2.3 hereof and (ii) in all material respects all other obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

     (c) Material Adverse Effect. Since the date of this Agreement, there shall have been no Material Adverse Effect on the Company and the Parent shall have received a certificate of an executive officer of the Company to such effect.

     (d) Consents Under Agreements. The Company shall have obtained the consents set forth in Section 3.5(a) of the Company Disclosure Schedule and the consent, approval or waiver of each person whose consent, approval or waiver shall be required in order to consummate the transactions contemplated by this Agreement, except those for which the failure to obtain such consent, approval or waiver, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect on the Company.

     (e) Litigation Matters. (I) There shall not be any statute, rule, regulation, order, writ, injunction or decree of any court or Governmental Entity which restrains or prohibits the consummation of the Merger and (II) there shall not be pending by any Governmental Entity or any other person any suit, action or proceeding which has a reasonable likelihood of success (i) that would materially adversely effect the transactions contemplated by this Agreement taken as a whole or seeking to obtain from the Company or the Parent any damages that are material in relation to the Company or the Parent and the Parent Subsidiaries taken as a whole, as applicable, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any Parent Subsidiaries of any material portion of the business or assets of the Company or the Parent and the Parent Subsidiaries, taken as a whole, as applicable, or to compel the Company, Parent or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company or the Parent and the Parent Subsidiaries, taken as a whole, as applicable, as a result of the Merger or any of the other transactions contemplated by this Agreement, (iii) seeking to impose limitations on the ability of the Parent to acquire or hold, or exercise full rights of ownership of, any shares of capital stock of the Company or the Surviving Corporation, including the right to vote the Company Common Stock, or common stock of the Surviving Corporation, on all matters properly presented to the shareholders of the Company or the Surviving Corporation, respectively, (iv) seeking to prohibit the Parent and the Parent Subsidiaries from effectively controlling in any material respect the business or operations of the Company or (v) which otherwise would have or would reasonably be expected to have a Material Adverse Effect on the Company or a Material Adverse Effect on the Parent.

     (f) The holders of not more than 10% of the Company Common Stock shall have demanded appraisal rights in accordance with Section 7-113-102 of the CBCA.

     (g) The Employment Arrangements shall each be in full force and effect and each such Employment Arrangement shall not have been breached in any respect by Dean A. Suposs or Jerry Thurber, as the case may be. Neither Dean A Suposs nor Jerry Thurber shall have died, become disabled or incapacitated or otherwise be unable to perform their respective duties as officers of the Company.

   Section 6.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger and consummate the other transactions contemplated hereby to be consummated on the Closing Date is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

     (a) Representations and Warranties. The representations and warranties of each of the Parent and Merger Sub set forth in this Agreement that are qualified as to "Material Adverse Effect" or another materiality qualifier shall be true and correct, and the representations and warranties of the Parent and Merger Sub set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and the Company shall have received a certificate (which certificate may be qualified by knowledge to the same extent as the representations and warranties of each of the Parent and Merger Sub contained in this Agreement are so qualified) signed on behalf of each of the Parent and Merger Sub by an executive officer of the Parent to such effect.

     (b) Performance of Obligations of the Parent and Merger Sub. Each of the Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of the Parent and Merger Sub by an executive officer of the Parent to such effect.

                                   ARTICLE 7

                                  TERMINATION

   Section 7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement, as follows:

     (a) by mutual written consent of the Parent and the Company duly authorized by their respective boards of directors;

     (b) by either the Parent or the Company, if the Effective Time shall not have occurred on or before November 30, 2001; provided, however, that (i) the right to terminate this Agreement under this Section 7.1(b) shall not be available to the party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; and (ii) if the applicable federal or foreign antitrust authority shall seek an order injunction or decree with respect to the legality of the Merger under applicable antitrust Laws, this Agreement may be extended prior to the termination hereof by written notice of either the Parent or the Company to the other to the date that is 30 days following the date on which a ruling with respect to such an order injunction or decree is entered by a trial court or administrative body;

     (c) by either the Parent or the Company, if any order injunction or decree preventing the consummation of the Merger shall have been entered by any court of competent jurisdiction or Governmental Entity and shall have become final and nonappealable;

     (d) by the Company, if prior to the Requisite Company Vote, the Board of Directors of the Company shall concurrently approve, and the Company shall concurrently enter into, a definitive agreement providing for the implementation of a Superior Proposal; provided, however, that (i) the Company is not then in breach of Section 5.7, (ii) the Company's Board of Directors authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies the Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, (iii) during the seven (7) business day period after the Company's notice, (A) the Company shall have offered to negotiate with (and, if accepted, negotiate with), and shall have caused its respective financial and legal advisors to have offered to negotiate with (and, if accepted, negotiate with) the Parent to attempt to make such commercially reasonable adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the Merger and the other transactions contemplated by this Agreement and (B) the Board of Directors of the Company shall have concluded, after considering the results of such negotiations and the revised proposals made by the Parent, if any, that any Superior Proposal giving rise to the Company's notice continues to be a Superior Proposal; (iv) such termination is within two (2) business days following the seven (7) business day period referred to above, and (v) no termination pursuant to this Section 7.1(d) shall be effective unless the Company shall simultaneously make the payment required by Section 7.5;

     (e) by the Parent or the Company, if this Agreement and the Merger shall fail to receive the requisite vote for adoption at the Company Shareholders Meeting or any adjournment or postponement thereof;

     (f) by the Parent, upon a breach of any material representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in either of Section 6.2(a) or 6.2(b) would not be satisfied (a "Terminating Company Breach"); provided, however, that, if such Terminating Company Breach is curable by the Company through the exercise of its reasonable best efforts within 20 days of the receipt of notice of such breach, the Parent may not terminate this Agreement under this Section 7.1(f) until the end of such 20-day period; or

     (g) by the Company, upon breach of any material representation, warranty, covenant or agreement on the part of the Parent set forth in this Agreement, or if any representation or warranty of the Parent shall have become untrue, in either case such that the conditions set forth in either of Section 6.3(a) or 6.3(b) would not be satisfied (a "Terminating Parent Breach"); provided, however, that, if such Terminating Parent Breach is curable by the Parent through its reasonable best efforts within 20 days of the receipt of notice of such breach, the Company may not terminate this Agreement under this Section 7.1(g) until the end of such 20 business day period.

   Section 7.2 Effect of Termination. Except as provided in Section 8.2, in the event of termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of the Parent, Merger Sub or the Company or any of their respective Representatives, and all rights and obligations of each party hereto shall cease, subject to the remedies of the parties set forth in Sections 7.5(b) and
(c); provided, however, that nothing in this Agreement shall relieve any party from liability for the willful breach of any of its representations and warranties or the breach of any of its covenants or agreements set forth in this Agreement which shall survive any such termination.

   Section 7.3 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided that, after the approval of this Agreement by the shareholders of the Company, no amendment may be made that would reduce the amount or change the type of consideration into which each Company Share shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

   Section 7.4 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained in this Agreement or in any document delivered pursuant hereto, and (c) waive compliance with any agreement or condition contained in this Agreement. Any waiver of a condition set forth in Section 6.1, or any determination that such a condition has been satisfied, will be effective only if made in writing by each of the Company and the Parent and, unless otherwise specified in such writing, shall thereafter operate as a waiver (or satisfaction) of such conditions for any and all purposes of this Agreement. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

   Section 7.5 Expenses following Termination.

   (a) Except as set forth in this Section 7.5, all Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid in accordance with the provisions of Section 5.18. For purposes of this Agreement, "Expenses" consist of all out-of-pocket expenses (including, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement and/or the Proxy Materials (as the case may be), the solicitation of shareholder approvals and all other matters related to the closing of the transactions contemplated hereby.

   (b) If this Agreement is to be terminated pursuant to Section 7.1(d),
Section 7.1(e) or Section 7.1(f), provided that with respect to a termination pursuant to 7.1(f) the following shall apply only if the termination is on account of a breach of a covenant or agreement by the Company, then the Company shall (x) on the date specified in the last sentence of this Section 7.5(b) in the case of a termination of this Agreement pursuant to Section 7.1(e) or 7.1(f), or (y) simultaneously with a termination of this Agreement by the Company pursuant to Section 7.1(d), pay to the Parent (by wire transfer of immediately available funds to an account designated by the Parent) a termination fee of $3,250,000 (the "Termination Amount") plus the reimbursement of all of Parent's actual and documented out-of-pocket expenses (including all investment banking, legal, accounting and other similar expenses) up to a maximum reimbursable amount of $1,000,000 (the "Parent Expenses"); provided, however, that the Company shall not be obligated to pay such fee to the Parent if this Agreement is terminated pursuant to Section 7.1(e) or Section 7.1(f) unless (i) at the time of the Company Shareholder

Meeting in the case of termination pursuant to Section 7.1(e) or on the date the Parent terminates this Agreement pursuant to Section 7.1(f), the Company has received a bona fide alternative Acquisition Proposal or a third party has made or publicly announced its intention to make a bona fide Acquisition Proposal, and (ii) within eighteen months after the termination of this Agreement, the Company enters into a definitive agreement providing for an alternative Acquisition Proposal with any third party or an alternative Acquisition Proposal is consummated with any third party. If the Termination Amount becomes payable as a result of a termination pursuant to Section 7.1(e) or 7.1(f), then, in either such case, such Termination Amount shall be paid promptly (and in any event within two (2) days of receipt by Company of a written notice from Parent) following the earlier of the execution of such definitive agreement providing for an alternative Acquisition Proposal or the consummation of an alternative Acquisition Proposal, as the case may be.

   (c) The Company acknowledges that the agreements contained in this Section
7.5 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Parent would not enter into this Agreement; accordingly, if the Company fails to pay promptly the Termination Amount, and, in order to obtain such payment, the Parent commences a suit which results in a judgment against the Company for the Termination Amount, the Company shall pay the Parent's Expenses in connection with such suit, together with interest on the amount of the Termination Amount at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made plus two percent (2%).

                                   ARTICLE 8

                                 MISCELLANEOUS

   Section 8.1 Certain Definitions. For purposes of this Agreement:

     (a) The term "affiliate," as applied to any person, means any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise.

     (b) The term "business day" means any day, other than Saturday, Sunday or a federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Eastern time. In computing any time period under this Agreement, the date of the event which begins the running of such time period shall be included except that if such event occurs on other than a business day such period shall begin to run on and shall include the first business day thereafter.

     (c) The term "including" means, unless the context clearly requires otherwise, including but not limited to the things or matters named or listed after that term.

     (d) The term "Liens" means any security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's voting rights, charges and other encumbrances or any nature whatsoever.

     (e) The term "Parent Common Stock" means the common stock, par value $.10 per share, of the Parent.

     (f) The term "person" shall include individuals, corporations, limited and general partnerships, trusts, limited liability companies, associations, joint ventures, Governmental Entities and other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act).

     (g) The term "significant subsidiary" has the meaning assigned to such term by Regulation S-X (17 C.F.R. (S) 210.1-02).

     (h) The term "subsidiary" or "subsidiaries" means, with respect to the Parent, the Company or any other person, any entity of which the Parent, the Company or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests the holders of which are generally entitled to more than 50% of the vote for the election of the board of directors or other governing body of such corporation or other legal entity.

   Section 8.2 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement and in any certificate delivered under this Agreement shall terminate at the Effective Time or upon the termination of this Agreement under Section 7.1, as the case may be, except that the agreements set forth in Sections 5.6(b), 5.9, 5.14, 5.17, 7.2 and 7.5 and this Article 8 shall survive termination of this Agreement. Each party agrees that, except for the representations and warranties contained in this Agreement, the Company Disclosure Letter and the Parent Disclosure Letter, no party to this Agreement has made any other representations and warranties, and each party disclaims any other representations and warranties, made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other Representatives with respect to the execution and delivery of this Agreement or the transactions contemplated by this Agreement, notwithstanding the delivery of disclosure to any other party or any party's representatives of any documentation or other information with respect to any one or more of the foregoing.

   Section 8.3 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

   Section 8.4 GOVERNING LAW; WAIVER OF JURY TRIAL

   (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES, EXCEPT TO THE EXTENT THAT THE LAWS OF THE STATE OF COLORADO MANDATORILY APPLY.

   (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.4.

   Section 8.5 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally, sent by reputable overnight courier, sent by registered or certified mail, postage prepaid, or by facsimile:

     if to the Parent or Merger Sub:

     Automatic Data Processing, Inc.
     One ADP Boulevard
     Roseland, N.J. 07068
     Attention: General Counsel
     Fax: (973) 535-6199

     with copies to:

     Paul, Weiss, Rifkind, Wharton & Garrison
     1285 Avenue of the Americas
     New York, New York 10019-6064
     Attention: Richard S. Borisoff, Esq.
     Douglas A. Cifu, Esq.
     Fax: (212) 757-3990

     if to the Company:

     Avert, Inc.
     301 Remington Street
     Ft. Collins, Colorado 80203
     Attention: Dean A. Suposs, President
     Fax: (800) 237-4011

     with copies to:

     Baker & Hostetler LLP
     303 East 17th Avenue, Suite 1100
     Denver, Colorado 80203
     Attention: Alfred C. Chidester
     Fax: (303) 861-2307

     Baker & Hostetler LLP
     303 East 17th Avenue, Suite 1100
     Denver, Colorado 80203
     Attention: Thomas H. Maxfield
     Fax: (303) 861-2307

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

   Section 8.6 Entire Agreement. This Agreement (including any exhibits to this Agreement), the Plan of Merger, the Voting Agreement, the Company Disclosure Letter and the Parent Disclosure Letter constitute the entire agreement and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter of this Agreement.

   Section 8.7 No Third Party Beneficiaries. Except for the provisions of
Section 5.9, this Agreement is not intended to confer upon any person other than the parties to this Agreement any rights or remedies under this Agreement.

   Section 8.8 Obligations of the Parent and of the Company. Whenever this Agreement requires a Parent Subsidiary to take any action, that requirement shall be deemed to include an undertaking on the part of the Parent to cause that Parent Subsidiary to take that action.

   Section 8.9 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of the provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of the provision, or the application of that provision, in any other jurisdiction.

   Section 8.10 Interpretation. The table of contents and headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement. Where a reference in this Agreement is made to a section, exhibit or annex, that reference shall be to a section of or exhibit or annex to this Agreement unless otherwise indicated. Wherever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

   Section 8.11 Assignment. This Agreement shall not be assignable by operation of law or otherwise, except that the Parent may designate, by written notice to the Company, another Parent Subsidiary that is wholly owned directly or indirectly by the Parent to be merged with and into the Company in lieu of Merger Sub, in which event all references in this Agreement to Merger Sub shall be deemed references to such other Parent Subsidiary, and in that case, all representations and warranties made in this Agreement with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Parent Subsidiary as of the date of such designation.

   Section 8.12 Specific Performance. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise reached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

   IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties to this Agreement as of the date first written above.

                                          Avert, Inc.


                                          By: _________________________________
                                          Name:
                                          Title:

                                          Automatic Data Processing, Inc.


                                          By: _________________________________
                                          Name:
                                          Title:

                                          Adp Colorado, Inc.


                                          By: _________________________________
                                          Name:
                                          Title:


                         [Agreement and Plan of Merger]

                                                                       Exhibit A

                                VOTING AGREEMENT

   VOTING AGREEMENT, dated as of June 15, 2001 (this "Agreement"), by and among Automatic Data Processing, Inc., a Delaware corporation ("Parent"), and Dean A. Suposs (the "Shareholder").

   WHEREAS, Avert, Inc., a Colorado corporation (the "Company"), and Parent propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides for, among other things, the merger of a wholly owned subsidiary of Parent with and into the Company (the "Merger");

   WHEREAS, as of the date hereof, the Shareholder is a holder of record or Beneficially Owns (as defined herein) shares of common stock, no par value ("Company Common Stock"), of the Company;

   WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, Parent has required that the Shareholder agree, and in order to induce Parent to enter into the Merger Agreement, the Shareholder has agreed, to enter into this Agreement with respect to all of the shares of Company Common Stock now held of record or Beneficially Owned and which may hereafter be acquired by such Shareholder (collectively, the "Shares"); and

   WHEREAS, simultaneously with the execution and delivery of this Agreement, the Shareholder has irrevocably granted Parent a Proxy (in the form attached hereto as Exhibit A) to vote his shares in a manner consistent with the covenants set forth in this Agreement.

   NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I.

                              CERTAIN DEFINITIONS

   Section 1.1 General. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement.

   Section 1.2 Beneficial Ownership. For purposes of this Agreement, "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Shareholder shall include securities Beneficially Owned by all other Persons (as defined in the Merger Agreement) with whom such Person would constitute a "group" within the meaning of Section 13(d) of the Exchange Act other than parties to this Agreement.

                                  ARTICLE II.

   Section 2.1 Voting Agreement. The Shareholder hereby irrevocably and unconditionally agrees that during the term of this Agreement as specified in
Section 5.1, at any meeting of the shareholders of the Company, however called, and in any action by consent of the shareholders of the Company, the Shareholder shall vote (or cause to be voted) the Shares held of record (to the extent he has the right to vote such Shares) or Beneficially Owned (to the extent he also has the right to vote such Shares) by him in favor of the Merger, the

Merger Agreement (as amended from time to time) and the transactions contemplated by the Merger Agreement. The Shareholder acknowledges receipt and review of a copy of the Merger Agreement.

   Section 2.2 Other Proxies Revoked. Any proxies (other than the Proxy granted to Parent on the date hereof) heretofore given in respect of the Shareholder's Shares are not irrevocable and all such proxies are hereby revoked.

                                  ARTICLE III.

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

   The Shareholder hereby represents and warrants to the Parent as follows:

     Section 3.1 Authority Relative to This Agreement. The Shareholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Shareholder and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally or by general principles governing the availability of equitable remedies.

     Section 3.2 No Conflict. (a) The execution and delivery of this Agreement by the Shareholder does not, and the performance of this Agreement by the Shareholder shall not, (i) conflict with or violate any agreement, arrangement, law, rule, regulation, order, judgment or decree to which the Shareholder is a party or by which the Shareholder (or the Shares held of record or Beneficially Owned by the Shareholder) is bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse or time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares held of record or Beneficially Owned by the Shareholder pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Shareholder is a party or by which the Shareholder (or the Shares held of record or Beneficially Owned by the Shareholder) is bound or affected, except, in the case of clauses (i) and (ii) of this Section 3.2, for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by such Shareholder of its obligations under this Agreement.

     (b) The execution and delivery of this Agreement by the Shareholder does not, and the performance of this Agreement by the Shareholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by the Shareholder of his obligations under this Agreement.

     Section 3.3 Title to the Shares. As of the date hereof, the Shareholder is the record or Beneficial Owner of the Shares listed on Schedule 1 hereto. The Shares listed on Schedule 1 hereto are all the securities of the Company either held of record or Beneficially Owned by the Shareholder. The Shareholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares held of record or Beneficially Owned by the Shareholder. The Shareholder has the right to vote or cause to be voted each of the Shares listed on Schedule 1 hereto and the Shares listed on Schedule 1 hereto are owned free and clear of all security interests, liens, powers of attorney, proxies, claims, pledges, options, rights of first refusal, agreements, limitations on the Shareholder's voting rights, charges and other encumbrances of any nature whatsoever, except for those restrictions arising hereunder or under the Proxy delivered by the Shareholder to the Parent on the date hereof.

                                  ARTICLE IV.

                          COVENANTS OF THE SHAREHOLDER

   Section 4.1 No Inconsistent Agreement or Action. The Shareholder hereby covenants and agrees that, except as contemplated by this Agreement, and the Merger Agreement, the Shareholder shall not, or permit any Person under such Shareholder's control to, enter into any voting agreement or grant a proxy or power of attorney with respect to the Shares held of record or Beneficially Owned by the Shareholder or form any "group" for purposes of the Exchange Act or the rules promulgated thereunder, in each such case, which is inconsistent with this Agreement. Except as set forth in the Merger Agreement, the Shareholder shall not (i) solicit, initiate, encourage (including by way of furnishing information or assistance) or take any other action to facilitate, any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Acquisition Proposals (as defined in the Merger Agreement) or agree to or endorse any Acquisition Proposal or (ii) propose, enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other Person any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing.

   Section 4.2 Transfer of Title. The Shareholder hereby covenants and agrees that the Shareholder shall not (i) tender any Shares, (ii) sell, assign or transfer record or Beneficial Ownership of any of the Shares, or (iii) further pledge, hypothecate or otherwise dispose of any Shares; provided, that the Shareholder may transfer record ownership of any of the Shares so long as the Shareholder maintains Beneficial Ownership of such Shares (including, without limitation, the unfettered right to vote such Shares in the manner set forth in
Section 2.1).

                                   ARTICLE V.

                                 MISCELLANEOUS

   Section 5.1 Termination. This Agreement shall be effective as of the date of this Agreement and shall terminate upon the earlier to occur of (i) the closing of the transactions contemplated by the Merger Agreement and (ii) the date upon which the Merger Agreement is terminated in accordance with its terms; provide, however, that if the Merger Agreement is terminated pursuant to any of Sections 7.1(d), (e) or (f) of the Merger Agreement and at the time of such termination the Termination Amount either is or may become payable pursuant to Section 7.5(b) of the Merger Agreement, this Agreement shall terminate on the date which is six months after the date of termination of the Merger Agreement.

   Section 5.2 Additional Shares. If, after the date hereof, the Shareholder acquires the right to vote any additional shares of Company Common Stock (any such shares shall be referred to herein as "Additional Shares"), including, without limitation, upon exercise of any option, warrant or right to acquire shares of Company Common Stock or through any stock dividend or stock split, the provisions of this Agreement applicable to the Shares shall be applicable to such Additional Shares as if such Additional Shares had been Shares as of the date hereof. The provisions of the immediately preceding sentence shall be effective with respect to Additional Shares without action by any Person immediately upon the acquisition by the Shareholder of record or Beneficial Ownership of such Additional Shares.

   Section 5.3 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

   Section 5.4 Entire Agreement. This Agreement constitutes the entire agreement between Parent and the Shareholders with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between Parent and the Shareholders with respect to the subject matter hereof.

   Section 5.5 Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

   Section 5.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereby shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated.

   Section 5.7 Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES, EXCEPT TO THE EXTENT THAT THE LAWS OF THE STATE OF COLORADO MANDATORILY APPLY.

   Section 5.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.

   IN WITNESS WHEREOF, the Shareholders and Parent have caused this Agreement to be duly executed on the date hereof.

                                          Automatic Data Processing, Inc.

                                          By: _________________________________
                                            Name:
                                            Title:

                                          _____________________________________
                                          Dean A. Suposs

                               [Voting Agreement]

                                   SCHEDULE 1

                                                                       Number of
                                                                        Shares
                                                                       ---------
       Dean A. Suposs.................................................  346,889

                                                                       Exhibit A

                               IRREVOCABLE PROXY

   The undersigned shareholder of Avert, Inc., a Colorado corporation ("Company") hereby appoints Automatic Data Processing, Inc., a Delaware corporation ("Parent"), as proxy for the undersigned, with full power of substitution, to attend any annual or special meeting of the shareholders of the Company (including any and all adjournments and postponements thereof), and in respect of any written consent in lieu of such meeting, held or made for the purpose of considering or voting upon the matters described in Section 2.1 of the Voting Agreement, dated the date hereof, among Parent, the undersigned and certain other shareholders of the Company (the "Agreement"), in accordance with such Section 2.1, and to cast all votes that the undersigned is entitled to cast at such a meeting (or in connection with such written consent) with respect to all of the undersigned's Shares (as defined in the Agreement) with respect to the matters described in Section 2.1 of the Agreement. The undersigned hereby revokes any proxy heretofore given with respect to such a meeting (or written consent in lieu thereof) or with respect to such a vote cast. The undersigned affirms that this proxy is a power coupled with an interest and shall be irrevocable. The undersigned shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this irrevocable proxy.

Please sign exactly as name appears       _____________________________________
on the records of the Company and         Dean A. Suposs
date.

                                          Dated:

                                                                     Exhibit B-1

                       TERMINATION AND RELEASE AGREEMENT
                             (Employment Agreement)

   THIS TERMINATION AND RELEASE AGREEMENT (this "Agreement") is made and entered into as of the 15th day of June, 2001, by and between AVERT, INC., a Colorado corporation (the "Company"), and DEAN A. SUPOSS, an individual resident of the State of Colorado (the "Employee").

                                  WITNESSETH:

   WHEREAS, AUTOMATIC DATA PROCESSING, INC., a Delaware corporation (the "Parent"), ADP COLORADO, INC., a Colorado corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Company have entered into a Merger Agreement, dated as of June 15, 2001 (the "Merger Agreement"), pursuant to which, among other things, Parent is acquiring all of the issued and outstanding shares of capital stock of the Company (the "Transactions");

   WHEREAS, the Employee will receive significant economic benefits upon consummation of the Transactions;

   WHEREAS, the Employee, as an Officer and Director of the Company will receive substantial professional benefit upon the consummation of the Transactions, including his continued employment by the Company;

   WHEREAS, the Employee would not be entering into this Agreement, if not for the valuable consideration to be delivered by Parent upon the consummation of the Transactions;

   WHEREAS, Parent and Merger Sub would not be entering into the Merger Agreement and would not consummate the Transactions if the Employee was not simultaneously executing and delivering this Agreement and it is a condition precedent to Parent's and Merger Sub's obligations to consummate the Transactions contemplated by the Merger Agreement that the parties hereto shall have entered into this Agreement;

   WHEREAS, the Company and the Employee are parties to that certain Employment Agreement, dated January 1, 1994 and as extended on January 5, 1999 and as such agreement may be further extended, renewed, amended, supplemented or otherwise modified from time to time (the "Employment Agreement"), whereby the Company employed the Employee, and the Employee agreed to serve the Company in a senior executive capacity;

   WHEREAS, the Company and the Employee, in consideration of the consummation of the Transactions contemplated by the Merger Agreement and the Employee's continued employment with the Company thereafter, desire to enter into this Agreement for the purpose of terminating the Employment Agreement in accordance with the following terms and conditions;

   WHEREAS, it is the intent of the parties hereto that all terms, conditions, covenants, undertakings and agreements under the Employment Agreement be terminated and that Employee's employment with the Company following the consummation of the Transactions contemplated by the Merger Agreement shall be as an employee-at-will; and

   WHEREAS, it is the intent of the parties hereto that as of the Closing of the Transactions the Employee shall be offered employment with the Company under the terms set forth in the employment letter attached as Exhibit A hereto (the "Employment Letter") and subject to the terms of this Agreement.

   NOW, THEREFORE, for and in consideration of the premises and the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

     1. Definitions. Capitalized terms used in this Agreement but otherwise not defined herein shall have the meaning ascribed to such in the Merger Agreement.

     2. Prior Employment Agreement. Subject to the terms and conditions of this Agreement and effective as of the Closing of the Transactions contemplated by the Merger Agreement, the Employee and the Company voluntarily terminate the Employment Agreement and any and all terms, conditions, covenants, undertakings and agreements under the Employment Agreement arising under and relating to the Employment Agreement.

     3. Release. Effective as of the Closing of the Transactions contemplated by the Merger Agreement, the Employee and the Company, forever, fully and finally, remise, release, discharge and acquit the other party, their respective heirs, successors and assigns and each of their respective representatives, directors, officers and employees, whether past, present or future, of and from any and all debts, reimbursements, claims, demands, causes of action, losses, damages and liabilities to persons or property, both contingent and fixed, known and unknown, of every nature, kind and character whatsoever, at law or in equity, or otherwise, which arises from, or in any manner relates to, the Employment Agreement.

     4. Employment; Employee's Title, Base Salary and Benefits. The parties hereto acknowledge and agree that the Employee's employment with the Company following the Closing of the Transactions contemplated by the Merger Agreement shall be as an employee-at-will. The terms of the of the Employee's employment, including salary and benefits are set forth in the Employment Letter attached as Exhibit A hereto.

     5. Non-Competition; Non-Disclosure; Non-Solicitation.

       (a) Non-Competition. The Employee agrees that during the period commencing on the date of the Closing of the Transactions and ending three years after the termination of his employment with the Company (the "Non-Competition Period"), he will not, except on behalf of the Company or any of its respective affiliates, directly or indirectly, whether as an officer, director, stockholder, investor, partner, proprietor, business associate, employee, representative or otherwise, do any of the following acts: (i) provide services that are competitive with the businesses of the Company, or promote, market, or acquire an interest in, or associate in a business relationship with, any other person, corporation, firm, partnership or other entity whatsoever whose business or services are competitive with the businesses or services of the Company or (ii) solicit or refer, directly or indirectly, any client or prospective clients of the Company or any services and/or products that are similar to those offered by the Company to another provider of such services, or (iii) promote, market or participate in the sale, lease or licensing of any equipment or software by which services and/or products similar to those provided by the Company can be performed, to, for or with any person, corporation, firm, partnership or other entity whatsoever.

       (b) Non-Disclosure. The Employee agrees that he will not at any time during and after his employment, disclose, furnish or make accessible to any person, corporation, firm, partnership or other entity whatsoever (except the Company or any of its respective affiliates), or to any officer, director, stockholder, partner, associate, employee, agent or representative of any such entity, any trade secrets or proprietary information which is not in the public domain (including, without limitation, any customer lists, business methods, procedures, pricing and marketing structure and strategy, source or object codes, experimental or research work, names and addresses of current, former and prospective clients or employees, or any other trade secrets, technical data, or know-how of any kind) relating to the businesses of the Company, Parent or any of their respective affiliates that was learned by the Employee at any time during the Employee's employment with the Company. Upon termination of the Employee's employment with the Company for any reason whatsoever, the

    Employee shall immediately return all documents and notes (including all copies thereof) of any and all information and materials belonging or relating to the businesses of the Company, Parent or any of their respective affiliates (whether or not such materials were prepared by the Employee or another person).

       (c) Non-Solicitation. The Employee agrees that he will not, during the Non-Competition Period, directly or indirectly, solicit, hire or employ, or encourage to leave the employ of the Company, Parent or any their respective affiliates, any person who is now or hereafter becomes an employee of the Company, Parent or any of their respective affiliates until such person has ceased to be an employee of any of such companies.

       (d) Injunctive Relief. Employee agrees that a violation of the foregoing covenants not to compete, not to disclose and not to solicit or hire contained herein will cause irreparable injury to the Company, Parent and any of their respective affiliates, and that the Company, Parent and their respective affiliates shall be entitled, in addition to any other rights and remedies they may have, at law or in equity, to an injunction enjoining and restraining the Employee from doing or continuing to do any such act and any other violations or threatened violations of this paragraph 5.

     6. Employment Forms. At the Company's request, the Employee shall complete and execute such other customary employment applications and other similar forms that the Company or Parent generally requires of all of its employees, provided, however, that, except with respect to the terms and conditions pursuant to which stock options may be granted to the Employee, in the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of any such other employment applications or other forms, this Agreement shall take precedence.

     7. Acknowledgments. Employee hereby acknowledges that (i) the agreements and covenants contained in this Agreement are essential to protect the business and goodwill to be purchased by Parent under the Merger Agreement,
  (ii) as the beneficial owner of 106,889 of outstanding shares of Common Stock of the Company he will receive a substantial payment for such shares at a price of $22.00 per share and, as a result, the Employee acknowledges that he will receive a substantial personal benefit from the Transactions,
  (iii) this Agreement is being signed pursuant to the executive and management personnel exception set forth in C.R.S. 8-2-113-(2)(d), (iv) Parent and Merger Sub would not enter into the Merger Agreement and consummate the Transactions, but for the agreements and covenants of the Employee contained in this Agreement and (v) this Agreement is being signed pursuant to the purchase and sale exception set forth in C.R.S. 8-2-113(2)(a).

     8. Blue Penciling. If any court determines that any of the restrictive covenants, or any part thereof, is unenforceable because of the duration or geographical scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable and shall be enforced.

     9. Binding Effect. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective heirs, successors and assigns. The parties hereto expressly acknowledge and agree that the Parent and each of its subsidiaries and any of its or their successors and assigns shall be entitled to rely on the terms and provisions of this Agreement as a third-party beneficiary.

     10. Entire Agreement. This Agreement sets forth the entire agreement among the parties relating to the Employee's employment by the Company and there are no agreements, understandings or arrangements between the parties written or otherwise except as set forth herein. ANY EMPLOYMENT AGREEMENTS OR ARRANGEMENTS ENTERED INTO PRIOR TO THE EFFECTIVE DATE OF THE ACQUISITION BETWEEN THE EMPLOYEE AND THE COMPANY SHALL BE TERMINATED IN ITS ENTIRETY AS OF THE EFFECTIVE DATE OF THE ACQUISITION IN ACCORDANCE WITH THIS AGREEMENT.

     11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     12. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Colorado applicable to contracts made and to be performed entirely within such State without regard to conflict of law principles.

   IN WITNESS WHEREOF, the undersigned have executed or caused their duly authorized officers to execute this Agreement on the day and year first above written.

                                          Avert, Inc.

                                          By: _________________________________
                                             Name: Jamie Burgat
                                             Title:  Vice President of
                                              Operations

                                          Dean A. Suposs

                                          _____________________________________

                                                                Exhibit A to the
                                               Termination and Release Agreement

[DATE]

Mr. Dean A. Suposs
1526 Remington Street
Fort Collins, Colorado 80524

Dear Dean,

   This letter sets forth the terms of our offer of employment with Avert, Inc. (the "Company"), a wholly owned subsidiary of Automatic Data Processing, Inc. ("Parent") as Vice President and General Manager -ADP Benefit Services, currently based in Fort Collins and reporting to me. The components of the offer are as follows:

  . Base Salary--Your annual salary will be $165,000, paid biweekly at $6,346.15. You will be considered annually for a base salary increase in accordance with normal Company procedures.

  . Management Bonus--You will be eligible to participate in the Employer
    Services Management Incentive Bonus Program. Your management bonus will have a target of $41,250 (i.e., 25% of your base salary) on a full year basis and for fiscal year 2002 will be based on a set of performance objectives to be determined by the Company at the close of the acquisition and when you begin this position. For fiscal year 2002 this percentage may be prorated, based on your start date.

  . Stock Options--At our next Stock Option Committee meeting, you will be recommended to receive a grant of options to purchase 15,000 shares of Parent common stock with an exercise price determined by the Compensation Committee at the Fall 2001 meeting. These shares will vest equally over five years. These stock options will begin vesting one year from the grant date and annually for the remainder of the five-year vesting period.

  . Restricted Stock--You will be recommended to receive a grant of 4,500 shares of restricted stock in Parent. This is a three-year grant with one-third (1,500 shares) vesting annually beginning on the first anniversary date of the closing of the acquisition.

  . Supplemental Bonus--You will be eligible for a supplemental bonus of $100,000 per year for a three year period based on performance against plan.

  . Retention Bonus--You will be eligible for a retention bonus of $ $35,000 per year for a two-year period, based on the anniversary date of the close. The first bonus payment will be made one year from the date of the close and the second bonus payment on the second anniversary of the close.

  . Car Allowance--You will receive a car allowance of $275 per month.

  . Benefits--In addition, you will be entitled to participate in the ADP
    Benefits Program.

  . Termination--If you are asked to leave within the first twelve months following the close of the acquisition, you will receive an amount equal to twelve months base salary unless there is a violation of ADP's ethics policy or just cause for dismissal.

   It is understood that you will be employed as an employee-at-will. Except as set forth in the Termination and Release Letter and the "Termination" paragraph of this letter, upon your termination of employment with us, the Company and you shall have no further rights against or obligations to each other.

   Dean, we are all very excited about the prospects of your joining the ADP team, and we hope you view this offer as a statement of our confidence in your skills and ability. We think you can have a substantial impact on the future direction and business results of ADP Benefit Services, and we all look forward to working with you.

   If you have any questions, please do not hesitate to call me at (770) 360-2068. Again we are truly excited about your joining the ADP team.

                                          Sincerely,

cc: Personnel File

Accepted: ______________________________  Date: _______________

                                                                     Exhibit B-2

                       TERMINATION AND RELEASE AGREEMENT
                             (Employment Agreement)

   THIS TERMINATION AND RELEASE AGREEMENT (this "Agreement") is made and entered into as of the 15th day of June, 2001, by and between AVERT, INC., a Colorado corporation (the "Company"), and JERRY D. THURBER, an individual resident of the State of Colorado (the "Employee").

                                  WITNESSETH:

   WHEREAS, AUTOMATIC DATA PROCESSING, INC., a Delaware corporation (the "Parent"), ADP COLORADO, INC., a Colorado corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Company have entered into a Merger Agreement, dated as of June 15, 2001 (the "Merger Agreement"), pursuant to which, among other things, Parent is acquiring all of the issued and outstanding shares of capital stock of the Company (the "Transactions");

   WHEREAS, the Employee, as an Officer and Director of the Company will receive substantial professional benefit upon the consummation of the Transactions, including his continued employment by the Company;

   WHEREAS, the Employee would not be entering into this Agreement, if not for the valuable consideration to be delivered by Parent upon the consummation of the Transactions;

   WHEREAS, Parent and Merger Sub would not be entering into the Merger Agreement and would not consummate the Transactions if the Employee was not simultaneously executing and delivering this Agreement and it is a condition precedent to Parent's and Merger Sub's obligations to consummate the Transactions contemplated by the Merger Agreement that the parties hereto shall have entered into this Agreement;

   WHEREAS, the Company and the Employee are parties to that certain Employment Agreement, dated June 10, 1996 and as such agreement may be further extended, renewed, amended, supplemented or otherwise modified from time to time (the "Employment Agreement"), whereby the Company employed the Employee, and the Employee agreed to serve the Company, as Director of Information Technology;

   WHEREAS, the Company and the Employee, in consideration of the consummation of the Transactions contemplated by the Merger Agreement and the Employee's continued employment with the Company thereafter, desire to enter into this Agreement for the purpose of terminating the Employment Agreement in accordance with the following terms and conditions;

   WHEREAS, it is the intent of the parties hereto that all terms, conditions, covenants, undertakings and agreements under the Employment Agreement be terminated and that Employee's employment with the Company following the consummation of the Transactions contemplated by the Merger Agreement shall be as an employee-at-will; and

   WHEREAS, it is the intent of the parties hereto that as of the Closing of the Transactions the Employee shall be offered employment with the Company under the terms set forth in the employment letter attached as Exhibit A hereto (the "Employment Letter") and subject to the terms of this Agreement.

   NOW, THEREFORE, for and in consideration of the premises and the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

     1. Definitions. Capitalized terms used in this Agreement but otherwise not defined herein shall have the meaning ascribed to such in the Merger Agreement.

     2. Prior Employment Agreement. Subject to the terms and conditions of this Agreement and effective as of the Closing of the Transactions contemplated by the Merger Agreement, the Employee and the Company voluntarily terminate the Employment Agreement and any and all terms, conditions, covenants, undertakings and agreements under the Employment Agreement arising under and relating to the Employment Agreement.

     3. Release. Effective as of the Closing of the Transactions contemplated by the Merger Agreement, the Employee and the Company, forever, fully and finally, remise, release, discharge and acquit the other party, their respective heirs, successors and assigns and each of their respective representatives, directors, officers and employees, whether past, present or future, of and from any and all debts, reimbursements, claims, demands, causes of action, losses, damages and liabilities to persons or property, both contingent and fixed, known and unknown, of every nature, kind and character whatsoever, at law or in equity, or otherwise, which arises from, or in any manner relates to, the Employment Agreement.

     4. Employment; Employee's Title, Base Salary and Benefits. The parties hereto acknowledge and agree that the Employee's employment with the Company following the Closing of the Transactions contemplated by the Merger Agreement shall be as an employee-at-will. The terms of the of the Employee's employment, including salary and benefits are set forth in the Employment Letter attached as Exhibit A hereto.

     5. Non-Competition; Non-Disclosure; Non-Solicitation.

       (a) Non-Competition. The Employee agrees that during the period commencing on the date of the Closing of the Transactions and ending three years after the termination of his employment with the Company (the "Non-Competition Period"), he will not, except on behalf of the Company or any of its respective affiliates, directly or indirectly, whether as an officer, director, stockholder, investor, partner, proprietor, business associate, employee, representative or otherwise, do any of the following acts: (i) provide services that are competitive with the businesses of the Company, or promote, market, or acquire an interest in, or associate in a business relationship with, any other person, corporation, firm, partnership or other entity whatsoever whose business or services are competitive with the businesses or services of the Company or (ii) solicit or refer, directly or indirectly, any client or prospective clients of the Company or any services and/or products that are similar to those offered by the Company to another provider of such services, or (iii) promote, market or participate in the sale, lease or licensing of any equipment or software by which services and/or products similar to those provided by the Company can be performed, to, for or with any person, corporation, firm, partnership or other entity whatsoever.

       (b) Non-Disclosure. The Employee agrees that he will not, at any time during or after his employment, disclose, furnish or make accessible to any person, corporation, firm, partnership or other entity whatsoever (except the Company or any of its respective affiliates), or to any officer, director, stockholder, partner, associate, employee, agent or representative of any such entity, any trade secrets or proprietary information which is not in the public domain (including, without limitation, any customer lists, business methods, procedures, pricing and marketing structure and strategy, source or object codes, experimental or research work, names and addresses of current, former and prospective clients or employees, or any other trade secrets, technical data, or know-how of any kind) relating to the businesses of the Company, Parent or any of their respective affiliates that was learned by the Employee at any time during the Employee's employment with the Company. Upon termination of the Employee's employment with the Company for any reason whatsoever, the

    Employee shall immediately return all documents and notes (including all copies thereof) of any and all information and materials belonging or relating to the businesses of the Company, Parent or any of their respective affiliates (whether or not such materials were prepared by the Employee or another person).

       (c) Non-Solicitation. The Employee agrees that he will not, during the Non-Competition Period, directly or indirectly, solicit, hire or employ, or encourage to leave the employ of the Company, Parent or any their respective affiliates, any person who is now or hereafter becomes an employee of the Company, Parent or any of their respective affiliates until such person has ceased to be an employee of any of such companies.

       (d) Injunctive Relief. Employee agrees that a violation of the foregoing covenants not to compete, not to disclose and not to solicit or hire contained herein will cause irreparable injury to the Company, Parent and any of their respective affiliates, and that the Company, Parent and their respective affiliates shall be entitled, in addition to any other rights and remedies they may have, at law or in equity, to an injunction enjoining and restraining the Employee from doing or continuing to do any such act and any other violations or threatened violations of this paragraph 5.

     6. Employment Forms. At the Company's request, the Employee shall complete and execute such other customary employment applications and other similar forms that the Company or Parent generally requires of all of its employees, provided, however, that, except with respect to the terms and conditions pursuant to which stock options may be granted to the Employee, in the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of any such other employment applications or other forms, this Agreement shall take precedence.

     7. Acknowledgments. Employee hereby acknowledges that (i) the agreements and covenants contained in this Agreement are essential to protect the business and goodwill to be purchased by Parent under the Merger Agreement,
  (ii) this Agreement is being signed pursuant to the executive and management personnel exception set forth in C.R.S. 8-2-113-(2)(d), (iii) Parent and Merger Sub would not enter into the Merger Agreement and consummate the Transactions, but for the agreements and covenants of Employee contained in this Agreement and (iv) this Agreement is being signed pursuant to the purchase and sale exception set forth in C.R.S. 8-2-113(2)(a).

     8. Blue Penciling. If any court determines that any of the restrictive covenants, or any part thereof, is unenforceable because of the duration or geographical scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable and shall be enforced.

     9. Binding Effect. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective heirs, successors and assigns. The parties hereto expressly acknowledge and agree that the Parent and each of its subsidiaries and any of its or their successors and assigns shall be entitled to rely on the terms and provisions of this Agreement as a third-party beneficiary.

     10. Entire Agreement. This Agreement sets forth the entire agreement among the parties relating to the Employee's employment by the Company and there are no agreements, understandings or arrangements between the parties written or otherwise except as set forth herein. ANY EMPLOYMENT AGREEMENTS OR ARRANGEMENTS ENTERED INTO PRIOR TO THE EFFECTIVE DATE OF THE ACQUISITION BETWEEN THE EMPLOYEE AND THE COMPANY SHALL BE TERMINATED IN ITS ENTIRETY AS OF THE EFFECTIVE DATE OF THE ACQUISITION IN ACCORDANCE WITH THIS AGREEMENT.

     11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     12. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Colorado applicable to contracts made and to be performed entirely within such State without regard to conflict of law principles.

   IN WITNESS WHEREOF, the undersigned have executed or caused their duly authorized officers to execute this Agreement on the day and year first above written.

                                          Avert, Inc.

                                          By: _________________________________
                                             Name: Dean A. Suposs
                                             Title: President

                                          Jerry D. Thurber

                                          _____________________________________

                                                                Exhibit A to the
                                               Termination and Release Agreement

[DATE]

Mr. Jerry D. Thurber
9893 West 86th Avenue
Arvada, CO 80005

Dear Jerry,

   This letter sets forth the terms of our offer of employment with Avert, Inc. (the "Company"), a wholly owned subsidiary of Automatic Data Processing, Inc. ("Parent") as Vice President--Client & Technology Services--ADP Benefit Services, currently based in Fort Collins and reporting to Dean Suposs. The components of the offer are as follows:

  . Base Salary--Your annual salary will be $135,000, paid biweekly at $5,192.30. You will be considered annually for a base salary increase in accordance with normal Company procedures.

  . Management Bonus--You will be eligible to participate in the Employer
    Services Management Incentive Bonus Program. Your management bonus will have a target of $27,000 (i.e., 20% of your base salary) on a full year basis and for fiscal year 2002 will be based on a set of performance objectives to be determined by the Company at the close of the acquisition and when you begin this position. For fiscal year 2002 this percentage may be prorated, based on your start date.

  . Stock Options--At our next Stock Option Committee meeting, you will be recommended to receive a grant of options to purchase 3,000 shares of Parent common stock with an exercise price determined by the Compensation Committee at the Fall 2001 meeting. These shares will vest equally over five years. These stock options will begin vesting one year from the grant date and annually for the remainder of the five-year vesting period.

  . Retention Bonus--You will be eligible for a retention bonus of $25,000 per year for a two-year period, based on the anniversary date of the close. The first bonus payment will be made one year from the date of the close and the second bonus payment on the second anniversary of the close.

  . Benefits--In addition, you will be entitled to participate in the ADP
    Benefits Program.

  . Termination--If you are asked to leave within the first twelve months following the close of the acquisition, you will receive an amount equal to six months base salary unless there is a violation of ADP's ethics policy or just cause for dismissal.

   It is understood that you will be employed as an employee-at-will. Except as set forth in the Termination and Release Agreement and the "Termination" paragraph of this letter, upon your termination of employment with us, the Company and you shall have no further rights against or obligations to each other.

   Jerry, we are all very excited about the prospects of your joining the ADP team, and we hope you view this offer as a statement of our confidence in your skills and ability. We think you can have a substantial impact on the future direction and business results of ADP Benefit Services, and we all look forward to working with you.

   If you have any questions, please do not hesitate to call me at (770) 360-2068. Again we are truly excited about your joining the ADP team.

                                          Sincerely,

cc: Personnel File

Accepted: ____________________                       Date: ____________________

                                                                       Exhibit C

                                 PLAN OF MERGER
                               FOR THE MERGER OF
                               ADP COLORADO, INC.
                                      INTO
                                  AVERT, INC.

   THIS PLAN OF MERGER ("Plan of Merger") dated as of June 15, 2001 is by and among Automatic Data Processing, Inc., a Delaware corporation ("Parent"), ADP Colorado, Inc., a Colorado corporation ("Merger Sub"), and Avert, Inc., a Colorado corporation (the "Company"). Merger Sub and the Company are hereinafter sometimes called the "Constituent Corporations."

   WHEREAS, the board of directors of each of the Constituent Corporations deems it advisable and generally to the advantage and welfare of said corporation and its shareholders that Merger Sub be merged into the Company (the "Merger"); and

   WHEREAS, the shareholders of each of the Constituent Corporations have approved the plans, terms and conditions of the Merger.

   NOW, THEREFORE, the Constituent Corporations agree that Merger Sub will be merged into the Company and that the plans, terms and conditions of the Merger shall be as follows:

     1. The Merger. At the Effective Time (as defined in Section 2), Merger Sub shall be merged into the Company and the separate existence of Merger Sub shall thereupon cease, and the Company will continue as the surviving corporation (the "Surviving Corporation").

     2. Effective Time of the Merger. The Merger will become effective upon the filing of Articles of Merger in accordance with Section 7-111-105 of the Colorado Business Corporation Act. When used in this Plan of Merger, the term "Effective Time" shall mean the date and time at which such Articles of Merger are filed.

     3. Articles of Incorporation; By-Laws; Directors and Officers. At and after the Effective Time, the Articles of Incorporation and the By-laws of the Surviving Corporation shall be the Articles of Incorporation and the By-laws of Merger Sub immediately prior to the Effective Time. The Articles of Incorporation and the By-laws of Merger Sub immediately prior to the Effective Time are attached hereto as Exhibits A and B, respectively. At and after the Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time will be the directors and officers of the Surviving Corporation, until their successors are thereafter duly elected and qualified.

     4. Conversion of Shares. Each share (each a "Company Share" and together the "Company Shares") of common stock, without par value, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than Company Shares owned by the Company) shall be converted into the right to receive and become exchangeable for $22.00 in cash (the "Merger Consideration"), without interest thereon. At the Effective Time, all Company Shares shall no longer be outstanding, shall be canceled and retired and shall cease to exist.

     5. Principal Office of Surviving Corporation. The principal office of the Surviving Corporation is One ADP Boulevard, Roseland, New Jersey 07068.

   IN WITNESS WHEREOF, the parties to this Plan of Merger have caused this Plan of Merger to be executed on the day and year first written above.

                                          Automatic Data Processing, Inc.

                                          By: _________________________________
                                            Name:
                                            Title:

                                          Adp Colorado, Inc.

                                          By: _________________________________
                                            Name:
                                            Title:

                                          Avert, Inc.

                                          By: _________________________________
                                            Name:
                                            Title:

                                                                         Annex B

                                 PLAN OF MERGER
                               FOR THE MERGER OF
                               ADP COLORADO, INC.
                                      INTO
                                  AVERT, INC.

   THIS PLAN OF MERGER ("Plan of Merger") dated as of June 15, 2001 is by and among Automatic Data Processing, Inc., a Delaware corporation ("Parent"), ADP Colorado, Inc., a Colorado corporation ("Merger Sub"), and Avert, Inc., a Colorado corporation (the "Company"). Merger Sub and the Company are hereinafter sometimes called the "Constituent Corporations."

   WHEREAS, the board of directors of each of the Constituent Corporations deems it advisable and generally to the advantage and welfare of said corporation and its shareholders that Merger Sub be merged into the Company (the "Merger"); and

   WHEREAS, the shareholders of each of the Constituent Corporations have approved the plans, terms and conditions of the Merger.

   NOW, THEREFORE, the Constituent Corporations agree that Merger Sub will be merged into the Company and that the plans, terms and conditions of the Merger shall be as follows:

     1. The Merger. At the Effective Time (as defined in Section 2), Merger Sub shall be merged into the Company and the separate existence of Merger Sub shall thereupon cease, and the Company will continue as the surviving corporation (the "Surviving Corporation").

     2. Effective Time of the Merger. The Merger will become effective upon the filing of Articles of Merger in accordance with Section 7-111-105 of the Colorado Business Corporation Act. When used in this Plan of Merger, the term "Effective Time" shall mean the date and time at which such Articles of Merger are filed.

     3. Articles of Incorporation; By-Laws; Directors and Officers. At and after the Effective Time, the Articles of Incorporation and the By-laws of the Surviving Corporation shall be the Articles of Incorporation and the By-laws of Merger Sub immediately prior to the Effective Time. The Articles of Incorporation and the By-laws of Merger Sub immediately prior to the Effective Time are attached hereto as Exhibits A and B, respectively. At and after the Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time will be the directors and officers of the Surviving Corporation, until their successors are thereafter duly elected and qualified.

     4. Conversion of Shares. Each share (each a "Company Share" and together the "Company Shares") of common stock, without par value, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than Company Shares owned by the Company) shall be converted into the right to receive and become exchangeable for $22.00 in cash (the "Merger Consideration"), without interest thereon. At the Effective Time, all Company Shares shall no longer be outstanding, shall be canceled and retired and shall cease to exist.

     5. Principal Office of Surviving Corporation. The principal office of the Surviving Corporation is One ADP Boulevard, Roseland, New Jersey 07068.

   IN WITNESS WHEREOF, the parties to this Plan of Merger have caused this Plan of Merger to be executed on the day and year first written above.

                                          Automatic Data Processing, Inc.


                                          By: _________________________________
                                              Name:
                                              Title:

                                          Adp Colorado, Inc.


                                          By: _________________________________
                                              Name:
                                              Title:

                                          Avert, Inc.


                                          By: _________________________________
                                              Name:
                                              Title:

                                                                        Annex C

                           COLORADO REVISED STATUTES

                                    TITLE 7
                  CORPORATIONS AND ASSOCIATIONS CORPORATIONS
                        COLORADO BUSINESS CORPORATIONS
                        ARTICLE 113. DISSENTERS' RIGHTS

7-113-101. Definitions

   For purposes of this article:

     (1) "Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

     (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

     (4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

     (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

     (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

7-113-102. Right to dissent

   (1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any of the following corporate actions:

     (a) Consummation of a plan of merger to which the corporation is a party if:

       (I) Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation; or

       (II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

     (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

     (c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102 (1); and

     (d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102 (2).

   (1.3) A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the national association of securities dealers automated quotation system, or were held of record by more than two thousand shareholders, at the time of:

     (a) The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;

     (b) The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or

     (c) The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

   (1.8) The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder's shares, pursuant to the corporate action, anything except:

     (a) Shares of the corporation surviving the consummation of the plan of merger or share exchange;

     (b) Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the national association of securities dealers automated quotation system, or will be held of record by more than two thousand shareholders;

     (c) Cash in lieu of fractional shares; or

     (d) Any combination of the foregoing described shares or cash in lieu of fractional shares.

   (2) (Deleted by amendment, L. 96, p. 1321, (S) 30, effective June 1, 1996.)

   (2.5) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

   (3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

   (4) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

7-113-103. Dissent by nominees and beneficial owners

   (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

   (2) A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if:

     (a) The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

     (b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

   (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.

7-113-201. Notice of dissenters' rights

   (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders' meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202 (1).

   (2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection
(2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202 (2).

7-113-202. Notice of intent to demand payment

   (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (1), a shareholder who wishes to assert dissenters' rights shall:

     (a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and

     (b) Not vote the shares in favor of the proposed corporate action.

   (2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104 and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (2), a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.

   (3) A shareholder who does not satisfy the requirements of subsection (1) or
(2) of this section is not entitled to demand payment for the shareholder's shares under this article.

7-113-203. Dissenters' notice

   (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.

   (2) The dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113-102 and shall:

     (a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

     (b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

     (c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

     (d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

     (e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

     (f) State the requirement contemplated in section 7-113-103 (3), if such requirement is imposed; and

     (g) Be accompanied by a copy of this article.

7-113-204. Procedure to demand payment

   (1) A shareholder who is given a dissenters' notice pursuant to section 7-113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice:

     (a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203 (2) (d), duly completed, or may be stated in another writing; and

     (b) Deposit the shareholder's certificates for certificated shares.

   (2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

   (3) Except as provided in section 7-113-207 or 7-113-209 (1) (b), the demand for payment and deposit of certificates are irrevocable.

   (4) A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.

7-113-205. Uncertificated shares

   (1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

   (2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

7-113-206. Payment

   (1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters' rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

   (2) The payment made pursuant to subsection (1) of this section shall be accompanied by:

     (a) The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

     (b) A statement of the corporation's estimate of the fair value of the shares;

     (c) An explanation of how the interest was calculated;

     (d) A statement of the dissenter's right to demand payment under section 7-113-209; and

     (e) A copy of this article.

7-113-207. Failure to take action

   (1) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

   (2) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

7-113-208. Special provisions relating to shares acquired after announcement of proposed corporate action

   (1) The corporation may, in or with the dissenters' notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter's payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

   (2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206 (2).

7-113-209. Procedure if dissenter is dissatisfied with payment or offer

   (1) A dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

     (a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

     (b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

     (c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207 (1).

   (2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

7-113-301. Court action

   (1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

   (2) The corporation shall commence the proceeding described in subsection
(1) of this section in the district court of the county in this state where the corporation's principal office is located or, if the corporation has no principal office in this state, in the district court of the county in which its registered office is located. If the corporation is a foreign corporation without a registered office, it shall commence the proceeding in the county where the registered office of the domestic corporation merged into, or whose shares were acquired by, the foreign corporation was located.

   (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, or as provided by law.

   (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

   (5) Each dissenter made a party to the proceeding commenced under subsection
(2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter's shares for which the corporation elected to withhold payment under section 7-113-208.

7-113-302. Court costs and counsel fees

   (1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

   (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

     (a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this article; or

     (b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

   (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

                                                                         Annex D

[LOGO]

                                Lehman Brothers

                                                                   June 15, 2001

Board of Directors
Avert, Inc.
301 Remington Street
Fort Collins, CO 80524

Members of the Board:

   We understand that Avert, Inc. ("Avert" or the "Company") proposes to enter into an agreement with Automatic Data Processing, Inc. ("ADP") pursuant to which a wholly owned subsidiary of ADP ("Merger Sub") will merge with the Company (the "Merger" or the "Proposed Transaction"). Upon effectiveness of the Merger, each issued and outstanding share of common share of the Company will be converted into the right to receive $22.00 in cash. The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger dated June 15, 2001 among Avert, ADP, and Merger Sub (the "Agreement").

   We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company's shareholders of the consideration to be offered to such shareholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction.

   In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction, (2) publicly available information concerning the Company that we believe to be relevant to our analysis, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, (4) a trading history of the Company's common share from June 13, 1998 to June 13, 2001 and a comparison of that trading history with those of other companies that we deemed relevant, (5) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant, (6) the results of efforts to solicit indications of interest from third parties with respect to a purchase of the Company, and (7) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

   In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company, upon advice of the Company we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections. In arriving at our opinion, we have conducted only a limited physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

   Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be offered to the shareholders of the Company in the Proposed Transaction is fair to such shareholders.

   We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. We also have provided investment banking services to ADP in the past and received customary fees for such services. Harvey Krueger, a Vice Chairman of Lehman Brothers, is a director of ADP. In the ordinary course of our business, we actively trade in the equity securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

   This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Proposed Transaction.

                                          Very truly yours,

                                          Lehman Brothers


                                          By: _________________________________
                                          Managing Director

                                     PROXY

--------------------------------------------------------------------------------

                                  AVERT, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                      RECEIPT OF NOTICE OF SPECIAL MEETING
                   AND PROXY STATEMENT HEREBY IS ACKNOWLEDGED

The undersigned hereby constitutes and appoints Dean A. Suposs and Jamie M. Burgat, and each of them, with full power of substitution, as proxies to vote on behalf of the undersigned all shares which the undersigned may be entitled to vote at the Special Meeting of Shareholders to be held at the offices of Baker & Hostetler LLP, 303 East 17th Avenue, Suite 1100, Denver, Colorado, on August 17, 2001, at 9:00 a.m., local time, and at any adjournment or adjournments thereof, upon the following:


1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of June 15, 2001, among Avert, Inc., Automatic Data Processing, Inc. and ADP Colorado, Inc., and the related Plan of Merger, pursuant to which ADP Colorado, Inc. will be merged with and into Avert, Inc. with Avert, Inc. as the surviving corporation, as more fully described in the proxy statement dated July 23, 2001.


                  For [_]   Against [_]   Abstain [_]

2. To consider and vote upon such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO PROPOSAL 1 ABOVE, BUT IF NO SPECIFICATION IS MADE THEY WILL BE VOTED FOR THAT PROPOSAL. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS.

Please mark, date and sign exactly as name appears hereon, including designation as executor, Trustee, etc. if applicable. A corporation must sign in its name by the President or other authorized officer. All co-owners and each joint owner must sign.

Date: __________________________    ________________________________
                                    Signature(s)

                                    Address if different from that on
                                    envelope:

                                    ________________________________
                                    Street Address

                                    ________________________________
                                    City, State and Zip Code

Please check if you intend to be present at the meeting:____